EXHIBIT 99.3

AMENDMENT AND STOCK PURCHASE AGREEMENT

dated as of

April 25, 2001

by and between

XO Communications, Inc.

and

The Investors Listed on the Signature Page Hereto

AMENDMENT AND STOCK PURCHASE AGREEMENT

                        AMENDMENT AND STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of April 25, 2001, by and between XO Communications, Inc., a Delaware corporation (the “Company”), Forstmann Little & Co. Equity Partnership VI, L.P., a Delaware limited partnership (“Equity VI”), Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership VII, L.P., a Delaware limited partnership (“MBO VII”) and FL Fund, L.P., a Delaware limited partnership (“FL Fund” and, together with Equity VI and MBO VII, the “Investors”).

W I T N E S S E T H :

                        WHEREAS, on January 20, 2000, the Investors acquired shares of the Company’s Series C Cumulative Convertible Participating Preferred Stock, par value $.01 per share (the “Series C Preferred Stock”), and shares of the Company’s Series D Convertible Participating Preferred Stock, par value $.01 per share (the “Series D Preferred Stock”), pursuant to (a) the Stock Purchase Agreement, dated as of December 7, 1999, by and between certain of the Investors and the Company (the “1999 Stock Purchase Agreement”) and (b) the Assignment and Assumption Agreement, dated as of January 19, 2000, by and between Equity VI and FL Fund;

                        WHEREAS, on July 6, 2000, the Investors acquired shares of the Company’s Series G Cumulative Convertible Participating Preferred Stock, par value $.01 per share (the “Series G Preferred Stock”), and shares of the Company’s Series H Convertible Participating Preferred Stock, par value $.01 per share (the “Series H Preferred Stock” and, together with the Series C Preferred Stock, the Series D Preferred Stock and the Series G Preferred Stock, the “Preferred Shares”), pursuant to the Stock Purchase Agreement, dated as of June 14, 2000, by and between the Investors and the Company (the “2000 Stock Purchase Agreement”);

                        WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, (a) the Company wishes to sell to Equity VI and Equity VI wishes to purchase from the Company an aggregate of 50 million shares (the “New Common Shares”) of the Company’s Class A Common Stock, par value $.02 per share (the “Class A Common Stock”), and (b) the Investors and the Company desire to amend each of the Certificates of Designation governing the Preferred Shares (the “Certificates of Designation” and, after the effectiveness of such amendments, the “Amended Certificates of Designation”) to reduce the initial conversion price of the Preferred Shares (as such conversion price, in the case of the Series C Preferred Stock and the Series D Preferred Stock, has been adjusted, pursuant to the Agreement and Waiver, dated June 14, 2000, between the Company and the Investors, to give effect to the Stock Dividend (as defined in the 2000 Stock Purchase Agreement)) from $31.625 to $17.00 (such amendments, collectively, the “Amendments”);

                        WHEREAS, simultaneously herewith, (a) certain holders of shares of Common Stock (as hereinafter defined) are executing and delivering to the Company and the Investors an irrevocable consent (the “McCaw Consent”), pursuant to Section 228 of the DGCL, consenting to, and voting in favor of, the approval and adoption of the Amendments and (b) the holders of Preferred Shares are executing and delivering to the Company an irrevocable consent (the “FL Consent”), pursuant to Section 228 of the DGCL and the terms of the Certificates of Designation, consenting to, and voting in favor of, the approval and adoption of the Amendments; and

                        WHEREAS, the Investors and the Company desire to provide for the purchase and sale of the New Common Shares and the Amendments and to establish certain rights and obligations in connection therewith.

                        NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

ARTICLE I

ISSUANCE AND SALE OF NEW COMMON SHARES; AMENDMENTS

1.1.       Issuance, Purchase and Sale; Amendments. Upon the terms and subject to the conditions set forth herein, at the Closing (as hereinafter defined), (a) the Company shall (i) issue and sell to Equity VI and Equity VI shall purchase from the Company the New Common Shares and (ii) file the Amended Certificates of Designation in accordance with the DGCL and (b) the Investors shall pay the Company an aggregate purchase price of $250,000,000 in cash (the “Purchase Price”) in consideration therefor. Except for (w) Section 4.12 of this Agreement, which amends and supersedes Section 4.12 of the 1999 Stock Purchase Agreement and Section 4.12 of the 2000 Stock Purchase Agreement, in each case in their entirety, (x) Section 4.14 of this Agreement, which amends and supersedes Section 4.17 of the 1999 Stock Purchase Agreement and Section 4.17 of the 2000 Stock Purchase Agreement, in each case in their entirety, (y) the Amended Certificates of Designation and (z) the Registration Rights Agreement (as hereinafter defined), which, in each case, shall be effective as of the Closing, nothing contained herein shall be deemed to modify or amend in any respect any of the terms or provisions of the 1999 Stock Purchase Agreement or any transaction document thereunder or the 2000 Stock Purchase Agreement or any transaction document thereunder, all of which continue to be in full force and effect.

1.2.       The Closing; Deliveries. (a) The closing of the purchase and sale of the New Common Shares hereunder and the other transactions contemplated hereby (the “Closing”) shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004 at 9:00 a.m. on the second business day following the satisfaction or waiver of the conditions set forth in Article V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), but no earlier than 20 business days following the date hereof, or at such other place, time and/or date as shall be mutually agreed by the Company and the Investors (the date of the Closing, the “Closing Date”).

                        (b) At the Closing, the Company shall deliver to Equity VI certificates representing the New Common Shares being purchased by Equity VI, each registered in the name of Equity VI or its nominee or designee in such amounts as Equity VI shall specify to the Company prior to the Closing. Delivery of such certificates shall be made against receipt by the Company of the Purchase Price, which shall be paid by wire transfer to an account designated at least three business days prior to the Closing Date by the Company.

1.3.       Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Section 8.1.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                        The Company hereby represents and warrants to the Investors, as of the date hereof and as of the Closing, as follows:

2.1.       Organization; Subsidiaries. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified and licensed as a foreign corporation to do business, and is in good standing (and has paid all relevant franchise or analogous taxes), in each jurisdiction where the character of its assets owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify or be licensed would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

                        (b)       The Company’s Annual Report on Form 10-K for the year ended December 31, 2000 (the “2000 10-K”) and Schedule 2.1(b) set forth a complete and correct list as of the date hereof of each corporation, limited liability company, partnership, business association or other Person with respect to which the Company has, directly or indirectly, ownership of or rights with respect to securities or other interests having the power to elect a majority of such Person’s board of directors or analogous or similar governing body, or otherwise having the power to direct the management, business or policies of that corporation, limited liability company, partnership, business association or other Person which is a “Significant Subsidiary” as defined in Rule 1-02(w) of Regulation S-X (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”). Except as set forth in the 2000 10-K or on Schedule 2.1(b), as of the date hereof (i) the Company owns, either directly or indirectly through one or more Subsidiaries, all of the capital stock or other equity interests of the Significant Subsidiaries free and clear of all liens, charges, claims, security interests, restrictions, options, proxies, voting trusts or other encumbrances (“Encumbrances”) and (ii) there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock or other equity interests of any Significant Subsidiary, or any Commitments of any character whatsoever relating to issued or unissued capital stock or other equity interests of any Significant Subsidiary or pursuant to which any Significant Subsidiary is or may become bound to issue or grant additional shares of its capital stock or other equity interests or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except for any Subsidiaries which are not Significant Subsidiaries and except as set forth in the 2000 10-K or on Schedule 2.1(b), as of the date hereof the Company does not own, directly or indirectly, any interest in any corporation, limited liability company, partnership, business association or other Person.

2.2.       Due Authorization. The Company has all right, corporate power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the other Transaction Documents to which it is a party, the issuance, sale and delivery of the New Common Shares by the Company and the compliance by the Company with each of the provisions of this Agreement and each of the other Transaction Documents to which it is a party (including the reservation and issuance of the Conversion Shares after giving effect to the consummation by the Company of the transactions contemplated hereby) (a) are within the corporate power and authority of the Company, and (b) have been duly authorized by all requisite corporate action of the Company. The McCaw Consent and the FL Consent are sufficient, subject to any notice requirements under the DGCL and compliance with Regulation 14C under the Exchange Act, to approve and adopt the Amendments under the DGCL and the Company’s certificate of incorporation and shall become effective on the 20th day following the mailing of the Information Statement to the Company’s stockholders. The record date for the taking of such action is April 25, 2001. This Agreement has been, and each of the other Transaction Documents to which the Company is a party when executed and delivered by the Company will be, duly and validly executed and delivered by the Company, and this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by the Company will constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and for limitations imposed by general principles of equity. The Conversion Shares have been validly reserved for issuance, and upon issuance, will be duly authorized and validly issued and outstanding, fully paid, and nonassessable. The Company has taken all action necessary to waive, and by its execution hereof does hereby waive, the provisions of Section 4.16 of the 1999 Stock Purchase Agreement and Section 4.16 of the 2000 Stock Purchase Agreement to the extent necessary to permit the Investors to consummate the transactions contemplated by this Agreement and the other Transaction Documents. The terms, designations, powers, preferences and relative participation, optional and other special rights, qualifications, limitations and restrictions of the Preferred Shares, as amended as contemplated hereby to give effect to the Amendments, shall be as set forth in the Amended Certificates of Designation for the Series C Preferred Stock, Series D Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, which are attached to this Agreement as Exhibits 2.2A, 2.2B, 2.2C and 2.2D, respectively. The New Common Shares, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized and validly issued and outstanding, fully paid and nonassessable free and clear of any Encumbrances and not subject to the preemptive or other similar rights of any stockholders of the Company.

2.3.       Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 1,000,000,000 shares of Class A Common Stock, of which 266,498,296 shares are issued and outstanding as of the close of business on April 13, 2001, with any increase since that date being attributable solely to the exercise of outstanding employee stock options and purchases under employee stock plans listed on Schedule 2.3; (ii) 120,000,000 shares of Class B Common Stock, par value $0.02 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), of which 105,414,226 shares are issued and outstanding and (iii) 25,000,000 shares of Preferred Stock, par value $0.01 per share, of which (A) 9,887,027 shares are issued and outstanding as Series A 14% Senior Exchangeable Redeemable Preferred Shares (the “14% Preferred Stock”), (B) 2,122,795 shares are issued and outstanding as Series B 6-1/2% Cumulative Convertible Preferred Stock (the “6 1/2% Preferred Stock”), (C) 584,375 shares are issued and outstanding as Series C Preferred Stock, (D) 265,625 shares are issued and outstanding as Series D Preferred Stock, (E) 215,775 are issued and outstanding as Series E 13 1/2% Senior Redeemable Exchangeable Preferred Stock (the “13 1/2% Preferred Stock”), (F) 56,143 are issued and outstanding as Series F 7% Convertible Redeemable Preferred Stock (the “7% Preferred Stock”), (G) 268,750 shares are issued and outstanding as Series G Preferred Stock and (H) 131,250 shares are issued and outstanding as Series H Preferred Stock (the 6 1/2% Preferred Stock, 14% Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, 13 1/2% Preferred Stock, 7% Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, collectively, the “Existing Preferred Stock”). As of the date hereof, the New Common Shares and the Conversion Shares (calculated after giving effect to the transactions contemplated hereby) would constitute approximately 20.4% percent of the Company’s fully diluted common equity (determined on the basis of all outstanding equity and equity equivalents without giving effect to the exercise price thereof). All of the issued and outstanding shares of Common Stock and Existing Preferred Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable. Except as provided in the 1999 Stock Purchase Agreement or the 2000 Stock Purchase Agreement, no shares of capital stock of the Company are entitled to preemptive or similar rights. Except as set forth on Schedule 2.3, as of the date hereof, there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock of the Company, or any Commitments of any character whatsoever relating to issued or unissued capital stock of the Company or pursuant to which the Company or any of the Subsidiaries is or may become bound to issue or grant additional shares of its capital stock or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except as set forth on Schedule 2.3, as of the date hereof, (i) the Company has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any Person or entity and (ii) there are no voting trusts, stockholders agreements, proxies or other Commitments or understandings in effect to which the Company is a party or of which it has Knowledge with respect to the voting or transfer of any of the outstanding shares of Common Stock or Existing Preferred Stock. Except as se t forth on Schedule 2.3, to the extent that any options, warrants or any of the other rights described above are outstanding, none of the Amendments, the issuance of the New Common Shares or any issuance of Conversion Shares upon conversion of the Preferred Shares will result in an adjustment of the exercise or conversion price or number of shares issuable upon the exercise or conversion of any such options, warrants or other rights.

2.4.       SEC Reports. Except as set forth on Schedule 2.4, the Company has timely filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act and made available to the Investors complete copies of all annual reports, quarterly reports, proxy statements and other reports filed by the Company under the Exchange Act, each as filed with the SEC (collectively, the “SEC Reports”). Except as set forth on Schedule 2.4, each SEC Report was on the date of its filing, in compliance in all material respects with the requirements of its respective report form and the Exchange Act and did not, on the date of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.5.       Financial Statements. The consolidated financial statements of the Company (including any related schedules and/or notes) included in the SEC Reports, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently followed throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in accordance with GAAP the consolidated financial condition, results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries as of the respective dates thereof and for the respective periods then ended (in each case subject, as to interim statements, to the absence of footnotes and as permitted by Form 10-Q and subject to changes resulting from year-end adjustments, none of which are material in amount or effect). Except as set forth on Schedule 2.5 or disclosed in the SEC Reports, neither the Company nor any Subsidiary has any liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise, whether known or unknown, whether due or to become due and regardless of when asserted), except (i) liabilities and obligations in the respective amounts reflected or reserved against in the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 2000 (the “2000 Balance Sheet”) or (ii) liabilities and obligations incurred in the ordinary course of business since December 31, 2000 which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

2.6.       Absence of Certain Changes. Except as set forth on Schedule 2.6 or as disclosed in the SEC Reports and except for financial market and industry conditions affecting the competitive telecommunications industry in the United States generally, since December 31, 2000 neither the Company nor any of the Subsidiaries has (a) suffered any change, event or development or series of changes, events or developments which individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect or an adverse effect on the ability of the Company to perform its obligations under this Agreement or any of the Transaction Documents or (b) been the subject of any Litigation or threatened or commenced investigation by a Governmental Entity that would reasonably be expected to have a Material Adverse Effect.

2.7.       Litigation. (a) Except as set forth on Schedule 2.7(a) or as disclosed in the SEC Reports, there is no claim, action, suit, investigation or proceeding (“Litigation”) pending or, to the Knowledge of the Company, threatened against the Company or any of the Subsidiaries or involving any of their respective properties or assets by or before any court, arbitrator or other Governmental Entity which (i) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or (ii) if resolved adversely to the Company or a Subsidiary would reasonably be expected to have a Material Adverse Effect.

                        (b) Except as set forth on Schedule 2.7(b) or as disclosed in the SEC Reports, neither the Company nor any of the Subsidiaries is in default under or in breach of any order, judgment or decree of any court, arbitrator or other Governmental Entity, and neither the Company nor any of the Subsidiaries is a party or subject to any order, judgment or decree of any court, arbitrator or other Governmental Entity which in either case would reasonably be expected to have a Material Adverse Effect.

2.8.       Consents, No Violations. Except as set forth on Schedule 2.8(a), neither the execution, delivery or performance by the Company of this Agreement or any of the other Transaction Documents to which the Company is a party nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or by-laws or other organizational documents of the Company or any of the Subsidiaries including, without limitation, any of the provisions of the certificates of designation for the Existing Preferred Stock; (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law or (ii) any provision of any agreement or other instrument to which the Company or any of the Subsidiaries is a party or pursuant to which any of them or any of their assets or properties is subject, except, with respect to the matters set forth in this clause (ii), for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations under this Agreement or any of the Transaction Documents to which it is a party; or (c) except for the filings of the Amended Certificates of Designation with the Secretary of State of the State of Delaware or any required filing under the HSR Act, the Exchange Act or the Securities Act, require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity or any other Person on the part of the Company or any of the Subsidiaries. Without limiting the generality of the foregoing (A) no consent or other approval of the holders of Existing Preferred Stock is required in connection with the consummation of the transactions contemplated hereby or the performance by the Company of any of its obligations under this Agreement or any of the Transaction Documents, (B) except as set forth on Schedule 2.8(b), the issuance of the New Common Shares or any Conversion Shares will not result in any anti-dilution or other adjustment to the conversion price or the number of shares of Class A Common Stock issuable upon conversion of any Existing Preferred Stock and (C) the holders of Existing Preferred Stock will not be entitled to exercise any voting rights as a result of any of the provisions contained in this Agreement or any other Transaction Documents.

2.9.       Compliance with Laws. Except as set forth on Schedule 2.9 or as disclosed in the SEC Reports, the Company and the Subsidiaries are in compliance in all material respects with all Laws, and neither the Company nor any Subsidiary has received any notice of any alleged violation of Law applicable to it that could reasonably be expected to have a Material Adverse Effect. The Company holds all material licenses, franchise permits, consents, registrations, certificates, and other governmental or regulatory permits, authorizations or approvals required for the operation of the business as presently conducted and for the ownership, lease or operation of the Company’s and its Subsidiaries’ properties (collectively, “Licenses”). Except as set forth on Schedule 2.9, the Company and the Subsidiaries have all Licenses, and all of such Licenses are valid and in full force and effect, and the Company and the Subsidiaries have duly performed and are in compliance in all material respects with all of their obligations under such Licenses.

2.10.       Commitments. The 2000 10-K (as supplemented by Schedule 2.10) discloses or lists as of the date hereof each contract, agreement, understanding, arrangement and commitment of any nature whatsoever, whether written or oral, including all amendments thereof and supplements thereto (“Commitments”) of the following types to which the Company or any Subsidiary is a party or by or to which the Company or any Subsidiary or any of their properties may be bound or subject: (i) Commitments containing covenants purporting to limit the freedom of the Company or any Subsidiary to compete in any line of business in any geographic area or to hire any individual or group of individuals that could individually or in the aggregate have a Material

Adverse Effect; (ii) written Commitments relating to planned or in process capital expenditures in excess of $20,000,000; (iii) Commitments relating to indentures, mortgages, promissory notes, loan agreements, guarantees, letters of credit or other agreements or instruments of the Company or any Subsidiary involving indebtedness in amounts in excess of $20,000,000; (iv) written Commitments relating to the acquisition or disposition of any operating business or the capital stock of any Person in each case having a purchase price in excess of $10,000,000 that has not been consummated or that has been consummated but contains representations, warranties, covenants, guarantees, indemnities or other obligations that remain in effect; (v) Commitments in respect of any joint venture, partnership or other similar arrangement, but not including any subsidiaries, in each case involving a Commitment of $10,000,000 on the part of the Company; (vi) except for performance bonds, Commitments with any Governmental Entity involving reasonably contemplated annual payments by the Company or any subsidiaries in excess of $7,500,000 and (vii) Commitments relating to interconnection agreements with local carriers and Commitments with resellers, in each case involving payments in 2000, or reasonably expected to involve payments in 2001, in each case in excess of $5,000,000 and material Commitments with customers to the extent such Commitments involve payments in excess of 2% of the Company’s consolidated gross revenues in such years.

2.11.       Brokers or Finders. Except for Morgan Stanley Dean Witter & Co. Incorporated, whose fees will be paid by the Company, upon the consummation of the transactions contemplated by this Agreement, no agent, broker, investment banker or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Company or any of the Subsidiaries in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents.

2.12.       Section 203 of the DGCL; Takeover Statute. The Board of Directors has taken all actions necessary or advisable so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in such Section) will not apply to the execution, delivery or performance of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby. The execution, delivery and performance of this Agreement or any of the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby will not cause to be applicable to the Company any “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statute or regulation enacted under state or federal laws.

2.13.       Offering of New Common Shares. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require, under the Securities Act, the integration of such offering with the offering and sale of the New Common Shares) which might reasonably be expected to subject the offering, issuance or sale of the New Common Shares, as the case may be, to the registration requirements of Section 5 of the Securities Act.

2.14.       Network Assets. The 2000 10-K (as supplemented by Schedule 2.14) sets forth a complete and correct list, as of March 31, 2001, of the metro markets in which the Company owns network assets and related equipment, and the description of the Company’s networks contained therein is complete and correct in all material respects as of such date.

2.15.       Disclosure. Neither this Agreement nor any other Transaction Document, nor any schedule or exhibit hereto or thereto, nor any certificate furnished to the Investors by or on behalf of the Company in connection with the transactions contemplated hereby and thereby, when read in conjunction with the 2000 10-K and the SEC Reports filed at any time after the 2000 10-K was filed with the SEC, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading (for purposes of the preceding sentence, any preliminary document or written information shall be disregarded if a final or updated version of such document or written information was delivered to the Investors by the Company prior to the date hereof). As of the date hereof there is no fact or information relating to the Company and/or any of its Subsidiaries that, to the Company’s Knowledge, would reasonably be expected to be material to the Company and its Subsidiaries and that has not been described in the SEC Reports or otherwise disclosed to the Investors.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

                        Each Investor, as to those representations and warranties that are applicable to such Investor, hereby represents and warrants to the Company, severally and not jointly, as of the date hereof and as of the Closing, as follows:

3.1.       Acquisition for Investment. Equity VI is acquiring the New Common Shares, for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

3.2.       Restricted Securities. Equity VI understands that (i) the New Common Shares have not been registered under the Securities Act or any state securities laws by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and (ii) the New Common Shares may not be sold or otherwise disposed of unless such sale or disposition is registered under the Securities Act and applicable state securities laws or such sale or other disposition is exempt from registration thereunder.

3.3.       No Brokers or Finders. No agent, broker, investment banker or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Investors in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

3.4.       Accredited Investor. Equity VI is an “accredited investor” (as defined in Rule 501(a) under the Securities Act). Equity VI has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the New Common Shares and is capable of bearing the economic risks of such investment.

3.5.       Organization. Such Investor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as it is now being conducted.

3.6.       Due Authorization. Such Investor has all right, power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Investor of this Agreement and the other Transaction Documents to which it is a party and the consummation by such Investor of the transactions contemplated hereby and thereby (a) are within the power and authority of such Investor and (b) have been duly authorized by all necessary action on the part of such Investor. This Agreement constitutes, and each of the other Transaction Documents to which it is a party will constitute upon execution and delivery by such Investor, a valid and binding agreement of such Investor enforceable against such Investor in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and for limitations imposed by general principles of equity.

3.7.       Consents, No Violations. Neither the execution, delivery or performance by such Investor of this Agreement and the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a breach or a violation of, any provision of the organizational documents of such Investor; (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law, or (ii) any Commitment of such Investor, or to which such Investor or any of its assets or properties is subject, except, with respect to the matters set forth in clause (ii), for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not have a material adverse effect on the ability of such Investor to consummate the transactions contemplated hereby; or (c) except for any required filing under the HSR Act, require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity or any other Person on the part of the Investor.

3.8.       Availability of Funds. Equity VI has available sufficient funds to pay the Purchase Price.

3.9.       Litigation. There is no Litigation pending or, to the knowledge of such Investor, threatened against such Investor or any of its Affiliates or involving any of its properties or assets by or before any court, arbitrator or other Governmental Entity which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

ARTICLE IV

COVENANTS

4.1.       Conduct of Business by the Company Pending the Closing. The Company covenants and agrees that, except as set forth in Schedule 4.1, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, unless the Investors otherwise agree in writing, the Company shall, and shall cause each of the Subsidiaries to, (i) conduct its business only in the ordinary course and consistent with past practice; (ii) use reasonable best efforts to preserve and maintain its assets and properties and its relationships with its customers, suppliers, advertisers, distributors, agents, officers and employees and other Persons with which it has significant business relationships; (iii) use reasonable best efforts to maintain all of the material assets it owns or uses in the ordinary course of business consistent with past practice; (iv) use reasonable best efforts to preserve the goodwill and ongoing operations of its business; (v) maintain its books and records in the usual, regular and ordinary manner, on a basis consistent with past practice; and (vi) comply in all material respects with applicable Laws. Except as expressly contemplated by this Agreement or as set forth on Schedule 4.1, between the date of this Agreement and the Closing, the Company shall not, and shall cause each of the Subsidiaries not to, do any of the following without the prior written consent of the Investors:

(a)	(i) issue any debt securities, (ii) incur any additional indebtedness (other than borrowings under the Credit Facility referred to in the 2000 10-K, in accordance with the terms thereof), (iii) assume, grant, guarantee or endorse, or make any other accommodation or arrangement making the Company or any Subsidiary responsible for, any liabilities or other obligations of any other Person or (iv) make any loans, advances or capital contributions to, or investments in, any Person;

(b)	change any method of accounting or accounting practice used by the Company or any Subsidiary, other than such changes required by GAAP;

(c)	repurchase, redeem or otherwise acquire or exchange any share of Common Stock or other equity interests other than in accordance with the terms of the Existing Preferred Stock and Class B Common Stock; except for issuances of Class A Common Stock pursuant to the exercise of options to purchase Class A Common Stock outstanding on the date hereof and listed on Schedule 2.3 or options issued in compliance with this clause (c), issue or sell any additional shares of the capital stock of, or other equity interests in, the Company or any Subsidiary, or securities convertible into or exchangeable for such shares or other equity interests, or issue or grant any subscription rights, options, warrants or other rights of any character relating to shares of such capital stock, such other equity interests or such securities, other than options to purchase Class A Common Stock granted after the date hereof in the ordinary course of business under the Company’s existing stock option plans; or, except for dividends required to be paid on the Existing Preferred Stock, declare, set aside, make or pay any dividend, or make any distribution, in respect of any shares of capital stock of the Company;

(d)	amend (i) the Company’s Certificate of Incorporation, by-laws or other organizational documents or (ii) any Subsidiary’s charter, by-laws or other organizational documents except with respect to the adoption and filing of the Amended Certificates of Designation;

(e)	take any action that is reasonably likely to result in (i) any of the representations and warranties set forth in Article II becoming false or inaccurate in any material respect as of the Closing Date or (ii) any of the conditions to the obligations of the Investors set forth in Section 5.2 not being satisfied; or

(f)	agree to take any of the actions restricted by this Section 4.1.

4.2.       Press Releases; Interim Public Filings. The Company shall, and shall cause each Subsidiary to, deliver to the Investors complete and correct copies of all press releases and public filings made between the date hereof and the Closing Date, and, to the extent any such press releases refer to the Investors or their Affiliates, shall give the Investors the reasonable opportunity to review and comment on such releases and filings (on a strictly confidential basis until such information is released), in each case prior to release in the form in which it will be issued.

4.3.       HSR Act. Each of the Investors and the Company shall cooperate in making filings under the HSR Act and shall use its reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using its reasonable best efforts to resolve such objections, if any, as the Antitrust Division of the Department of Justice or the Federal Trade Commission or state antitrust enforcement or other Governmental Entities may assert under antitrust Laws with respect to the transactions contemplated hereby.

4.4.       Consents; Approvals. The Company shall use its reasonable best efforts to obtain all consents, waivers, exemptions, approvals, authorizations or orders (collectively, “Consents”) required in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents (including, without limitation (i) all Consents required to avoid any breach, violation, default, encumbrance or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration of any material agreement or instrument to which the Company or any Significant Subsidiary is a party or by which any of their material assets are bound, (ii) all Consents pursuant to the Company’s or any Subsidiary’s financing documents, including without limitation, all indentures and credit agreements of the Company or any Subsidiary, and (iii) all United States and foreign governmental and regulatory rulings and approvals). The Company also shall use its reasonable best efforts to obtain all necessary state securities laws or blue sky permits and approvals required to carry out the transactions contemplated hereby and shall furnish all information as may be reasonably requested in connection with any such action.

4.5.       Listing. The Company shall use its reasonable best efforts to continue to have its Class A Common Stock listed on the NASDAQ National Market System (the “NMS”) or a national securities exchange for so long as any New Common Shares or any Conversion Shares are outstanding and held by any of the Investors. Prior to the Closing, the Company shall prepare and submit to the NMS a listing application covering the New Common Shares and the Conversion Shares and shall obtain approval for the listing of such shares, subject to official notice of issuance.

4.6.       Board Representation; VCOC. (a) If, at any time after the date hereof, the holders of Preferred Shares shall cease for any reason to have the right to elect at least one director to the Board of Directors, then, for so long as the Investors shall beneficially own at least 10,000,000 shares of Class A Common Stock (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Company), Equity VI shall be entitled to designate one director (the “Investor Designee”) as a nominee for election to the Board of Directors. At any time Equity VI shall be entitled to designate an Investor Designee (or a replacement therefor), the Company shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board of Directors to contain such Investor Designee and use its reasonable best efforts to have such Investor Designee elected to the Board of Directors. At any time an Investor Designee resigns, dies or is removed in accordance with applicable law and the Company’s by-laws, Equity VI shall have the right to designate a replacement director for such Investor Designee and the Company shall exercise all authority under applicable law to cause such replacement director to be duly elected as a director of the Company.

(b)       If, at any time after the date hereof, the holders of Preferred Shares shall cease for any reason to have the right to elect at least one director to the Board of Directors or to designate a non-voting board observer and Equity VI shall either (i) cease to have the right to designate a nominee for election to the Board of Directors pursuant to paragraph (a) above or (ii) exercise the right to designate a nominee for election to the Board of Directors pursuant to paragraph (a) above and such nominee fails to be so elected, then, for so long as Equity VI shall own a number of New Common Shares that gives rise, in the reasonable judgment of Equity VI, to VCOC requirements, Equity VI shall be entitled to designate one non-voting board observer to the Board of Directors. Any non-voting board observer designated by Equity VI pursuant to this Section 4.6(b) shall have the rights as agreed to with the Company; provided, that the Company and Equity VI shall confer in good faith and agree upon reasonable, mutually satisfactory management rights that satisfy the requirement of contractual management rights under the Department of Labor’s “plan assets” regulation. In addition, if at any time Equity VI or MBO VII shall be entitled (whether pursuant to this Agreement or pursuant to any certificate of designation) to designate a non-voting observer to the Board of Directors, such non-voting observer shall have the right to routinely consult with and advise management of the Company with respect to the Company’s business and financial matters, but only to the extent, in the reasonable judgment of Equity VI or MBO VII, such right is required to comply with the VCOC regulations as in effect at the time, or with any successor provisions, as the case may be.

                        (c) If requested by the Company, the Company, the Investors and each director elected by the holders of the Preferred Shares, each Investor Designee and each non-voting board observer designated by the holders of the Preferred Shares or by Equity VI pursuant to Section 4.6(b) of this Agreement shall enter into a confidentiality agreement, in the form attached as Exhibit 4.6(a) to the 2000 Stock Purchase Agreement, prior to the time such person commences serving on the Board of Directors or as an observer to the Board of Directors, as applicable.

4.7.       Amended Certificates of Designation. The Company shall, prior to or concurrently with the Closing, cause the Amended Certificates of Designation to be duly filed with the Secretary of State of the State of Delaware.

4.8.       Cooperation. Each of the Investors and the Company agrees to use its reasonable best efforts to take, or cause to be taken, all such further actions as shall be necessary to make effective and consummate the transactions contemplated by this Agreement.

4.9.       Access to Property; Records. Between the date hereof and the Closing the Company shall afford the Investors and their employees, counsel, accountants, partners, members, investors, and other authorized representatives reasonable access, upon notice, during normal business hours, to the assets, properties, offices and other facilities, Commitments and books and records of the Company and of the Subsidiaries, and to the outside auditors of the Company and their work papers relating to the Company and the Subsidiaries. All such information shall be held in confidence in accordance with the terms of the Confidentiality Agreement. The parties hereto agree that no investigation by the Investors or their representatives shall affect or limit the scope of the representations and warranties of the Company contained in this Agreement or in any other Transaction Document delivered pursuant hereto or limit the liability for breach of any such representation or warranty.

4.10.       Reserve Shares. The Company will at all times reserve and keep available, solely for issuance and delivery upon conversion of all outstanding Preferred Shares, the number of shares of Class A Common Stock from time to time issuable upon conversion of all shares of the Preferred Shares at the time outstanding. All shares of Class A

Common Stock issuable upon conversion of the Preferred Shares shall be duly authorized and, when issued upon such conversion or exercise, shall be validly issued, fully paid and nonassessable.

4.11.       Use of Proceeds. The proceeds received by the Company hereunder shall be used by the Company as set forth on Schedule 4.11.

4.12.       Incurrence of Debt. For so long as the Investors are entitled to elect a director to the Board of Directors pursuant to the Amended Certificates of Designation or are entitled to designate a nominee for election to the Board of Directors pursuant to Section 4.6(a) of this Agreement, the Company agrees that at such time as the Standard & Poor’s rating of the Company’s senior unsecured debt obligations falls below CCC+ and for such period of time as such down-grade continues, the Company will not, and will not permit any of its Subsidiaries to, incur any Indebtedness not permitted by the Indenture, dated as of November 17, 1999, between the Company and United States Trust Company of New York, as Trustee (the “Indenture”), relating to the Exchange Notes styled 10 1/2% Senior Notes due 2009 (capitalized terms being used in this Section 4.12 as defined in the Indenture).

4.13.       Information Statement. As promptly as reasonably practicable after the date hereof, the Company shall take all steps within its control required under Section 228 of the DGCL and Regulation 14C promulgated under the Exchange Act to cause the approval and adoption of the Amendments to become effective under the DGCL. Without limiting the generality of the foregoing, the Investors and the Company shall cooperate and promptly prepare and the Company shall file with the SEC as soon as practicable an information statement with respect to the Amendments (the “Information Statement”). The Company will cause the Information Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and Regulation 14C thereunder. The Company shall use its reasonable best efforts, and the Investors will cooperate with the Company, to have the Information Statement cleared by the SEC as promptly as practicable. The Company will provide the Investors with a copy of the preliminary Information Statement and all modifications thereto prior to filing or delivery to the SEC and will consult with the Investors in connection therewith. The Company shall, as promptly as practicable, (i) notify the Investors of any comments (other than immaterial comments) received from the SEC with respect to the Information Statement and of any request by the SEC for amendments or supplements to the Information Statement or for additional information, (ii) provide the Investors with copies of all correspondence between the Company and the SEC with respect to the Information Statement and (iii) advise the Investors of any verbal or telephonic comments received from the SEC with respect to the Information Statement. The Company shall mail the Information Statement to its stockholders as soon as practicable following the clearance of the Information Statement with the SEC. The Company agrees that the Information Statement and each amendment or supplement thereto at the time of mailing thereof will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning the Investors furnished to the Company by the Investors specifically for use in the Information Statement. No amendment or supplement to the Information Statement will be made by the Company without the approval of the Investors (not to be unreasonably withheld or delayed).

4.14.       Transactions with Affiliates. For so long as (A) Equity VI is a holder of any New Common Shares, (B) the Investors are entitled to elect a director to the Board of Directors pursuant to the Amended Certificates of Designation or Equity VI is entitled to designate a nominee for election to the Board of Directors pursuant to Section 4.6(a) of this Agreement and (C) unless the Company is in breach of its obligations under Section 4.6(a) of this Agreement, such Person elected by the Investors or designated by Equity VI is a member of the Board of Directors, the Company shall not, authorize or engage in, either in one or a series of related transactions, any purchase or sale of stock, any purchase or sale of assets, any merger, consolidation or other business combination transaction, in each case valued in excess of $50 million, with or involving Craig O. McCaw, Wendy P. McCaw or any of his or her Affiliates other than the Company or the Subsidiaries (“Affiliated Parties”) unless any such transaction is approved and authorized by a special committee of the Board of Directors, consisting of at least one such director, if any, elected by the Investors or designated for election by Equity VI and other disinterested directors (within the meaning of Section 144 of the Delaware General Corporation Law) constituted for the purpose of negotiating, evaluating, approving and authorizing the Company to engage in any such transaction. The provisions of this Section 4.14 shall also apply to transactions between Affiliated Parties and the Company’s Subsidiaries on the same basis as they apply to transactions between Affiliated Parties and the Company.

ARTICLE V

CONDITIONS

5.1.       Conditions to Obligations of the Investors and the Company. The respective obligations of the Investors and the Company to consummate the transactions contemplated hereby are subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                        (a)      No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits the consummation of the transactions contemplated hereby; and

                        (b)      Any waiting period (and any extension thereof) under the HSR Act applicable to this Agreement and the transactions contemplated hereby shall have expired or been terminated.

5.2.       Conditions to Obligations of the Investors. The obligations of the Investors to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                        (a)      Each of the representations and warranties of the Company contained in this Agreement shall be true and correct when made and as of the Closing (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct as of such date), except for failures to be true and correct which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect;

                        (b)       The Company shall have performed, satisfied and complied in all material respects with all of its covenants and agreements set forth in this Agreement to be performed, satisfied and complied with prior to or at the Closing;

                        (c)       The Company shall have delivered to the Investors an officer’s certificate certifying as to the Company’s compliance with the conditions set forth in clauses (a) and (b) of this Section 5.2;

                        (d)       The Company shall have executed and delivered the Second Amended and Restated Registration Rights Agreement in the form of Exhibit 5.2(d) hereto (the “Registration Rights Agreement”), and the Registration Rights Agreement shall be in full force and effect;

                        (e)       The Amended Certificates of Designation shall have been duly approved and adopted by the common stockholders of the Company pursuant to Section 228 of the DGCL and the Amended Certificates of Designation shall have been duly filed with the Secretary of State of the State of Delaware in accordance with the laws of the State of Delaware and the Amended Certificates of Designation shall be in full force and effect;

                        (f)       All Conversion Shares and the New Common Shares shall have been duly authorized and reserved for issuance and such Conversion Shares and the New Common Shares shall have been approved for listing on the NMS, subject to official notice of issuance;

                        (g)       The Investors shall have received an opinion of Willkie Farr & Gallagher, outside counsel to the Company, with respect to the due incorporation, due authorization, validity of the New Common Shares, the valid and binding nature of this Agreement and the Securities Act exemption of the transactions contemplated hereby, the Registration Rights Agreement and the Amended Certificates of Designation; and

                        (h)       Since the date hereof, there shall not have occurred (i)  any event, circumstances, condition, fact, effect, or other matter which has had or would reasonably be expected to have a material adverse effect (x) on the business, assets, financial condition, prospects, or results of operations of the Company and its Subsidiaries taken as a whole or (y) on the ability of the Company and such Subsidiaries to perform on a timely basis any material obligation under this Agreement or to consummate the transactions contemplated hereby; or (ii) any material disruption of or material adverse change in financial, banking or capital market conditions.

5.3.       Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                  (a)       Each of the representations and warranties of each of the Investors contained in this Agreement shall be true and correct when made and as of the Closing (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct as of such date), except for failures to be true and correct which individually or in the aggregate would not have a material adverse effect on the ability of each of the Investors to consummate the transactions contemplated hereby;

                  (b)       Each of the Investors shall have performed, satisfied and complied in all material respects with all of their covenants and agreements set forth in this Agreement to be performed, satisfied and complied with prior to or at the Closing Date;

                  (c)       Each of the Investors shall have delivered to the Company an officer’s certificate certifying as to such Investor’s compliance with the conditions set forth in clauses (a) and (b) of this Section 5.3;

                  (d)       The Company shall have received an opinion reasonably acceptable to the Company from Fried, Frank, Harris, Shriver & Jacobson, outside counsel to the Investors, with respect to non-contravention, due formation, due authorization, and the valid and binding nature of this Agreement and the Registration Rights Agreement; and

                  (e)       Each of the Investors shall have executed and delivered the Registration Rights Agreement.

ARTICLE VI

TERMINATION

6.1.       Termination. This Agreement may be terminated at any time prior to the Closing:

                        (a)       by mutual written agreement of the Company and the Investors; or

                        (b)       by either the Investors or the Company if the Closing shall not have been consummated on or before July 31, 2001 (provided that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date); or

                        (c)       by either the Investors or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

6.2.       Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto (or any stockholder, director, officer, partner, employee, agent, consultant or representative of such party) except as set forth in this Section 6.2, provided that nothing contained in this Agreement shall relieve any party from liability for any breach of this Agreement and provided further that Sections 8.2, 8.3, 8.13, 8.14 and 8.15 shall survive termination of this Agreement.

ARTICLE VII

INDEMNIFICATION

7.1.       Survival. The representations and warranties of the parties hereto contained in this Agreement or in any of the other Transaction Documents shall expire on the 18-month anniversary of the Closing Date, except that the representations and warranties set forth in Sections 2.1(a), 2.2, 2.3, 3.5 and 3.6 shall survive indefinitely. After the expiration of such periods, any claim by a party hereto based upon any such representation or warranty shall be of no further force and effect, except to the extent a party has asserted a claim in accordance with this Article VII for breach of any such representation or warranty prior to the expiration of such period, in which event any representation or warranty to which such claim relates shall survive with respect to such claim until such claim is resolved as provided in this Article VII. The covenants and agreements of the parties hereto contained in this Agreement in any of the other Transaction Documents shall survive the Closing until performed in accordance with their terms.

7.2.       Indemnification. (a) The Company shall indemnify, defend and hold harmless the Investors, their Affiliates, and their respective officers, directors, partners, members, employees, agents, representatives, successors and assigns (each an “Investor Indemnified Person”) from and against all Losses incurred or suffered by an Investor Indemnified Person (whether incurred or suffered directly or indirectly through ownership of Preferred Shares or Shares or, subject to the last sentence of this subsection (a), otherwise) arising from (i) the breach of any of the representations or warranties made by the Company in this Agreement or any other Transaction Document or (ii) the breach of any covenant or agreement made by the Company in this Agreement or any other Transaction Document. Notwithstanding the foregoing, (A) no claim may be made against the Company for indemnification pursuant to Section 7.2(a)(i) unless the aggregate liability of the Company exceeds $2.5 million, and the Company shall then only be liable for Losses in excess of such amount and (B) the Company’s maximum liability for indemnification pursuant to Section 7.2(a)(i) shall not exceed $62.5 million. For the avoidance of doubt, the Company and the Investors agree that Losses under this Section 7(a) shall mean all Losses suffered or incurred by an Investor Indemnified Person in connection with the transactions contemplated by this Agreement and/or the other Transaction Documents and shall not be deemed to include any Losses in connection with any of the transactions contemplated by the 1999 Stock Purchase Agreement or the transaction documents thereunder or the 2000 Stock Purchase Agreement or the transaction documents thereunder.

                  (b)       The Investors shall indemnify, defend and hold harmless the Company, its Affiliates, and their respective officers, directors, partners, members, employees, agents, representatives, successors and assigns (each a “Company Indemnified Person”) from and against all Losses incurred or suffered by a Company Indemnified Person arising from (i) the breach of any of the representations or warranties made by the Investors in this Agreement or any other Transaction Document or (ii) the breach of any covenant or agreement made by the Investors in this Agreement or any other Transaction Document. Notwithstanding the foregoing, (A) no claim may be made against the Investors for indemnification pursuant to Section 7.2(b)(i) unless the aggregate liability of the Investors exceeds $2.5 million, and the Investors shall then only be liable for Losses in excess of such amount and (B) the Investors’ maximum liability for indemnification pursuant to Section 7.2(b)(i) shall not exceed $62.5 million.

                  (c)       A party seeking indemnification under this Section 7.2 shall, promptly upon becoming aware of the facts indicating that a claim for indemnification may be warranted and in any event prior to the end of the applicable survival period under Section 7.1, give to the party from whom indemnification is being sought a notice of claim relating to such Loss (a “Claim Notice”). Each Claim Notice shall specify the nature of the claim, the applicable provision(s) of this Agreement or other instrument under which the claim for indemnity arises, and, if possible, the amount or the estimated amount thereof. No failure or delay in giving a Claim Notice (so long as the same is given prior to expiration of the representation or warranty upon which the claim is based) and no failure to include any specific information relating to the claim (such as the amount or estimated amount thereof) or any reference to any provision of this Agreement or other instrument under which the claim arises shall affect the obligation of the party from whom indemnification is sought.

7.3.       Inspections; No Other Representations. The Investors are informed and sophisticated purchasers, and have undertaken such investigation and have been provided with and have evaluated such documents and information as they deem necessary to enable them to make an informed decision with respect to the execution, delivery and performance of this Agreement. Each Investor will undertake prior to the Closing such further investigation and request such additional documents and information as it deems necessary. Each Investor agrees to accept the New Common Shares based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf or imputed to the Company, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, each Investor acknowledges that the Company makes no representation or warranty with respect to any projections, estimates or budgets delivered to or made available to the Investors of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and its Subsidiaries or the future business and operations of the Company and the Subsidiaries except as expressly set forth in this Agreement.

7.4.       Exclusivity. Except as specifically set forth in this Agreement and except in the case of fraud, effective as of the Closing, each party hereby waives any rights and claims such party may have against the other party hereto, whether in law or in equity, relating to any breach of any representation or warranty by any party hereunder. After the Closing, Sections 7.1, 7.2(a) and 7.2(b) will provide the exclusive remedy for any misrepresentation or breach of warranty, except in the case of fraud.

ARTICLE VIII

MISCELLANEOUS

8.1.       Defined Terms; Interpretations. The following terms, as used herein, shall have the following meanings:

                         “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                         “Affiliated Parties” shall have the meaning ascribed thereto in Section 4.14.

                         “Agreement” shall have the meaning ascribed thereto in the preamble.

                        “Amended Certificates of Designation” shall have the meaning ascribed thereto in the recitals.

                        “Amendments” shall have the meaning ascribed thereto in the recitals.

                        “Board of Directors” shall mean the Board of Directors of the Company.

                        “Certificates of Designation” shall have the meaning ascribed thereto in the recitals.

                        “Claim Notice” shall have the meaning ascribed thereto in Section 7.2(c).

                        “Class A Common Stock” shall have the meaning ascribed thereto in the recitals.

                        “Class B Common Stock” shall have the meaning ascribed thereto in Section 2.3.

                        “Closing” shall have the meaning ascribed thereto in Section 1.2(a).

“Closing Date” shall have the meaning ascribed thereto in Section 1.2(a).

“Commitments” shall have the meaning ascribed thereto in Section 2.10.

                         “Common Stock” shall have the meaning ascribed thereto in Section 2.3 and shall include, as the context may require, Class A Common Stock, Class B Common Stock and all Common Stock now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Company which may be exchanged for or converted into Common Stock, and any and all securities of any kind whatsoever of the Company which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

                        “Company” shall have the meaning ascribed thereto in the preamble.

                        “Company Indemnified Person” shall have the meaning ascribed thereto in Section 7.2(b).

                        “Confidentiality Agreement” shall have the meaning ascribed thereto in Section 8.7.

                        “Consents” shall have the meaning ascribed thereto in Section 4.4.

                        “Conversion Shares” shall mean shares of Class A Common Stock issuable upon conversion of the Preferred Shares, and any and all securities of any kind whatsoever of the Company which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Class A Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

                        “DGCL” shall mean the Delaware General Corporation Law.

                        “Encumbrances” shall have the meaning ascribed thereto in Section 2.1(b).

                        “Equity VI” shall have the meaning ascribed thereto in the preamble.

                        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

                        “Existing Preferred Stock” shall have the meaning ascribed thereto in Section 2.3.

“FL Consent” shall have the meaning ascribed thereto in the recitals.

“FL Fund” shall have the meaning ascribed thereto in the preamble.

                        “14% Preferred Stock” shall have the meaning ascribed thereto in Section 2.3.

                        “GAAP” shall have the meaning ascribed thereto in Section 2.5.

                        “Governmental Entity” shall mean any supernational, national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.

                        “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

                        “Indenture” shall have the meaning ascribed thereto in Section 4.12.

                        “Information Statement” shall have the meaning ascribed thereto in Section 4.13.

                        “Investor Designee” shall have the meaning ascribed thereto in Section 4.6(a).

                        “Investors” shall have the meaning ascribed thereto in the preamble.

                        “Investor Indemnified Person” shall have the meaning ascribed thereto in Section 7.2(a).

                        “Knowledge”, with respect to the Company, shall mean the knowledge of Daniel F. Akerson, Craig O. McCaw, Peter Campbell, Gary D. Begeman, Douglas Carter, Noelle Beams, R. Gerard Salemme, Dennis O’Connell, Dennis Weibling, Nate Davis and Wayne Rehberger, and the knowledge that any of the foregoing persons would have after due and reasonable inquiry and investigation.

                        “Laws” shall include all foreign, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, judgments, decrees and bodies of law.

                        “Licenses” shall have the meaning ascribed thereto in Section 2.9.

                        “Litigation” shall have the meaning ascribed thereto in Section 2.7.

                        “Losses” shall mean each and all of the following items: claims, losses, (including, without limitation, losses of earnings) liabilities, obligations, payments, damages (actual or punitive but not consequential), charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and fees, expenses and disbursements of counsel, consultants and other experts).

                        “Material Adverse Effect” shall mean a material adverse effect on the properties, business, prospects, operations, results of operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

                        “MBO VII” shall have the meaning ascribed thereto in the preamble.

                        “McCaw Consent” shall have the meaning ascribed thereto in the recitals.

                        “New Common Shares” shall have the meaning ascribed thereto in the recitals.

                        “1999 Stock Purchase Agreement” shall have the meaning ascribed thereto in the recitals.

                        “NMS” shall have the meaning ascribed thereto in Section 4.5.

                        “Person” shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

                        “Preferred Shares” shall have the meaning ascribed thereto in the recitals.

                        “Purchase Price” shall have the meaning ascribed thereto in Section 1.1.

                        “Registration Rights Agreement” shall have the meaning ascribed thereto in Section 5.2(d).

                        “SEC” shall mean the Securities and Exchange Commission.

                        “SEC Reports” shall have the meaning ascribed thereto in Section 2.4.

                        “Securities Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of such successor federal statute.

                        “Series C Preferred Stock” shall have the meaning ascribed thereto in the recitals.

                        “Series D Preferred Stock” shall have the meaning ascribed thereto in the recitals.

                        “Series G Preferred Stock” shall have the meaning ascribed thereto in the recitals.

                        “Series H Preferred Stock” shall have the meanings ascribed thereto in the recitals.

                        “7% Preferred Stock” shall have the meaning ascribed thereto in Section 2.3.

                        “Significant Subsidiaries” shall have the meaning ascribed thereto in Section 2.1(b).

                        “6 1/2% Preferred Stock” shall have the meaning ascribed thereto in Section 2.3.

                        “Subsidiaries” shall mean the collective reference to the Significant Subsidiaries and all other direct or indirect subsidiaries of the Company.

                        “13 1/2% Preferred Stock” shall have the meaning ascribed thereto in Section 2.3.

                        “Transaction Documents” shall mean this Agreement, the Amended Certificates of Designation, the McCaw Consent, the FL Consent, the Registration Rights Agreement and all other contracts, agreements, schedules, certificates and other documents being delivered pursuant to or in connection with this Agreement or such other documents or the transactions contemplated hereby or thereby.

                        “2000 Balance Sheet” shall have the meaning ascribed thereto in Section 2.5.

                        “2000 Stock Purchase Agreement” shall have the meaning ascribed thereto in the recitals.

                        “2000 10-K” shall have the meaning ascribed thereto in Section 2.1(b).

8.2.       Fees and Expenses. At the Closing, the Company shall pay, or reimburse the Investors for, all reasonable costs and expenses incurred by the Investors in connection with the negotiation, execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereby. The Company shall pay its own expenses incurred in connection with the negotiation, execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereby.

8.3.       Public Announcements. The Investors and the Company shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and neither shall issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by Law if it has used all reasonable efforts to consult with the other party prior thereto.

8.4.       Restrictive Legends. No New Common Shares may be transferred without registration under the Securities Act and applicable state securities laws unless counsel to the Company shall advise the Company that such transfer may be effected without such registration. Each certificate representing any of the foregoing shall bear legends in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE
SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN
EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND
APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE
EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT
OR SUCH LAWS

8.5.       Further Assurances. At any time or from time to time after the Closing, the Company, on the one hand, and the Investors, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby or by the other Transaction Documents and to otherwise carry out the intent of the parties hereunder or thereunder.

8.6.       Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Investors and the respective successors, permitted assigns, heirs and personal representatives of the Company and the Investors, provided that, the Company may not assign its rights or obligations under this Agreement to any Person without the prior written consent of the Investors, and provided further that the Investors may not assign their rights or obligations under this Agreement to any Person (other than an Affiliate) without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.

8.7.       Entire Agreement. This Agreement and the other Transaction Documents, the Letter Agreement, dated as of the date hereof, between the Company and Equity VI, the 1999 Stock Purchase Agreement and the transaction documents thereunder and the 2000 Stock Purchase Agreement and the transaction documents thereunder contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto; provided that the Confidentiality Agreement between the parties (or their Affiliates) will remain in full force and effect in accordance with its terms (the “Confidentiality Agreement”).

8.8.       Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

(i)	if to the Company, to:

XO Communications, Inc.
11111 Sunset Hills Road
Reston, VA 20190
Attn: Gary D. Begeman, Esq.

with a copy to:

Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019
Attn: Bruce R. Kraus, Esq.

(ii)	if to the Investors, to:

c/o Forstmann Little & Co.
767 Fifth Avenue
New York, NY 10153
Attention: Sandra J. Horbach

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, NY 10004
Telecopy: (212) 859-8587
Attention: Robert C. Schwenkel, Esq.

                        All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice).

8.9.         Amendments. The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, in a writing executed and delivered by the Company and the Investors. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

8.10.       Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.11.       Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

8.12.       Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

8.13.       GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

8.14.       Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any Litigation arising out of or relating to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby (and agrees not to commence any Litigation relating hereto or thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

8.15.       WAIVER OF JURY TRIAL. THE COMPANY AND THE INVESTORS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF

ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

8.16.       Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Investors

FORSTMANN LITTLE & CO. EQUITY PARTNERSHIP VI, L.P.

By:	FLC XXXII Partnership, L.P. its general partner

By:	s/ Sandra J. Horbach

Sandra J. Horbach, a general partner

FORSTMANN LITTLE & CO. SUBORDINATED DEBT AND EQUITY MANAGEMENT BUYOUT PARTNERSHIP VII, L.P.

By:	FLC XXXIII Partnership its general partner

By:	s/ Sandra J. Horbach

Sandra J. Horbach, a general partner

FL FUND, L.P.

By:	FLC XXXI Partnership, L.P. its general partner

By:	FLC XXIX Partnership, L.P. a general partner

By:	s/ Sandra J. Horbach

Sandra J. Horbach, a general partner

XO COMMUNICATIONS, INC.

By: s/ Daniel F. Akerson Name: Daniel F. Akerson Title: Chairman and Chief Executive Officer

Exhibit 2.2A

XO COMMUNICATIONS, INC.

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF THE POWERS,
PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER
SPECIAL RIGHTS OF SERIES C CUMULATIVE CONVERTIBLE PARTICIPATING
PREFERRED STOCK AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS
THEREOF

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

                        1.       Number and Designation. 584,375 shares of the Preferred Stock of the Corporation shall constitute a series designated as “Series C Cumulative Convertible Participating Preferred Stock” (the “Series C Preferred Stock”).

                        2.       Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

                        “Board of Directors” means the Board of Directors of the Corporation.

                        “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York City, New York generally are authorized or required by law or other governmental actions to close.

                        “Capital Stock” means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such person’s capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

                        “Change of Control” will be deemed to have occurred at such time as any of the following occur: (i) any person or any persons acting together that would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto (other than Eagle River, Craig O. McCaw, Wendy P. McCaw and their respective affiliates or an underwriter engaged in a firm commitment underwriting on behalf of the Corporation), shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) more than 50% of the aggregate voting power of all classes of Voting Stock of the Corporation, (ii) neither Mr. Craig O. McCaw nor any person designated by him to the Corporation as acting on his behalf shall be a director of the Corporation, or (iii) from and after the date on which the Corporation has redeemed indefeasibly or defeased in full its obligations in respect of its 12-1/2% Senior Notes due April 15, 2006 or defeased the covenants applicable thereto in accordance with their terms, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the shareholders of the Corporation was proposed by a vote of a majority of the directors of the

Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

(a)	“Class A Common Stock” means any shares of the Corporation’s Class A Common Stock, par value $.02 per share, now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Corporation which may be exchanged for or converted into Class A Common Stock, any and all securities of any kind whatsoever of the Corporation which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Class A Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Corporation or otherwise.

                        “Common Stock” means the Corporation’s Class A Common Stock, the Corporation’s Class B Common Stock, par value $.02 per share, and any other common stock of the Corporation.

                        “Current Market Price” means the average of the daily Market Prices of the Common Stock for ten consecutive trading days immediately preceding the date for which such value is to be computed.

                        “Eagle River” means Eagle River Investments, L.L.C., a limited liability company formed under the laws of the State of Washington.

                        “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

                        “Issue Date” means the original date of issuance of shares of Series C Preferred Stock.

                        “Liquidation Preference” with respect to a share of Series C Preferred Stock means, as at any date, the sum of (i) $1,000.00 plus (ii) any Special Amount with respect to such share plus (iii) an amount equal to any accrued and unpaid Preferred Dividends (as defined in paragraph 4(a) below) with respect to such share from the last Dividend Payment Date through such date.

                        “Market Price” means, with respect to the Common Stock, on any given day, (i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so traded, but not so quoted, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Corporation.

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                        “Merger Agreement” means the Amended and Restated Agreement and Plan of Merger and Share Exchange Agreement, dated as of May 10, 2000, by and among Concentric Network Corporation, the Corporation, Eagle River, Craig O. McCaw and NM Acquisition Corp.

                        “Net Realizable FMV” means, with respect to a share of Common Stock, if calculable, the amount of gross proceeds net of underwriters’ discounts, commissions or other selling expenses received by or to be received by the holder in connection with the sale of such share of Common Stock on a when issued basis or immediately after the conversion or, in all other cases, an amount equal to 97% of the Current Market Price of the Common Stock.

                        “Preference Amount” with respect to a share of Series C Preferred Stock means, as at any date, the sum of (i) $727.273 plus (ii) any Special Amount, whether or not declared, with respect to such share plus (iii) an amount equal to any accrued and unpaid Preferred Dividends with respect to such share from the last Dividend Payment Date through such date.

                        “Series D Designation” means the Certificate of Designation for the Series D Preferred Stock.

                        “Series D Preferred Stock” means the Series D Convertible Participating Preferred Stock, par value $.01 per share, of the Corporation.

                        “Special Amount” with respect to a share of Series C Preferred Stock shall mean all dividends and other amounts which have become payable in respect of such share under paragraph 4(a) but which have not been paid. The Special Amount with respect to any such share shall be reduced by the amount of any such dividends and other amounts actually paid in respect of such share under paragraph 4(c).

                        “Stock Dividend” means (i) the one-for-one stock Class A Common Stock dividend payable with respect to shares of Class A Common Stock which are issued and outstanding on June 1, 2000, to be paid to holders of record of Class A Common Stock as of the close of business on June 15, 2000 and (ii) the one-for-one stock Class B Common Stock dividend payable with respect to shares of Class B Common Stock which are issued and outstanding on June 1, 2000, to be paid to holders of record of Class B Common Stock as of the close of business on June 15, 2000.

                        “Voting Stock” means, with respect to any person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such person.

                        3.       Rank. (a) The Series C Preferred Stock and Series D Preferred Stock each will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to the Corporation’s 6-1/2% Cumulative Convertible Preferred Stock, par value $.01 per share, all classes of Common Stock and to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board of Directors of the Corporation the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series C Preferred Stock and Series D Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to, together with all classes of Common Stock of the Corporation, as

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“Junior Securities”); (ii) on a parity with each class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board of Directors of the Corporation, the terms of which expressly provide that such class or series will rank on a parity with the Series C Preferred Stock and Series D Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as “Parity Securities”); and (iii) junior to the Corporation’s 14% Senior Exchangeable Redeemable Preferred Shares, par value $.01 per share (the “Senior Exchangeable Redeemable Preferred Shares”), and to each class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board of Directors of the Corporation in accordance with Section 9(d) hereof, the terms of which expressly provide that such class or series will rank senior to the Series C Preferred Stock and Series D Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Senior Securities”); provided that the relative powers, rights and preferences of the Series C Preferred Stock and Series D Preferred Stock vis-a-vis the other shall be as set forth herein and in the Series D Designation.

                        (b)       The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any warrants, rights or options or other securities exercisable or exchangeable for or convertible into any of the Junior Securities, Parity Securities and Senior Securities, as the case may be.

                        (c)       The Series C Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities and, to the extent permitted by Section 9(d), Senior Securities.

                        4.       Dividends. (a) The holders of shares of Series C Preferred Stock shall be entitled to receive with respect to each share of Series C Preferred Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends per annum equal to $54.5455 per share in cash (the “Preferred Dividend”). Preferred Dividends shall accrue and shall be cumulative whether or not declared from the Issue Date and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (unless such day is not a Business Day, in which event such dividends shall be payable on the next succeeding Business Day) (each such date being a “Dividend Payment Date” and each such quarterly period being a “Dividend Period”), commencing on March 31, 2000. Each such dividend shall be payable to the holders of record of shares of the Series C Preferred Stock as they appear on the stock register of the Corporation at the close of business on the corresponding Record Date. As used herein, the term “Record Date” means, with respect to the dividend payable on March 31, June 30, September 30 and December 31, respectively, of each year, the preceding March 15, June 15, September 15 and December 15, or such other date, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed as the record date by the Board of Directors.

                        (b)       The amount of Preferred Dividends payable for each full Dividend Period for each outstanding share of Series C Preferred Stock shall be computed by dividing $54.5455 by four. The amount of Preferred Dividends payable on the initial Dividend Payment Date, or in respect of any period shorter or longer than a full Dividend Period, on the Series C Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. No interest,

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or sum or money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock that may be in arrears.

                        (c)       Accrued and unpaid Special Amounts for any past Dividend Periods may be declared and paid on any subsequent Dividend Payment Date, to holders of record on the corresponding Record Date.

                        (d)       So long as any shares of the Series C Preferred Stock are outstanding, no dividend, except as described in the last sentence of Section 4(e) below and except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Securities, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Parity Securities or Junior Securities), unless in each case all Special Amounts have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series C Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on, or the date of redemption, purchase, or acquisition for consideration of, such Parity Securities. When Special Amounts are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all Special Amounts and additional amounts declared upon shares of the Series C Preferred Stock and all dividends and additional amounts declared upon any other Parity Securities shall be declared ratably in proportion to the respective amounts of Special Amounts and additional amounts accumulated and unpaid on the Series C Preferred Stock and dividends and additional amounts accumulated and unpaid on such Parity Securities.

                        (e)       So long as any shares of the Series C Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment and no other distribution shall be declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (any such dividend, distribution, redemption, purchase or acquisition being hereinafter referred to as a “Junior Securities Distribution”) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) all Special Amounts and additional amounts on all outstanding shares of the Series C Preferred Stock and accrued and unpaid dividends and additional amounts on any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series C Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series C Preferred Stock and the current dividend period with respect to such Parity Securities. Notwithstanding anything in this Certificate of Designation to the contrary, the Corporation may declare and pay dividends on Parity Stock which are payable solely in additional shares of, or by the increase in the liquidation value of, Parity Stock or on Junior Stock which are payable in additional shares of, or by the increase in the liquidation value of, Junior Stock, as applicable, or repurchase, redeem or otherwise acquire Junior Stock in exchange for Junior Stock, and Parity Stock in exchange for Parity Stock or Junior Stock.

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                        (f)       So long as any shares of Series C Preferred Stock are outstanding, if the Corporation pays a dividend in cash, securities or other property on the Common Stock (other than as described in the last sentence of Section 4(e)) then at the same time the Corporation shall declare and pay a dividend on each share of Series C Preferred Stock in an amount equal to the Series C Per Share Participation Amount. The “Series C Per Share Participation Amount” means, as at any date, 37.5% of the amount of dividends that would be paid with respect to the Series C Preferred Stock and Series D Preferred Stock taken together if converted into Common Stock on the date established as the record date with respect to such dividend on the Common Stock divided by the number of shares of Series C Preferred Stock then outstanding.

                        5.       Liquidation Preference. (a) In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Senior Securities, and before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series C Preferred Stock and Series D Preferred Stock taken together shall be entitled to receive an amount in cash equal to the greater of (x) the aggregate Liquidation Preferences (as set forth herein and in the Series D Designation) of the shares of Series C Preferred Stock and Series D Preferred Stock as of the date of liquidation, or (y) the aggregate amount that would have been received with respect to the shares of Series C Preferred Stock and Series D Preferred Stock if such stock had been converted to Common Stock immediately prior to such liquidation, dissolution or winding-up. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, shall be insufficient to pay in full the aforesaid amounts under clause (x) of the preceding sentence and liquidating payments on all Parity Securities, then such assets, or proceeds thereof, shall (i) be distributed among the shares of Series C Preferred Stock and the Series D Preferred Stock taken together and all such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Preferred Stock and any such other Parity Securities if all amounts payable thereon were paid in full and (ii) the amount distributable under clause (i) to the Series C Preferred Stock and Series D Preferred Stock taken together, shall first be distributed to the Series C Preferred Stock until it has received an amount equal to the aggregate Preference Amounts of all Series C Preferred Stock outstanding as of the date of liquidation and thereafter 37.5% to the Series C Preferred Stock and 62.5% to the Series D Preferred Stock. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable to the Series C Preferred Stock and Series D Preferred Stock taken together shall be sufficient to pay in full the aforesaid amounts under clause (x) of the first sentence of this subsection 5(a) then such amount shall first be distributed to the Series C Preferred Stock until it has received an amount equal to the aggregate Preference Amounts of all Series C Preferred Stock outstanding as of the date of liquidation and thereafter 37.5% to the Series C Preferred Stock and 62.5% to the Series D Preferred Stock. Any amounts distributed with respect to the Series C Preferred Stock pursuant to this paragraph 5(a) shall be allocated pro rata among the shares of Series C Preferred Stock. For the purposes of this paragraph 5, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

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                        (b)       Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series C Preferred Stock and the Series D Preferred Stock taken together, as provided in this paragraph 5, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Preferred Stock, Series D Preferred Stock and any Parity Securities shall not be entitled to share therein.

                        6.       Redemption. (a) The Series C Preferred Stock shall not be redeemable by the Corporation prior to the later of (i) the fifth anniversary of the Issue Date and (ii) the date on which the Corporation has redeemed indefeasibly or defeased in full its obligations in respect of its 12-1/2% Senior Notes due April 15, 2006 or defeased the covenants applicable thereto in accordance with their terms (the “Redemption Trigger Date”). On and after the Redemption Trigger Date, to the extent the Corporation shall have funds legally available for such payment, and subject to the rights of the holders pursuant to Section 8 hereof, the Corporation may redeem at its option shares of Series C Preferred Stock, at any time in whole or from time to time in part, at a redemption price per share equal to the Liquidation Preference as of the date fixed for redemption, without interest; provided that the Corporation shall only be entitled to redeem shares of the Series C Preferred Stock if shares of the Series D Preferred Stock are also redeemed on a proportional basis based on the percentage of each series of shares outstanding at such time.

                        (b)       To the extent the Corporation shall have funds legally available therefor, during the 180-day period commencing on the tenth anniversary of the Issue Date, the holders of the Series C Preferred Stock shall have the right to cause the Corporation to redeem at any time in whole or from time to time in part outstanding shares of Series C Preferred Stock, if any, at a redemption price per share in cash equal to the Liquidation Preference, without interest; provided that upon any such election the Corporation shall be required to redeem a proportional amount of the Series D Preferred Stock.

                        (c)       Shares of Series C Preferred Stock which have been issued and reacquired by the Corporation in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be retired and have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series C Preferred Stock shall be reissued or sold as Series C Preferred Stock.

                        (d)       If the Corporation is unable or shall fail to discharge its obligation to redeem outstanding shares of Series C Preferred Stock pursuant to paragraph 6(b) (the “Mandatory Redemption Obligation”), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Series C Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities or (ii) declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any

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mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Securities.

                        7.       Procedure for Redemption. (a) In the event that fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, in the case of Section 6(a), the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole shares). Notwithstanding anything in Section 6 to the contrary, the Corporation shall only redeem shares of Series C Preferred Stock pursuant to Section 6(a) or 6(b) on a proportional basis based on the percentage of each series of shares outstanding at such time.

                        (b)       In the event the Corporation shall redeem shares of Series C Preferred Stock pursuant to Section 6(a), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder’s address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series C Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

                        (c)       Notice having been mailed as aforesaid, if applicable, from and after the redemption date, dividends on the shares of Series C Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and except the right to convert shares so called for redemption prior to the close of business on the date immediately preceding the date fixed for such redemption) shall cease. Upon surrender in accordance with said notice, if applicable, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                        8.       Conversion. (a) (i) Subject to the provisions of this Section 8, the holders of shares of Series C Preferred Stock shall have the right, at any time in whole and from time to time in part, at such holders’ option, to convert any or all outstanding shares (and fractional shares) of Series C Preferred Stock held by such holders into fully paid and non-assessable shares of Class A Common Stock; provided that upon the exercise by any holder of Series C Preferred Stock of this conversion option, a proportional amount, based on the percentage of each series of shares outstanding, of the Series D Preferred Stock shall automatically convert in accordance with the terms of the Series D Designation. At any time and from time to time the outstanding shares of Series C Preferred Stock and Series D Preferred Stock taken together shall

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be convertible into a number of shares of Class A Common Stock (the “Aggregate Conversion Shares”) equal to the aggregate Liquidation Preferences of the shares of the Series C Preferred Stock and the Series D Preferred Stock as set forth herein and in the Series D Designation as of the date of conversion divided by $17.00, subject to adjustment from time to time pursuant to paragraph 8(g) hereof (the “Conversion Price”). The Series C Preferred Stock outstanding as at any date shall be convertible into a number of shares of Class A Common Stock (the “Aggregate Series C Conversion Shares”) equal to the sum of (A) the aggregate Preference Amounts with respect to all outstanding shares of Series C Preferred Stock divided by the Net Realizable FMV of a share of Class A Common Stock at the time of conversion plus (B) .375 times the excess, if any, of the Aggregate Conversion Shares over the number determined pursuant to clause (A). Each share of Series C Preferred Stock being converted shall convert into a number of shares of Class A Common Stock equal to the Aggregate Series C Conversion Shares divided by the number of shares of Series C Preferred Stock then outstanding. Notwithstanding any call for redemption pursuant to Section 6(a), the right to convert shares so called for redemption shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption.

                                    (ii)         In the case of any partial conversion of Series C Preferred Stock by the holders thereof, selection of the Series D Preferred Stock for automatic conversion will be made by the Corporation in compliance with the requirements of the principal national securities exchange, if any, on which the Series D Preferred Stock is listed, or if the Series D Preferred Stock is not listed on a national securities exchange, on a pro rata basis, by lot or such other method as the Corporation, in its sole discretion, shall deem fair and appropriate; provided, however, that the Corporation may redeem all the shares held by holders of fewer than 5 shares of Series D Preferred Stock (or all of the shares held by the holders who would hold less than 5 shares of Series D Preferred Stock as a result of such redemption) as may be determined by the Corporation.

                         (b)       (i)        In order to exercise the conversion privilege, the holder of the shares of Series C Preferred Stock to be converted shall surrender the certificate representing such shares at the principal executive offices of the Corporation, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series C Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder’s duly authorized attorney, and an amount sufficient to pay any transfer or similar tax.

                                     (ii)       As promptly as practicable after the surrender by the holder of the certificates for shares of Series C Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder’s written order to the holder’s transferee, (x) a certificate or certificates for the whole number of shares of Class A Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 8, (y) any cash adjustment required pursuant to Section 8(f), and (z) in the event of a conversion in part, a certificate or certificates for the whole number of shares of Series C Preferred Stock not being so converted.

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                                     (iii)       Each conversion of shares of Series C Preferred Stock pursuant to paragraph 8(a) shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series C Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Class A Common Stock represented thereby at such time on such date and such conversion shall be into a number of whole shares of Class A Common Stock in respect of the shares of Series C Preferred Stock being converted as determined in accordance with this Section 8 at such time on such date. All shares of Class A Common Stock delivered upon conversion of the Series C Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing the shares of Series C Preferred Stock to be converted, the shares to be so converted shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Class A Common Stock and other amounts payable pursuant to this paragraph 8 and a certificate or certificates representing the shares of Series C Preferred Stock not converted.

                        (c)         (i)       Upon delivery to the Corporation by a holder of shares of Series C Preferred Stock of a notice of election to convert, the right of the Corporation to redeem such shares of Series C Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed as aforesaid.

                                     (ii)       If a holder of Series C Preferred Stock delivers to the Corporation a certificate therefor and a notice of election to convert, the Series C Preferred Stock to be converted shall cease to accrue dividends pursuant to paragraph 4 but shall continue to be entitled to receive pro rata dividends for the period from the last Dividend Payment Date to the date of delivery of the notice of election to convert in preference to and in priority over any dividends on any Junior Securities.

                                     (iii)       Except as provided above and in paragraph 8(g), the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Series C Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends theretofore paid on the shares of Class A Common Stock.

                         (d)        (i)       The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Class A Common Stock as shall be required for the purpose of effecting conversions of the Series C Preferred Stock.

                                     (ii)       Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series C Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

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                        (e)         The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of the Series C Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the holder of the Series C Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                        (f)       In connection with the conversion of any shares of Series  C Preferred Stock, no fractions of shares of Class A Common Stock shall be required to be issued to the holder of such shares of Series C Preferred Stock, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Class A Common Stock on the business day next preceding the business day on which such shares of Series C Preferred Stock are deemed to have been converted.

                         (g)       (i)       In case the Corporation shall at any time after the Issue Date (A) declare a dividend or make a distribution on Common Stock payable in Common Stock (other than dividends or distributions payable to holders of the Series C Preferred Stock including dividends paid as contemplated by Section 4(f)), (B) subdivide or split the outstanding Common Stock, (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, (D) issue any shares of its Capital Stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (E) consolidate with, or merge with or into, any other person, the Conversion Price in effect at the time of the record date for such dividend or distribution or on the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be adjusted so that the conversion of the Series C Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or other securities into which such shares of Common Stock have been converted, exchanged, combined, consolidated, merged or reclassified pursuant to clause 8(g)(i)(C), 8(g)(i)(D) or 8(g)(i)(E) above) which, if the Series C Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification. Such adjustment shall be made successively whenever an event listed above shall occur.

                                    (ii)        In case the Corporation shall issue or sell any Common Stock (or rights, options, warrants or other securities convertible into or exercisable or exchangeable for shares of Common Stock), other than shares of Common Stock issued pursuant to the Merger Agreement, without consideration or for a consideration per share (or having a conversion, exchange or exercise price per share) less than the Current Market Price on the date of such issuance (or, in the case of convertible or exchangeable or exercisable securities, less than the Current Market Price as of the date of issuance of the rights, options, warrants or other securities in respect of which shares of Common Stock were issued) then, and in each such case, the Conversion Price shall be reduced to an amount determined by multiplying (A) the Conversion

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Price in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such sale or issuance multiplied by the then applicable Current Market Price (such Current Market Price, the “Adjustment Price”) and (2) the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into or for which the rights, options, warrants or other securities are convertible, exercisable or exchangeable), and the denominator of which shall be the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such sale or issue and (y) the number of additional shares of Common Stock issued (or into or for which the rights, options, warrants or other securities may be converted, exercised or exchanged), multiplied by the Adjustment Price. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined in good faith by the Board of Directors. Notwithstanding anything herein to the contrary, no adjustment in the Conversion Price shall be made under this clause 8(g)(ii): (a) to the extent the holders of Series C Preferred Stock participate in any such distribution in accordance with Section 4(f) hereof and (b) to the extent the holders of Series C Preferred Stock participate in any such distribution by way of an adjustment to the Conversion Price pursuant to Section 8(g)(i) hereof.

                                    (iii)       In case the Corporation shall fix a record date for the issuance on a pro rata basis of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into or exercisable or exchangeable for shares of Common Stock) at a price per share of Common Stock (or having a conversion, exercise or exchange price per share of Common Stock, in the case of a security convertible into, or exerciseable or exchangeable for, shares of Common Stock) less than the Current Market Price on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Conversion Price shall be adjusted pursuant to paragraph 8(g)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or other securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph 8(g)(ii) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire in whole or in part unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph 8(g)), the Conversion Price shall again be adjusted as follows: (A) in the event that all of such rights, options or warrants expire unexercised, the Conversion Price shall be the Conversion Price that would then be in effect if such record date had not been fixed; (B) in the event that less than all of such rights, options or warrants expire unexercised, the Conversion Price shall be adjusted pursuant to paragraph 8(g)(ii) to reflect the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants that remain outstanding (without taking into effect shares of Common Stock issuable upon exercise of rights, options or warrants that have lapsed or expired); and (C) in the event of a change in the number of shares of Common Stock to which

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the holders of such rights, options or warrants are entitled, the Conversion Price shall be adjusted to reflect the Conversion Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock. Notwithstanding anything herein to the contrary, no further adjustment to the Conversion Price shall be made upon the issuance or sale of Common Stock upon the exercise of any rights, options or warrants to subscribe for or purchase Common Stock, if any adjustment in the Conversion Price was made or required to be made upon the record date for the issuance or sale of such rights, options or warrants under this clause 8(g)(iii). Notwithstanding anything herein to the contrary, no adjustment in the Conversion Price shall be made under this clause 8(g)(iii) to the extent the holders of Series C Preferred Stock participate in any such distribution in accordance with Section 4(f) hereof.

                                     (iv)       (X) In case the Corporation shall fix a record date for the making of a distribution (other than distributions paid exclusively in cash under subparagraph (iv)(Y) below) to all holders of any class of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property, the Conversion Price to be in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Conversion Price immediately prior to such distributions less the fair market value (determined as set forth in paragraph 8(g)(ii) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock and (B) the denominator of which shall be the Conversion Price immediately prior to such distributions. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

                        (Y)       An adjustment to the Conversion Price also shall be made in respect of dividends and distributions paid exclusively in cash to all holders of any class of Common Stock (excluding any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(g)(i) is made) where the sum of (1) all such cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value (determined as set forth in paragraph 8(g)(ii) hereof) of other consideration paid in respect of any repurchases of Common Stock by the Corporation or any of its subsidiaries within the preceding 12 months in respect of which no adjustment has been made, exceeds 2% of the Corporation’s market capitalization (being the product of the then Current Market Price of the Common Stock times the aggregate number of shares of Common Stock then outstanding on the record date for such distribution). The Conversion Price to be in effect after such adjustment shall be determined by subtracting from the Conversion Price in effect prior to such adjustment an amount equal to the quotient of (A) the sum of clause (1) and clause (2) above and (B) the number of shares of Common Stock outstanding on the date such adjustment is to be determined.

                        (Z)       Notwithstanding anything herein to the contrary, no adjustment in the Conversion Price shall be made under this clause 8(g)(iv): (a) to the extent the holders of Series C Preferred Stock participate in any such distribution in accordance with Section 4(f) hereof and

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(b) to the extent the holders of Series C Preferred Stock participate in any such distribution by way of an adjustment to the Conversion Price pursuant to Section 8(g)(i) hereof.

                                     (v)       No adjustment to the Conversion Price pursuant to (a) paragraphs 8(g)(ii), 8(g)(iii) or 8(g)(iv) above shall be required unless such adjustment would require an increase or decrease of at least $.25 in the Conversion Price or (b) paragraph 8(g)(ii) above shall be required with respect to rights, options, warrants or other securities outstanding on the Issue Date or issued pursuant to the Company’s employee benefit plans in effect on the Issue Date or reserved for issuance thereunder as of the Issue Date or stock options granted after the Issue Date pursuant to any stock option plans adopted by the Board of Directors so long as such options have an exercise price not less than the Market Price on the day preceding such grant; provided, however, that any adjustments which by reason of paragraph 8(g)(v)(a) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 8(g) shall be made to the nearest four decimal points.

                                    (vi)        In the event that, at any time as a result of the provisions of this paragraph 8(g), a holder of Series C Preferred Stock upon subsequent conversion shall become entitled to receive any shares of Capital Stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of Series C Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                                    (vii)        If, as a result of the operation of paragraphs 8(g)(ii), 8(g)(iii) or 8(g)(iv) above and corresponding provisions in the Series D Designation, the cumulative number of shares of Class A Common Stock issued or issuable upon conversion of the Series C Preferred Stock and Series D Preferred Stock, after giving effect to (x) the adjustments described in such paragraphs and corresponding provisions in the Series D Designation and (y) all prior conversions of the Series C Preferred Stock and Series D Preferred Stock, would equal or exceed a number (the “Threshold Number”) equal to 20% of the outstanding shares of Class A Common Stock as of the Issue Date and if the Company receives a written opinion of its outside counsel that the issuance of such shares in excess of the Threshold Number would violate the rules of the Nasdaq National Market or any other exchange on which the Class A Common Stock is then quoted or traded, then until and unless the Corporation obtains the approval of its common stockholders for the issuance of any such shares of Class A Common Stock in excess of the Threshold Number, the holders shall only be entitled to exercise their conversion rights with respect to a maximum number of Series C and Series D Preferred Stock that would not result in an amount of shares of Class A Common Stock being issued in excess of the Threshold Number, but in any case, the Conversion Price shall be adjusted as provided in such paragraphs. If, as a result of the operation of the preceding sentence, the conversion rights of the holders of Series C Preferred Stock are limited by operation thereof because appropriate stockholder approval has not been obtained, the Corporation agrees for the benefit of the holders of Series C Preferred Stock and Series D Preferred Stock to use its reasonable best efforts to seek, as promptly as reasonably practicable, the requisite approval of its common stockholders (and shall seek such approval as often as necessary to obtain such approval), and will recommend to its stockholders that they vote in favor of a resolution providing for such approval, for the amount of shares of Class A Common Stock that would be issued or issuable upon conversion in full of all outstanding Series C and Series D Preferred Stock. Notwithstanding anything to the contrary set

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forth above, the holders of Series C Preferred Stock and Series D Preferred Stock shall be entitled to exercise such holders’ conversion rights in full (after giving effect to any and all anti-dilution adjustments resulting from operation of paragraphs 8(g)(ii), 8(g)(iii) or 8(g)(iv)) in connection with any merger, consolidation or other transaction in which such Series C Preferred Stock, Series D Preferred Stock or Class A Common Stock is being converted into or exchanged for cash, securities or other property in connection with such merger, consolidation or other transaction. In the event that the Corporation elects to redeem the shares of Series C Preferred Stock and Series D Preferred Stock at a time when the holders’ right to convert such shares into Class A Common Stock is limited as provided in this paragraph (g), and such holders seek to exercise such conversion rights prior to the date fixed for redemption in accordance with this Section 8 (the “Redemption Date”), then if the total number of shares of Class A Common Stock issued or issuable upon conversion of such shares, after giving effect to any adjustments provided under the first sentence of this section (the “Cumulative Number”), would exceed the Threshold Number, the holders shall be entitled to convert such number of shares of Series C Preferred Stock and Series D Preferred Stock into a number of shares of Class A Common Stock up to the Thresh old Number, and with respect to the balance of such shares, the Corporation shall cancel such shares and shall pay the holders in lieu thereof an amount in cash equal to (a)(i) the Cumulative Number minus (ii) the Threshold Number multiplied by (b) the Market Price per share of Class A Common Stock on the business day next preceding the business day which is deemed the Redemption Date.

                        (h)       All adjustments pursuant to this paragraph 8 shall be notified to the holders of the Series C Preferred Stock and such notice shall be accompanied by a schedule of computations of the adjustments.

                        (i)       Notwithstanding anything in this Section 8 to the contrary, no adjustment of the Conversion Price shall be made as a result of the Stock Dividend.

                        9.       Voting Rights. (a) The holders of record of shares of Series C Preferred Stock shall be entitled to vote on an as-converted basis (calculated in accordance with Section 8(a) as of the close of trading on the last trading day of the most recently ended fiscal quarter of the Corporation) with the Class A Common Stock as a single class on all matters presented to the holders of the Class A Common Stock for vote, except as hereinafter provided in this Section 9 or as otherwise provided by law. So long as the provisions of Section 9(b)(i) entitle the holders of Series C Preferred Stock to designate the Series C Designee (as defined below), the holders of Series C Preferred Stock shall not be entitled to vote as to the election of other directors of the Corporation.

                        (b)       (i)       On the Issue Date, the Board of Directors shall cause the total number of directors then constituting the whole Board of Directors to be increased by two and the holders of the outstanding shares of Series C Preferred Stock shall be entitled to designate one director (the “Series C Designee”) for election to the Board of Directors of the Corporation and, voting separately as a series, shall have the exclusive right to vote for the election of such designee to the Board of Directors; and the holders of the outstanding shares of Series D Preferred Stock shall be entitled to designate one director (the “Series D Designee”) for election to the Board of Directors of the Corporation and, voting separately as a series, shall have the exclusive right to vote for the election of such designee to the Board of Directors; provided that,

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notwithstanding the foregoing, after the Issue Date, (i) the holders of the outstanding shares of the Series C Preferred Stock shall continue to be entitled to designate the Series C Designee for election to the Board of Directors and, voting separately as a series, shall continue to have the exclusive right to vote for the election of the Series C Designee to the Board of Directors, and the holders of the outstanding shares of the Series D Preferred Stock shall continue to be entitled to designate the Series D Designee for election to the Board of Directors and, voting separately as a series, shall continue to have the exclusive right to vote for the election of the Series D Designee to the Board of Directors, in each case, for as long as, and only for as long as, at least 40% of the aggregate number of shares of Series C Preferred Stock issued on the Issue Date and of shares of Series D Preferred Stock issued on the original date of issuance of the Series D Preferred Stock (such aggregate number of shares of Series C Preferred Stock and Series D Preferred Stock being referred to herein as the “Total C and D Shares”) remains outstanding; (ii) the entitlement of the holders of outstanding shares of Series C Preferred Stock to designate one director for election to the Board of Directors, and the exclusive right of the holders of outstanding shares of Series C Preferred Stock to vote, separately as a series, for the election of the Series C Designee to the Board of Directors, shall cease immediately upon less than 40% of the Total C and D Shares being outstanding, and the holders of the outstanding shares of the Series C Preferred Stock shall be entitled to designate one board observer (the “Series C Board Observer”), for as long as, and only for as long as any shares of Series C Preferred Stock issued on the Issue Date are outstanding; (iii) immediately upon no shares of Series C Preferred Stock issued on the Issue Date being outstanding, the entitlement of the holders of outstanding shares of Series C Preferred Stock to designate the Series C Board Observer, and the rights of the Series C Observer, shall cease; and (iv) immediately upon less than 40% but more than 20% of the Total C and D Shares being outstanding, the Board of Directors shall cause the total number of directors then constituting the whole Board of Directors to be decreased by one, and the term of office of the Series C Designee shall terminate. The Series C Designee may be removed with or without cause by the holders of the shares of Series C Preferred Stock. The “Series C Board Observer” means a person who shall not be a member of the Board of Directors and who shall have the rights as agreed to with the Corporation, provided that such rights shall satisfy the requirement of contractual management rights for purposes of the Department of Labor’s “plan assets” regulation.

                        (ii)       If and whenever six quarterly dividends payable on the Series C Preferred Stock have not been paid in full or if the Corporation shall have failed to discharge its Mandatory Redemption Obligation or the Corporation shall have failed to comply with Section 9(d) hereof, the total number of directors then constituting the whole Board of Directors automatically shall be increased by one and the holders of outstanding shares of Series C Preferred Stock, voting separately as a single series, shall be entitled to elect one additional director to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Preferred Stock called as hereinafter provided. Whenever all arrears in dividends and Special Amounts on the Series C Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, or the Company shall have fulfilled its Mandatory Redemption Obligation, as the case may be, then the right of the holders of outstanding shares of Series C Preferred Stock to elect such additional director shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearage in six quarterly dividends or failure to fulfill any

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Mandatory Redemption Obligation), and the term of office of any person elected as director by the holders of outstanding shares of Series C Preferred Stock pursuant to this subparagraph (b)(ii) shall forthwith terminate and the total number of directors then constituting the whole Board of Directors automatically shall be reduced by one. At any time after voting power to elect one additional director shall have become vested and be continuing in the holders of outstanding shares of Series C Preferred Stock pursuant to this subparagraph (b)(ii), or if a vacancy shall exist in the office of a director elected by the holders of outstanding shares of Series C Preferred Stock pursuant to this subparagraph (b)(ii), a proper officer of the Corporation may, and upon the written request of the holders of record of at least twenty-five percent (25%) of the shares of Series C Preferred Stock then outstanding addressed to the Secretary of the Corporation shall, call a special meeting of the holders of Series C Preferred Stock, for the purpose of electing the one additional director which such holders are entitled to elect pursuant to this subparagraph (b)(ii). If such meeting shall not be called by a proper officer of the Corporation within twenty (20) days after personal service of said written request upon the Secretary of the Corporation, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the holders of record of at least twenty-five percent (25%) of the outstanding shares of Series C Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series C Preferred Stock so designated shall have, and the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.

                        (c)       Without the written consent of holders of a majority of the outstanding shares of Series C Preferred Stock or the affirmative vote of holders of a majority of the outstanding shares of Series C Preferred Stock at a meeting of the holders of Series C Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Restated Certificate of Incorporation or this Certificate of Designation so as to adversely affect the preferences, rights or powers of the Series C Preferred Stock or to authorize the issuance of, or to issue any, additional shares of Series C Preferred Stock; provided that any such amendment that changes any dividend or other amount payable on or the liquidation preference of the Series C Preferred Stock shall require the written consent of holders of two-thirds of the outstanding shares of Series C Preferred Stock or the affirmative vote of holders of two-thirds of the outstanding shares of Series C Preferred Stock at a meeting of the holders of Series C Preferred Stock called for such purpose.

                        (d)       Without the written consent of holders of a majority of the outstanding shares of Series C Preferred Stock or the affirmative vote of holders of a majority of the outstanding shares of Series C Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not create, authorize or issue any (i) Parity Securities or (ii) Senior Securities except Senior Securities issued in accordance with paragraph (f)(ii) of the Certificate of Designation for the Senior Exchangeable Redeemable Preferred Shares as in effect on December 3, 1999.

                        (e)       Subject to the provisions of Sections 8 and 10 hereof, the Corporation may, without the consent of any holder of Series C Preferred Stock, consolidate with or merge

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with or into, or convey, transfer or lease all or substantially all its assets as an entirety to, any Person, provided that: (1) the successor, transferee or lessee (if not the Corporation) is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and the Series C Preferred Stock shall be converted into or exchanged for and shall become shares of, or interests in, such successor, transferee or lessee, having in respect of such successor, transferee, or lessee substantially the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, that the Series C Preferred Stock has immediately prior to such transaction; and (2) the Corporation delivers to the transfer agent an officers’ certificate and an opinion of counsel stating that such consolidation, merger, conveyance, transfer or lease complies with this Certificate of Designation. In the event of any consolidation or merger or conveyance, transfer or lease of all or substantially all of the assets of the Corporation that is permitted pursuant to this paragraph (e), the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Corporation with respect to the Series C Preferred Stock (or the shares or interests into, or for which, the Series C Preferred Stock is converted or exchanged), and thereafter, except in the case of a lease, the predecessor (if still in existence) shall be released from its obligations and covenants with respect to the Series C Preferred Stock.

                        (f)       In exercising the voting rights set forth in this paragraph 9, each share of Series C Preferred Stock shall have one vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of Series C Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

                        10.       Change of Control. (a) Within thirty days of a Change of Control (the date of such occurrence being the “Change of Control Date”), the Corporation shall notify the holders of the Series C Preferred Stock of such occurrence and shall be required to make an offer (the “Offer to Purchase”) to each holder of shares of Series C Preferred Stock (subject to the rights of the holders pursuant to Section 8 hereof) to repurchase such holder’s shares of Series C Preferred Stock, or such portion thereof as may be determined by such holder, at a price per share in cash equal to 101% of the Liquidation Preference plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the last Dividend Payment Date through such date); provided that if any holders of Series C Preferred Stock tender their shares pursuant to the Offer to Purchase, the Corporation shall be required to purchase a proportional amount of the Series D Preferred Stock.

                        (b)       The Offer to Purchase must take place on a Business Day (the “Change of Control Payment Date”) not later than 30 days following the Change of Control Date. On the Change of Control Payment Date, the Corporation shall (A) accept for payment the Series C Preferred Stock validly tendered pursuant to the Offer to Purchase, (B) pay to the holders of shares so accepted the purchase price therefor in cash and (C) cancel and retire each surrendered certificate. Unless the Corporation defaults in the payment for the Series C Preferred Stock tendered pursuant to the Offer to Purchase, dividends will cease to accrue with respect to the

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Series C Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor.

                        (c)       The Corporation will comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of the Series C Preferred Stock in connection with an Offer to Purchase.

                        (d)       Notwithstanding anything to the contrary contained in this Section 10, the Company will not repurchase or redeem any such stock pursuant to this Section 10 until it has repurchased or repaid all outstanding debt obligations pursuant to rights triggered pursuant to the terms thereof resulting from the Change of Control in question.

                        11.       Reports. So long as any of the Series C Preferred Stock is outstanding, in the event the Corporation is not required to file quarterly and annual financial reports with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, the Corporation will furnish the holders of the Series C Preferred Stock with reports containing the same information as would be required in such reports.

                        12.       General Provisions. (a) The term “person” as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

                        (b)       The term “outstanding”, when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

                        (c)       The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                        IN WITNESS WHEREOF, said XO Communications, Inc. has caused this Amended and Restated Certificate of Designation to be signed by Gary D. Begeman, its Senior Vice President, General Counsel and Secretary this __ day of _____, 2001.

XO COMMUNICATIONS, INC.

By:________________________ Name: Gary D. Begeman Title: Senior Vice President, General Counsel and Secretary

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Exhibit 2.2B

XO COMMUNICATIONS, INC.

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF THE POWERS,
PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER
SPECIAL RIGHTS OF SERIES D CONVERTIBLE PARTICIPATING PREFERRED
STOCK AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

            1.      Number and Designation. 265,625 shares of the Preferred Stock of the Corporation shall constitute a series designated as “Series D Convertible Participating Preferred Stock” (the “Series D Preferred Stock”).

            2.      Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

            “Board of Directors” means the Board of Directors of the Corporation.

            “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York City, New York generally are authorized or required by law or other governmental actions to close.

            “Capital Stock” means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such person’s capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

            “Change of Control” will be deemed to have occurred at such time as any of the following occur: (i) any person or any persons acting together that would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto (other than Eagle River, Craig O. McCaw, Wendy P. McCaw and their respective affiliates or an underwriter engaged in a firm commitment underwriting on behalf of the Corporation), shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) more than 50% of the aggregate voting power of all classes of Voting Stock of the Corporation, (ii) neither Mr. Craig O. McCaw nor any person designated by him to the Corporation as acting on his behalf shall be a director of the Corporation or (iii) from and after the date on which the Corporation has redeemed indefeasibly or defeased in full its obligations in respect of its 12-1/2% Senior Notes due April 15, 2006 or defeased the covenants applicable thereto in accordance with their terms, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the shareholders of the Corporation was proposed by a vote of a majority of the directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

(a)	“Class A Common Stock” means the Corporation’s Class A Common Stock, par value $.02 per share, now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Corporation which may be exchanged for or converted into Class A Common Stock, any and all securities of any kind whatsoever of the Corporation which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Class A Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Corporation or otherwise.

            “Common Stock” means the Corporation’s Class A Common Stock, the Corporation’s Class B Common Stock, par value $.02 per share, and any other common stock of the Corporation.

            “Current Market Price” means the average of the daily Market Prices of the Common Stock for ten consecutive trading days immediately preceding the date for which such value is to be computed.

            “Eagle River” means Eagle River Investments, L.L.C., a limited liability company formed under the laws of the State of Washington.

            “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

            “Issue Date” means the original date of issuance of shares of Series D Preferred Stock.

            “Liquidation Preference” with respect to a share of Series D Preferred Stock means, as at any date, $1,000.00 plus an amount equal to any accrued and unpaid dividends with respect to such share through such date.

            “Market Price” means, with respect to the Common Stock, on any given day, (i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so traded, but not so quoted, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Corporation.

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            “Merger Agreement” means the Amended and Restated Agreement and Plan of Merger and Share Exchange Agreement, dated as of May 10, 2000, by and among Concentric Network Corporation, the Corporation, Eagle River, Craig O. McCaw and NM Acquisition Corp.

            “Net Realizable FMV” means, with respect to a share of Common Stock, if calculable, the amount of gross proceeds net of underwriters’ discounts, commissions or other selling expenses received by or to be received by the holder in connection with the sale of such share of Common Stock on a when issued basis or immediately after the conversion or, in all other cases, an amount equal to 97% of the Current Market Price of the Common Stock.

            “Series C Designation” means the Certificate of Designation for the Series C Preferred Stock.

            “Series C Preferred Stock” means the Series C Cumulative Convertible Participating Preferred Stock, par value $.01 per share, of the Corporation.

            “Stock Dividend” means (i) the one-for-one stock Class A Common Stock dividend payable with respect to shares of Class A Common Stock which are issued and outstanding on June 1, 2000, to be paid to holders of record of Class A Common Stock as of the close of business on June 15, 2000 and (ii) the one-for-one stock Class B Common Stock dividend payable with respect to shares of Class B Common Stock which are issued and outstanding on June 1, 2000, to be paid to holders of record of Class B Common Stock as of the close of business on June 15, 2000.

            “Voting Stock” means, with respect to any person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such person.

            3.      Rank. (a) The Series C Preferred Stock and Series D Preferred Stock each will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to the Corporation’s 6-1/2% Cumulative Convertible Preferred Stock, par value $.01 per share, all classes of Common Stock and to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board of Directors of the Corporation the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series C Preferred Stock and Series D Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to, together with all classes of Common Stock of the Corporation, as “Junior Securities”); (ii) on a parity with each class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board of Directors of the Corporation, the terms of which expressly provide that such class or series will rank on a parity with the Series C Preferred Stock and Series D Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as “Parity Securities”); and (iii) junior to the Corporation’s 14% Senior Exchangeable Redeemable Preferred Shares, par value $.01 per share (the “Senior Exchangeable Redeemable Preferred Shares”), and to each class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board of Directors of the Corporation in accordance with Section 9(d) hereof, the terms of which expressly provide that such class or series will rank senior to the

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Series C Preferred Stock and Series D Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Senior Securities”); provided that the relative powers, rights and preferences of the Series C Preferred Stock and Series D Preferred Stock vis-a-vis the other shall be as set forth herein and in the Series C Designation.

            (b)      The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any warrants, rights, options or other securities exercisable or exchangeable for or convertible into any of the Junior Securities, Parity Securities and Senior Securities, as the case may be.

            (c)      The Series D Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities and, to the extent permitted by Section 9(d), Senior Securities.

            4.       Dividends. So long as any shares of Series D Preferred Stock are outstanding, if the Corporation pays a dividend in cash, securities or other property on the Common Stock (other than as described in the last sentence of Section 4(e) of the Series C Designation) then at the same time the Corporation shall declare and pay a dividend on each share of Series D Preferred Stock in an amount equal to the Series D Per Share Participation Amount. The “Series D Per Share Participation Amount” means, as at any date, 62.5% of the amount of dividends that would be paid with respect to the Series C Preferred Stock and Series D Preferred Stock taken together if converted into Common Stock on the date established as the record date with respect to such dividend on the Common Stock divided by the number of shares of Series D Preferred Stock then outstanding.

            5.       Liquidation Preference. (a) In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Senior Securities, and before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series C Preferred Stock and Series D Preferred Stock taken together shall be entitled to receive an amount in cash equal to the greater of (x) the aggregate Liquidation Preferences (as set forth herein and in the Series C Designation) of the shares of Series C Preferred Stock and Series D Preferred Stock as of the date of liquidation, or (y) the aggregate amount that would have been received with respect to the shares of Series C Preferred Stock and Series D Preferred Stock if such stock had been converted to Common Stock immediately prior to such liquidation, dissolution or winding-up. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, shall be insufficient to pay in full the aforesaid amounts under clause (x) of the preceding sentence and liquidating payments on all Parity Securities, then such assets, or proceeds thereof, shall (i) be distributed among the shares of Series C Preferred Stock and the Series D Preferred Stock taken together and all such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Preferred Stock and any such other Parity Securities if all amounts payable thereon were paid in full and (ii) the amount distributable under clause (i) to the Series C Preferred Stock and Series D Preferred Stock taken together, shall first be distributed to the Series C Preferred Stock until it has received an amount equal to the aggregate Preference Amounts (as defined in the Series C Designation) of all Series C Preferred

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Stock outstanding as of the date of liquidation and thereafter 37.5% to the Series C Preferred Stock and 62.5% to the Series D Preferred Stock. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable to the Series C Preferred Stock and Series D Preferred Stock taken together shall be sufficient to pay in full the aforesaid amounts under clause (x) of the first sentence of this subsection 5(a) then such amount shall first be distributed to the Series C Preferred Stock until it has received an amount equal to the aggregate Preference Amounts (as defined in the Series C Designation) of all Series C Preferred Stock outstanding as of the date of liquidation and thereafter 37.5% to the Series C Preferred Stock and 62.5% to the Series D Preferred Stock. Any amounts distributed with respect to the Series D Preferred Stock pursuant to this paragraph 5(a) shall be allocated pro rata among the shares of Series D Preferred Stock. For the purposes of this paragraph 5, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

            (b)      Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series C Preferred Stock and the Series D Preferred Stock taken together, as provided in this paragraph 5, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D Preferred Stock, Series C Preferred Stock and any Parity Securities shall not be entitled to share therein.

            6.       Redemption.  (a) The Series D Preferred Stock shall not be redeemable by the Corporation prior to the later of (i) the fifth anniversary of the Issue Date and (ii) the date on which the Corporation has redeemed indefeasibly or defeased in full its obligations in respect of its 12-1/2% Senior Notes due April 15, 2006 or defeased the covenants applicable thereto in accordance with their terms (the “Redemption Trigger Date”). On and after the Redemption Trigger Date, to the extent the Corporation shall have funds legally available for such payment, and subject to the rights of the holders pursuant to Section 8 hereof, the Corporation may redeem at its option shares of Series D Preferred Stock, at any time in whole or from time to time in part, at a redemption price per share equal to the Liquidation Preference as of the date fixed for redemption, without interest; provided that the Corporation shall only be entitled to redeem shares of the Series D Preferred Stock if shares of the Series C Preferred Stock are also redeemed on a proportional basis based on the percentage of each series of shares outstanding at such time.

            (b)      Pursuant to the Series C Designation, to the extent the Corporation shall have funds legally available therefor, during the 180-day period commencing on the tenth anniversary of the Issue Date, the holders of the Series C Preferred Stock shall have the right to cause the Corporation to redeem at any time in whole or from time to time in part outstanding shares of Series C Preferred Stock, if any, at a redemption price per share in cash equal to the Liquidation Preference (as set forth in the Series C Designation), without interest; provided that upon any such election the Corporation shall be required to redeem a proportional amount of the Series D Preferred Stock.

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            (c)      Shares of Series D Preferred Stock which have been issued and reacquired by the Corporation in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be retired and have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series D Preferred Stock shall be reissued or sold as Series D Preferred Stock.

            (d)      If the Corporation is unable or shall fail to discharge its obligation to redeem outstanding shares of Series C Preferred Stock and Series D Preferred Stock pursuant to paragraph 6(b) (the “Mandatory Redemption Obligation”), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Series C Preferred Stock and Series D Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities or (ii) declare or make any Junior Securities Distribution (as defined in the Series C Designation), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Securities.

            7.       Procedure for Redemption. (a) In the event that fewer than all the outstanding shares of Series D Preferred Stock are to be redeemed, in the case of Section 6(a), the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole shares). Notwithstanding anything in Section 6 to the contrary, the Corporation shall only redeem shares of Series D Preferred Stock pursuant to Section 6(a) or 6(b) on a proportional basis based on the percentage of each series of shares outstanding at such time.

            (b)      In the event the Corporation shall redeem shares of Series D Preferred Stock pursuant to Section 6(a), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder’s address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series D Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series D Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

            (c)      Notice having been mailed as aforesaid, if applicable, from and after the redemption date, dividends on the shares of Series D Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation

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(except the right to receive from the Corporation the redemption price and except the right to convert shares so called for redemption prior to the close of business on the date immediately preceding the date fixed for such redemption) shall cease. Upon surrender in accordance with said notice, if applicable, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

            8.      Conversion. (a) (i) Pursuant to the provisions of the Series C Designation, the holders of shares of Series C Preferred Stock have the right, at any time in whole and from time to time in part, at such holders’ option, to convert any or all outstanding shares (and fractional shares) of Series C Preferred Stock held by such holders into fully paid and non-assessable shares of Class A Common Stock. Upon the exercise by any holder of Series C Preferred Stock of its conversion option, a proportional amount, based on the percentage of each series of shares outstanding, of the Series D Preferred Stock shall automatically convert into fully paid and non-assessable shares of Class A Common Stock, subject to the provisions of this Section 8. At any time and from time to time the outstanding shares of Series C Preferred Stock and Series D Preferred Stock taken together shall be convertible into a number of shares of Class A Common Stock (the “Aggregate Conversion Shares”) equal to the aggregate Liquidation Preferences of the shares of the Series C Preferred Stock and the Series D Preferred Stock as set forth herein and in the Series C Designation as of the date of conversion divided by $17.00, subject to adjustment from time to time pursuant to paragraph 8(g) hereof (the “Conversion Price”). The Series D Preferred Stock outstanding as at any date shall be convertible into a number of shares of Class A Common Stock (the “Aggregate Series D Conversion Shares”) equal to .625 times the excess, if any, of (A) the Aggregate Conversion Shares over (B) the aggregate Preference Amounts (as defined in the Series C Designation) with respect to all outstanding shares of Series C Preferred Stock divided by the Net Realizable FMV of a share of Class A Common Stock at the time of conversion. Each share of Series D Preferred Stock being converted shall convert into a number of shares of Class A Common Stock equal to the Aggregate Series D Conversion Shares divided by the number of shares of Series D Preferred Stock then outstanding. Notwithstanding any call for redemption pursuant to Section 6(a), the holders’ right to convert shares so called for redemption shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption.

                       (ii)      In the case of any partial conversion of Series C Preferred Stock by the holders thereof, selection of the Series D Preferred Stock for automatic conversion will be made by the Corporation in compliance with the requirements of the principal national securities exchange, if any, on which the Series D Preferred Stock is listed, or if the Series D Preferred Stock is not listed on a national securities exchange, on a pro rata basis, by lot or such other method as the Corporation, in its sole discretion, shall deem fair and appropriate; provided, however, that the Corporation may redeem all the shares held by holders of fewer than 5 shares of Series D Preferred Stock (or all of the shares held by the holders who would hold less than 5 shares of Series D Preferred Stock as a result of such redemption) as may be determined by the Corporation. The Corporation shall provide prompt written notice (including the number of

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shares so converted) of the automatic conversion of shares of Series D Preferred Stock pursuant to this paragraph 8 to the holders of record of the shares so converted.

            (b)      (i)      Promptly upon receipt of notice of automatic conversion of shares of Series D Preferred Stock pursuant to paragraph 8(a) (including the number of shares to be so converted), the holder of the shares of Series D Preferred Stock so converted shall surrender the certificate representing such shares at the principal executive offices of the Corporation. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series D Preferred Stock are registered, each certificate so surrendered shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder’s duly authorized attorney, and an amount sufficient to pay any transfer or similar tax.

                       (ii)      As promptly as practicable after the surrender by the holder of the certificates for shares of Series D Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder’s written order to the holder’s transferee, (x) a certificate or certificates for the whole number of shares of Class A Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 8, (y) any cash adjustment required pursuant to Section 8(f), and (z) in the event of a conversion in part, a certificate or certificates for the whole number of shares of Series D Preferred Stock not being so converted.

                       (iii)      Each conversion of shares of Series D Preferred Stock pursuant to paragraph 8(a) shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series C Preferred Stock shall have been surrendered and the notice of election to convert received by the Corporation in accordance with the procedures set forth in Section 8 of the Series C Designation, and the person in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Class A Common Stock represented thereby at such time on such date and such conversion shall be into a number of whole shares of Class A Common Stock in respect of the shares of Series D Preferred Stock being converted as determined in accordance with this Section 8 at such time on such date. All shares of Class A Common Stock delivered upon conversion of the Series D Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon automatic conversion of shares of Series D Preferred Stock, the shares so converted shall no longer be deemed to be outstanding and all rights of a holder with respect to such converted shares shall immediately terminate except the right to receive the Class A Common Stock and other amounts payable pursuant to this paragraph 8 and a certificate or certificates representing the shares of Series D Preferred Stock not converted.

            (c)        (i)       Upon delivery to the Corporation by a holder of shares of Series C Preferred Stock of a notice of election to convert, the right of the Corporation to redeem the applicable shares of Series D Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed as aforesaid.

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                      (ii)      If a holder of Series C Preferred Stock delivers to the Corporation a certificate therefor and a notice of election to convert, the Series D Preferred Stock to be converted shall cease to accrue dividends pursuant to paragraph 4.

                      (iii)      Except as provided above and in paragraph 8(g), the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Series D Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends theretofore paid on the shares of Class A Common Stock.

            (d)      (i)      The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Class A Common Stock as shall be required for the purpose of effecting conversions of the Series D Preferred Stock.

                       (ii)      Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series D Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

            (e)      The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of the Series D Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the holder of the Series D Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

            (f)      In connection with the conversion of any shares of Series D Preferred Stock, no fractions of shares of Class A Common Stock shall be required to be issued to the holder of such shares of Series D Preferred Stock, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Class A Common Stock on the business day next preceding the business day on which such shares of Series D Preferred Stock are deemed to have been converted.

            (g)      (i)      In case the Corporation shall at any time after the Issue Date (A) declare a dividend or make a distribution on Common Stock payable in Common Stock (other than dividends or distributions payable to holders of the Series D Preferred Stock including dividends paid as contemplated by Section 4(f)), (B) subdivide or split the outstanding Common Stock, (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, (D) issue any shares of its Capital Stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (E) consolidate with, or merge with or into, any other person, the Conversion Price in effect at the time of the record date for such dividend or distribution or on the effective date of such subdivision, split, combination, consolidation,

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merger or reclassification shall be adjusted so that the conversion of the Series D Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or other securities into which such shares of Common Stock have been converted, exchanged, combined, consolidated, merged or reclassified pursuant to clause 8(g)(i)(C), 8(g)(i)(D) or 8(g)(i)(E) above) which, if the Series D Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification. Such adjustment shall be made successively whenever an event listed above shall occur.

                       (ii)      In case the Corporation shall issue or sell any Common Stock (or rights, options, warrants or other securities convertible into or exercisable or exchangeable for shares of Common Stock), other than shares of Common Stock issued pursuant to the Merger Agreement, without consideration or for a consideration per share (or having a conversion, exchange or exercise price per share) less than the Current Market Price on the date of such issuance (or, in the case of convertible or exchangeable or exercisable securities, less than the Current Market Price as of the date of issuance of the rights, options, warrants or other securities in respect of which shares of Common Stock were issued) then, and in each such case, the Conversion Price shall be reduced to an amount determined by multiplying (A) the Conversion Price in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such sale or issuance multiplied by the then applicable Current Market Price (such Current Market Price, the “Adjustment Price”) and (2) the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into or for which the rights, options, warrants or other securities are convertible, exercisable or exchangeable), and the denominator of which shall be the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such sale or issue and (y) the number of additional shares of Common Stock issued (or into or for which the rights, options, warrants or other securities may be converted, exercised or exchanged), multiplied by the Adjustment Price. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined in good faith by the Board of Directors. Notwithstanding anything herein to the contrary, no adjustment in the Conversion Price shall be made under this clause 8(g)(ii): (a) to the extent the holders of Series D Preferred Stock participate in any such distribution in accordance with Section 4 hereof and (b) to the extent the holders of Series D Preferred Stock participate in any such distribution by way of an adjustment to the Conversion Price pursuant to Section 8(g)(i) hereof.

                       (iii)      In case the Corporation shall fix a record date for the issuance on a pro rata basis of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into or exercisable or exchangeable for shares of Common Stock) at a price per share of Common Stock (or having a conversion, exercise or exchange price per share of Common Stock, in the case of a security convertible into, or exerciseable or exchangeable for, shares of Common Stock) less than the Current Market Price on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and

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outstanding as of such record date and the Conversion Price shall be adjusted pursuant to paragraph 8(g)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or other securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph 8(g)(ii) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire in whole or in part unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph 8(g)), the Conversion Price shall again be adjusted as follows: (A) in the event that all of such rights, options or warrants expire unexercised, the Conversion Price shall be the Conversion Price that would then be in effect if such record date had not been fixed; (B) in the event that less than all of such rights, options or warrants expire unexercised, the Conversion Price shall be adjusted pursuant to paragraph 8(g)(ii) to reflect the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants that remain outstanding (without taking into effect shares of Common Stock issuable upon exercise of rights, options or warrants that have lapsed or expired); and (C) in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled, the Conversion Price shall be adjusted to reflect the Conversion Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock. Notwithstanding anything herein to the contrary, no further adjustment to the Conversion Price shall be made upon the issuance or sale of Common Stock upon the exercise of any rights, options or warrants to subscribe for or purchase Common Stock, if any adjustment in the Conversion Price was made or required to be made upon the record date for the issuance or sale of such rights, options or warrants under this clause 8(g)(iii). Notwithstanding anything herein to the contrary, no adjustment in the Conversion Price shall be made under this clause 8(g)(iii) to the extent the holders of Series D Preferred Stock participate in any such distribution in accordance with Section 4 hereof.

                       (iv)      (X) In case the Corporation shall fix a record date for the making of a distribution (other than distributions paid exclusively in cash under subparagraph (iv)(Y) below) to all holders of any class of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property, the Conversion Price to be in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Conversion Price immediately prior to such distribution less the fair market value (determined as set forth in paragraph 8(g)(ii) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock, and (B) the denominator of which shall be the Conversion Price immediately prior to such distribution. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

            (Y)      An adjustment to the Conversion Price also shall be made in respect of dividends and distributions paid exclusively in cash to all holders of Common Stock (excluding any dividend or distribution in connection with the liquidation, dissolution or winding-up of the

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Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(g)(i) is made) where the sum of (1) all such cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value (determined as set forth in paragraph 8(g)(ii) hereof)of other consideration paid in respect of any repurchases of Common Stock by the Corporation or any of its subsidiaries within the preceding 12 months in respect of which no adjustment has been made, exceeds 2% of the Corporation’s market capitalization (being the product of the then Current Market Price of the Common Stock times the aggregate number of shares of Common Stock then outstanding on the record date for such distribution). The Conversion Price to be in effect after such adjustment shall be determined by subtracting from the Conversion Price in effect prior to such adjustment an amount equal to the quotient of (A) the sum of clause (1) and clause (2) above and (B) the number of shares of Common Stock outstanding on the date such adjustment is to be determined.

            (Z)      Notwithstanding anything herein to the contrary, no adjustment in the Conversion Price shall be made under this clause 8(g)(iv): (a) to the extent the holders of Series D Preferred Stock participate in any such distribution in accordance with Section 4 hereof and (b) to the extent the holders of the Series D Preferred Stock participate in any such distribution by way of an adjustment to the Conversion Price pursuant to Section 8(g)(i) hereof.

                       (v)      No adjustment to the Conversion Price pursuant to (a) paragraphs 8(g)(ii), 8(g)(iii) or 8(g)(iv) above shall be required unless such adjustment would require an increase or decrease of at least $.25 in the Conversion Price or (b) paragraph 8(g)(ii) above shall be required with respect to rights, options, warrants or other securities outstanding on the Issue Date or issued pursuant to the Company’s employee benefit plans in effect on the Issue Date or reserved for issuance thereunder as of the Issue Date or stock options granted after the Issue Date pursuant to any stock option plans adopted by the Board of Directors so long as such options have an exercise price not less than the Market Price on the day preceding such grant; provided, however, that any adjustments which by reason of this paragraph 8(g)(v)(a) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 8(g) shall be made to the nearest four decimal points.

                       (vi)      In the event that, at any time as a result of the provisions of this paragraph 8(g), a holder of Series D Preferred Stock upon subsequent conversion shall become entitled to receive any shares of Capital Stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of Series D Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                       (vii)      If, as a result of the operation of paragraphs 8(g)(ii), 8(g)(iii) or 8(g)(iv) above and corresponding provisions in the Series C Designation, the cumulative number of shares of Class A Common Stock issued or issuable upon conversion of the Series C Preferred Stock and Series D Preferred Stock, after giving effect to (x) the adjustments described in such paragraphs and corresponding provisions in the Series C Designation and (y) all prior conversions of Series C Preferred Stock and Series D Preferred Stock, would equal or exceed a number (the “Threshold Number”) equal to 20% of the outstanding shares of Class A Common Stock as of the Issue Date and if the Company receives a written opinion of its outside counsel

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that the issuance of such shares in excess of the Threshold Number would violate the rules of the Nasdaq National Market or any other exchange on which the Class A Common Stock is then quoted or traded, then until and unless the Corporation obtains the approval of its common stockholders for the issuance of any such shares of Class A Common Stock in excess of the Threshold Number, the holders shall only be entitled to exercise their conversion rights with respect to a maximum number of Series C and Series D Preferred Stock that would not result in an amount of shares of Class A Common Stock being issued in excess of the Threshold Number, but in any case, the Conversion Price shall be adjusted as provided in such paragraphs. If, as a result of the operation of the preceding sentence, the conversion rights of the holders of Series D Preferred Stock are limited by operation thereof because appropriate stockholder approval has not been obtained, the Corporation agrees for the benefit of the holders of Series C Preferred Stock and Series D Preferred Stock to use its reasonable best efforts to seek, as promptly as reasonably practicable, the requisite approval of its common stockholders (and shall seek such approval as often as necessary to obtain such approval), and will recommend to its stockholders that they vote in favor of a resolution providing for such approval, for the amount of shares of Class A Common Stock that would be issued or issuable upon conversion in full of all outstanding Series C and Series D Preferred Stock. Notwithstanding anything to the contrary set forth above, the holders of Series C Preferred Stock and Series D Preferred Stock shall be entitled to exercise such holders’ conversion rights in full (after giving effect to any and all anti-dilution adjustments resulting from operation of paragraphs 8(g)(ii), 8(g)(iii) or 8(g)(iv)) in connection with any merger, consolidation or other transaction in which such Series C Preferred Stock, Series D Preferred Stock or Class A Common Stock is being converted into or exchanged for cash, securities or other property in connection with such merger, consolidation or other transaction. In the event that the Corporation elects to redeem the shares of Series C Preferred Stock and Series D Preferred Stock at a time when the holders’ right to convert such shares into Class A Common Stock is limited as provided in this paragraph (g), and such holders seek to exercise such conversion rights prior to the date fixed for redemption in accordance with this Section 8 (the “Redemption Date”), then if the total number of shares of Class A Common Stock issued or issuable upon conversion of such shares, after giving effect to any adjustments provided under the first sentence of this section (the “Cumulative Number”), would exceed the Threshold Number, the holders shall be entitled to convert such number of shares of Series C Preferred Stock and Series D Preferred Stock into a number of shares of Class A Common Stock up to the Threshold Number, and with respect to the balance of such shares, the Corporation shall cancel such shares and shall pay the holders in lieu thereof an amount in cash equal to (a)(i) the Cumulative Number minus (ii) the Threshold Number multiplied by (b) the Market Price per share of Class A Common Stock on the business day next preceding the business day which is deemed the Redemption Date.

            (h)     All adjustments pursuant to this paragraph 8 shall be notified to the holders of the Series D Preferred Stock and such notice shall be accompanied by a schedule of computations of the adjustments.

            (i)      Notwithstanding anything in this Section 8 to the contrary, no adjustment of the Conversion Price shall be made as a result of the Stock Dividend.

            9.      Voting Rights. (a) The holders of record of shares of Series D Preferred shall be entitled to vote on an as-converted basis (calculated in accordance with Section 8(a) as

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of the close of trading on the last trading day of the most recently ended fiscal quarter of the Corporation) with the Class A Common Stock as a single class on all matters presented to the holders of the Class A Common Stock for vote, except as hereinafter provided in this Section 9 or as otherwise provided by law. So long as the provisions of Section 9(b)(i) entitle the holders of Series D Preferred Stock to designate the Series D Designee (as defined below), the holders of Series D Preferred Stock shall not be entitled to vote as to the election of other directors of the Corporation.

            (b)      (i)      On the Issue Date, the Board of Directors shall cause the total number of directors then constituting the whole Board of Directors to be increased by two and the holders of the outstanding shares of Series C Preferred Stock shall be entitled to designate one director (the “Series C Designee”) for election to the Board of Directors of the Corporation and, voting separately as a series, shall have the exclusive right to vote for the election of such designee to the Board of Directors, and the holders of the outstanding shares of Series D Preferred Stock shall be entitled to designate one director (the “Series D Designee”) for election to the Board of Directors of the Corporation and, voting separately as a series, shall have the exclusive right to vote for the election of such designee to the Board of Directors; provided that, notwithstanding the foregoing, after the Issue Date, (i) the holders of the outstanding shares of Series C Preferred Stock shall continue to be entitled to designate the Series C Designee for election to the Board of Directors and, voting separately as a series, shall continue to have the exclusive right to vote for the election of the Series C Designee to the Board of Directors, and the holders of the outstanding shares of the Series D Preferred Stock shall continue to be entitled to designate the Series D Designee for election to the Board of Directors and, voting separately as a series, shall continue to have the exclusive right to vote for the election of the Series D Designee to the Board of Directors, in each case, for as long as, and only for as long as, at least 40% of the aggregate number of shares of Series C Preferred Stock issued on the original date of issuance of the Series C Preferred Stock and of shares of Series D Preferred Stock issued on the Issue Date (such aggregate number of shares of Series C Preferred Stock and Series D Preferred Stock being referred to herein as the “Total C and D Shares”) remains outstanding; (ii) the entitlement of the holders of outstanding shares of Series D Preferred Stock to designate one director for election to the Board of Directors, and the exclusive right of the holders of outstanding shares of Series D Preferred Stock to vote, separately as a series, for the election of such designee to the Board of Directors, shall cease immediately upon 20% or less of the Total C and D Shares being outstanding, and the holders of the outstanding shares of Series D Preferred Stock shall be entitled to designate one board observer (the “Series D Board Observer”), for as long as, and only for as long as, 20% or less (but at least one share of Series D Preferred Stock) of the Total C and D Shares remains outstanding; (iii) immediately upon no shares of Series D Preferred Stock issued on the Series D Issue Date being outstanding, the entitlement of the holders of outstanding shares of Series D Preferred Stock to designate the Series D Board Observer, and the rights of such Board Observer, shall cease; and (iv) immediately upon 20% or less of the Total C and D Shares being outstanding, the Board of Directors shall cause the total number of directors then constituting the whole Board of Directors to be decreased by one, and the term of office of the Series D Designee shall terminate. The Series D Designee may be removed with or without cause by the holders of the shares of Series D Preferred Stock. The “Series D Board Observer” means a person who shall not be a member of the Board of Directors and who shall have the rights as agreed to with the Corporation, provided that such rights shall

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satisfy the requirement of contractual management rights for purposes of the Department of Labor’s “plan assets” regulation.

                       (ii)      If and whenever the Corporation shall have failed to discharge its Mandatory Redemption Obligation or the Corporation shall have failed to comply with Section 9(d) hereof, the total number of directors then constituting the whole Board of Directors automatically shall be increased by one and the holders of outstanding shares of Series D Preferred Stock, voting separately as a single series, shall be entitled to elect one additional director to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series D Preferred Stock called as hereinafter provided. Whenever the Corporation shall have fulfilled its Mandatory Redemption Obligation, then the right of the holders of the outstanding shares of the Series D Preferred Stock to elect such additional director shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any future failure to fulfill any Mandatory Redemption Obligation), and the term of office of any person elected as director by the holders of outstanding shares of Series D Preferred Stock pursuant to this subparagraph (b)(ii) shall forthwith terminate and the total number of directors then constituting the whole Board of Directors automatically shall be reduced by one. At any time after voting power to elect one additional director shall have become vested and be continuing in the holders of outstanding shares of Series D Preferred Stock pursuant to this subparagraph (b)(ii), or if a vacancy shall exist in the office of a director elected by the holders of outstanding shares of Series D Preferred Stock pursuant to this subparagraph (b)(ii), a proper officer of the Corporation may, and upon the written request of the holders of record of at least twenty-five percent (25%) of the shares of Series D Preferred Stock then outstanding addressed to the Secretary of the Corporation shall, call a special meeting of the holders of Series D Preferred Stock, for the purpose of electing the one additional director which such holders are entitled to elect pursuant to this subparagraph (b)(ii). If such meeting shall not be called by a proper officer of the Corporation within twenty (20) days after personal service of said written request upon the Secretary of the Corporation, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the holders of record of at least twenty-five percent (25%) of the outstanding shares of Series D Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series D Preferred Stock so designated shall have, and the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.

            (c)      Without the written consent of holders of a majority of the outstanding shares of Series D Preferred Stock or the affirmative vote of holders of a majority of the outstanding shares of Series D Preferred Stock at a meeting of the holders of Series D Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Restated Certificate of Incorporation or this Certificate of Designation so as to adversely affect the preferences, rights or powers of the Series D Preferred Stock or to authorize the issuance of, or to issue any, additional shares of Series D Preferred Stock; provided that any such amendment that changes any dividend or other amount payable on or the liquidation preference of the Series D Preferred Stock shall require the written consent of holders of two-thirds of the

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outstanding shares of Series D Preferred Stock or the affirmative vote of holders of two-thirds of the outstanding shares of Series D Preferred Stock at a meeting of the holders of Series D Preferred Stock called for such purpose.

            (d)      Without the written consent of holders of a majority of the outstanding shares of Series D Preferred Stock or the affirmative vote of holders of a majority of the outstanding shares of Series D Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not create, authorize or issue any (i) Parity Securities or (ii) Senior Securities except Senior Securities issued in accordance with paragraph (f)(ii) of the Certificate of Designation for the Senior Exchangeable Redeemable Preferred Shares as in effect on December 3, 1999.

            (e)      Subject to the provisions of Sections 8 and 10 hereof, the Corporation may, without the consent of any holder of Series D Preferred Stock, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets as an entirety to, any Person, provided that: (1) the successor, transferee or lessee (if not the Corporation) is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and the Series D Preferred Stock shall be converted into or exchanged for and shall become shares of, or interests in, such successor, transferee or lessee, having in respect of such successor, transferee, or lessee substantially the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, that the Series D Preferred Stock has immediately prior to such transaction; and (2) the Corporation delivers to the transfer agent an officers’ certificate and an opinion of counsel stating that such consolidation, merger, conveyance, transfer or lease complies with this Certificate of Designation. In the event of any consolidation or merger or conveyance, transfer or lease of all or substantially all of the assets of the Corporation that is permitted pursuant to this paragraph (e), the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Corporation with respect to the Series D Preferred Stock (or shares or interests into, or for which, the Series D Preferred Stock is converted or exchanged), and thereafter, except in the case of a lease, the predecessor (if still in existence) shall be released from its obligations and covenants with respect to the Series D Preferred Stock.

            (f)      In exercising the voting rights set forth in this paragraph 9, each share of Series D Preferred Stock shall have one vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of Series D Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

            10.     Change of Control. (a) Pursuant to the Series C Designation, within thirty days of a Change of Control (the date of such occurrence being the “Change of Control Date”), the Corporation shall notify the holders of the Series C Preferred Stock of such occurrence and shall be required to make an offer (the “Offer to Purchase”) to each holder of shares of Series C Preferred Stock (subject to the rights of the holders pursuant to Section 8 hereof) to repurchase such holder’s shares of Series C Preferred Stock, or such portion thereof as may be determined by such holder, at a price per share in cash equal to 101% of the Liquidation Preference plus,

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without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the last Dividend Payment Date through such date); provided that if any holders of Series C Preferred Stock tender their shares pursuant to the Offer to Purchase, the Corporation shall be required to purchase a proportional amount of the Series D Preferred Stock.

            (b)      The Offer to Purchase must take place on a Business Day (the “Change of Control Payment Date”) not later than 30 days following the Change of Control Date. On the Change of Control Payment Date, the Corporation shall (A) accept for payment any Series D Preferred Stock required to be purchased, (B) pay to the holders of shares so accepted the purchase price therefor in cash and (C) cancel and retire each surrendered certificate. Unless the Corporation defaults in the payment for the Series D Preferred Stock required to be purchased pursuant to Section 10(a) hereof, dividends will cease to accrue with respect to the Series D Preferred Stock purchased and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor.

            (c)      The Corporation will comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of the Series D Preferred Stock in connection with an Offer to Purchase.

            (d)       Notwithstanding anything to the contrary contained in this Section 10, the Company will not repurchase or redeem any such stock pursuant to this Section 10 until it has repurchased or repaid all outstanding debt obligations pursuant to rights triggered pursuant to the terms thereof resulting from the Change of Control in question.

            11.      Reports. So long as any of the Series D Preferred Stock is outstanding, in the event the Corporation is not required to file quarterly and annual financial reports with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, the Corporation will furnish the holders of the Series D Preferred Stock with reports containing the same information as would be required in such reports.

            12.      General Provisions. (a) The term “person” as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

            (b)      The term “outstanding”, when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

            (c)      The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

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            IN WITNESS WHEREOF, said XO Communications, Inc. has caused this Amended and Restated Certificate of Designation to be signed by Gary D. Begeman, its Senior Vice President, General Counsel and Secretary this __ day of _____, 2001.

XO COMMUNICATIONS, INC.

By:____________________ Name: Gary D. Begeman Title: Senior Vice President, General Counsel and Secretary

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Exhibit 2.2C

XO COMMUNICATIONS, INC.

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF THE POWERS,
PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER
SPECIAL RIGHTS OF SERIES G CUMULATIVE CONVERTIBLE PARTICIPATING
PREFERRED STOCK AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

            1.      Number and Designation. 268,750 shares of the Preferred Stock of the Corporation shall constitute a series designated as “Series G Cumulative Convertible Participating Preferred Stock” (the “Series G Preferred Stock”).

            2.      Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

            “Board of Directors” means the Board of Directors of the Corporation.

            “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York City, New York generally are authorized or required by law or other governmental actions to close.

            “Capital Stock” means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such person’s capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

            “Change of Control” will be deemed to have occurred at such time as any of the following occur: (i) any person or any persons acting together that would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto (other than Eagle River, Craig O. McCaw, Wendy P. McCaw and their respective affiliates or an underwriter engaged in a firm commitment underwriting on behalf of the Corporation), shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) more than 50% of the aggregate voting power of all classes of Voting Stock of the Corporation, (ii) neither Mr. Craig O. McCaw nor any person designated by him to the Corporation as acting on his behalf shall be a director of the Corporation, or (iii) from and after the date on which the Corporation has redeemed indefeasibly or defeased in full its obligations in respect of its 12-1/2% Senior Notes due April 15, 2006 or defeased the covenants applicable thereto in accordance with their terms, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the shareholders of the Corporation was proposed by a vote of a majority of the directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

(a)	“Class A Common Stock” means any shares of the Corporation’s Class A Common Stock, par value $.02 per share, now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Corporation which may be exchanged for or converted into Class A Common Stock, any and all securities of any kind whatsoever of the Corporation which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Class A Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Corporation or otherwise.

            “Common Stock” means the Corporation’s Class A Common Stock, the Corporation’s Class B Common Stock, par value $.02 per share, and any other common stock of the Corporation.

            “Current Market Price” means the average of the daily Market Prices of the Common Stock for ten consecutive trading days immediately preceding the date for which such value is to be computed.

            “Eagle River” means Eagle River Investments, L.L.C., a limited liability company formed under the laws of the State of Washington.

            “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

            “Issue Date” means the original date of issuance of shares of Series G Preferred Stock.

            “Liquidation Preference” with respect to a share of Series G Preferred Stock means, as at any date, the sum of (i) $1,000.00 plus (ii) any Special Amount with respect to such share plus (iii) an amount equal to any accrued and unpaid Preferred Dividends (as defined in paragraph 4(a) below) with respect to such share from the last Dividend Payment Date through such date.

            “Market Price” means, with respect to the Common Stock, on any given day, (i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so traded, but not so quoted, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the

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Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Corporation.

            “Merger Agreement” means the Amended and Restated Agreement and Plan of Merger and Share Exchange Agreement, dated as of May 10, 2000, by and among Concentric Network Corporation, the Corporation, Eagle River, Craig O. McCaw and NM Acquisition Corp.

            “Net Realizable FMV” means, with respect to a share of Common Stock, if calculable, the amount of gross proceeds net of underwriters’ discounts, commissions or other selling expenses received by or to be received by the holder in connection with the sale of such share of Common Stock on a when issued basis or immediately after the conversion or, in all other cases, an amount equal to 97% of the Current Market Price of the Common Stock.

            “Preference Amount” with respect to a share of Series G Preferred Stock means, as at any date, the sum of (i) $706.9767 plus (ii) any Special Amount, whether or not declared, with respect to such share plus (iii) an amount equal to any accrued and unpaid Preferred Dividends with respect to such share from the last Dividend Payment Date through such date.

            “Series C Designation” means the Certificate of Designation for the Series C Preferred Stock, as amended.

            “Series C Preferred Stock” means the Series C Cumulative Convertible Participating Preferred Stock, par value $.01 per share, of the Corporation.

            “Series D Designation” means the Certificate of Designation for the Series D Preferred Stock, as amended.

            “Series D Preferred Stock” means the Series D Convertible Participating Preferred Stock, par value $.01 per share, of the Corporation.

            “Series H Designation” means the Certificate of Designation for the Series H Preferred Stock.

            “Series H Preferred Stock” means the Series H Convertible Participating Preferred Stock, par value $.01 per share, of the Corporation.

            “Special Amount” with respect to a share of Series G Preferred Stock shall mean all dividends and other amounts which have become payable in respect of such share under paragraph 4(a) but which have not been paid. The Special Amount with respect to any such share shall be reduced by the amount of any such dividends and other amounts actually paid in respect of such share under paragraph 4(c).

            “Voting Stock” means, with respect to any person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such person.

            3.      Rank. (a) The Series G Preferred Stock and Series H Preferred Stock each will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank

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(i) senior to the Corporation’s Series B Cumulative Convertible Preferred Stock, par value $.01 per share, the Corporation’s Series F Convertible Redeemable Preferred Stock, par value $.01 per share, all classes of Common Stock and to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board of Directors of the Corporation the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series G Preferred Stock and Series H Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to, together with all classes of Common Stock of the Corporation, as “Junior Securities”); (ii) on a parity with the Series C Preferred Stock, the Series D Preferred Stock and each class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board of Directors of the Corporation, the terms of which expressly provide that such class or series will rank on a parity with the Series G Preferred Stock and Series H Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as “Parity Securities”); and (iii) junior to the Corporation’s Series A Exchangeable Redeemable Preferred Shares, par value $.01 per share (the “Senior Exchangeable Redeemable Preferred Shares”), the Corporation’s Series E Redeemable Exchangeable Preferred Stock, par value $.01 per share, and to each class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board of Directors of the Corporation in accordance with Section 9(d) hereof, the terms of which expressly provide that such class or series will rank senior to the Series G Preferred Stock and Series H Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Senior Securities”); provided that the relative powers, rights and preferences of the Series G Preferred Stock and Series H Preferred Stock vis-a-vis the other shall be as set forth herein and in the Series H Designation.

            (b)      The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any warrants, rights or options or other securities exercisable or exchangeable for or convertible into any of the Junior Securities, Parity Securities and Senior Securities, as the case may be.

            (c)      The Series G Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities and, to the extent permitted by Section 9(d), Senior Securities.

            4.       Dividends. (a) On July 26, 2000, the Corporation shall pay the holders of the Series G Preferred Stock, on a pro rata basis based upon their holdings of Series G Preferred Stock, a regularly scheduled cash dividend in the aggregate amount of $4,040,889. In addition, the holders of shares of Series G Preferred Stock shall be entitled to receive with respect to each share of Series G Preferred Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends per annum equal to $55.814 per share in cash (the “Preferred Dividend”). Preferred Dividends shall accrue and shall be cumulative whether or not declared from the Issue Date and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (unless such day is not a Business Day, in which event such dividends shall be payable on the next succeeding Business Day) (each such date being a “Dividend Payment Date” and each such quarterly period being a “Dividend Period”), commencing on September 30, 2000. Each such dividend shall be payable to the holders of record of shares of the Series G Preferred Stock as they appear on the stock register of the Corporation at the close of business on the corresponding Record Date. As used

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herein, the term “Record Date” means, with respect to the dividend payable on March 31, June 30, September 30 and December 31, respectively, of each year, the preceding March 15, June 15, September 15 and December 15, or such other date, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed as the record date by the Board of Directors.

            (b)      The amount of Preferred Dividends payable for each full Dividend Period for each outstanding share of Series G Preferred Stock shall be computed by dividing $55.814 by four. The amount of Preferred Dividends payable on the initial Dividend Payment Date, or in respect of any period shorter or longer than a full Dividend Period, on the Series G Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. No interest, or sum or money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series G Preferred Stock that may be in arrears.

            (c)      Accrued and unpaid Special Amounts for any past Dividend Periods may be declared and paid on any subsequent Dividend Payment Date, to holders of record on the corresponding Record Date.

            (d)      So long as any shares of the Series G Preferred Stock are outstanding, no dividend, except as described in the last sentence of Section 4(e) below and except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Securities, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Parity Securities or Junior Securities), unless in each case all Special Amounts have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series G Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on, or the date of redemption, purchase, or acquisition for consideration of, such Parity Securities. When Special Amounts are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all Special Amounts and additional amounts declared upon shares of the Series G Preferred Stock and all dividends and additional amounts declared upon any other Parity Securities shall be declared ratably in proportion to the respective amounts of Special Amounts and additional amounts accumulated and unpaid on the Series G Preferred Stock and dividends and additional amounts accumulated and unpaid on such Parity Securities.

            (e)      So long as any shares of the Series G Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment and no other distribution shall be declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (any such dividend, distribution, redemption, purchase or acquisition being hereinafter referred to as a “Junior Securities Distribution”) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) all Special Amounts and additional amounts on all outstanding shares of the Series G Preferred Stock and accrued and unpaid dividends and additional amounts on any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series G Preferred Stock and all past dividend

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periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series G Preferred Stock and the current dividend period with respect to such Parity Securities. Notwithstanding anything in this Certificate of Designation to the contrary, the Corporation may declare and pay dividends on Parity Stock which are payable solely in additional shares of, or by the increase in the liquidation value of, Parity Stock or on Junior Stock which are payable in additional shares of, or by the increase in the liquidation value of, Junior Stock, as applicable, or repurchase, redeem or otherwise acquire Junior Stock in exchange for Junior Stock, and Parity Stock in exchange for Parity Stock or Junior Stock.

            (f)      So long as any shares of Series G Preferred Stock are outstanding, if the Corporation pays a dividend in cash, securities or other property on the Common Stock (other than as described in the last sentence of Section 4(e)) then at the same time the Corporation shall declare and pay a dividend on each share of Series G Preferred Stock in an amount equal to the Series G Per Share Participation Amount. The “Series G Per Share Participation Amount” means, as at any date, 37.5% of the amount of dividends that would be paid with respect to the Series G Preferred Stock and Series H Preferred Stock taken together if converted into Common Stock on the date established as the record date with respect to such dividend on the Common Stock divided by the number of shares of Series G Preferred Stock then outstanding.

            5.      Liquidation Preference. (a) In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Senior Securities, and before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series G Preferred Stock and Series H Preferred Stock taken together shall be entitled to receive an amount in cash equal to the greater of (x) the aggregate Liquidation Preferences (as set forth herein and in the Series H Designation) of the shares of Series G Preferred Stock and Series H Preferred Stock as of the date of liquidation, or (y) the aggregate amount that would have been received with respect to the shares of Series G Preferred Stock and Series H Preferred Stock if such stock had been converted to Common Stock immediately prior to such liquidation, dissolution or winding-up. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, shall be insufficient to pay in full the aforesaid amounts under clause (x) of the preceding sentence and liquidating payments on all Parity Securities, then such assets, or proceeds thereof, shall (i) be distributed among the shares of Series G Preferred Stock and the Series H Preferred Stock taken together and all such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Preferred Stock and any such other Parity Securities if all amounts payable thereon were paid in full and (ii) the amount distributable under clause (i) to the Series G Preferred Stock and Series H Preferred Stock taken together, shall first be distributed to the Series G Preferred Stock until it has received an amount equal to the aggregate Preference Amounts of all Series G Preferred Stock outstanding as of the date of liquidation and thereafter 37.5% to the Series G Preferred Stock and 62.5% to the Series H Preferred Stock. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable to the Series G Preferred Stock and Series H Preferred Stock taken together shall be sufficient to pay in full the aforesaid amounts under clause (x) of the first sentence of this subsection 5(a) then such amount shall first be

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distributed to the Series G Preferred Stock until it has received an amount equal to the aggregate Preference Amounts of all Series G Preferred Stock outstanding as of the date of liquidation and thereafter 37.5% to the Series G Preferred Stock and 62.5% to the Series H Preferred Stock. Any amounts distributed with respect to the Series G Preferred Stock pursuant to this paragraph 5(a) shall be allocated pro rata among the shares of Series G Preferred Stock. For the purposes of this paragraph 5, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

            (b)      Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series G Preferred Stock and the Series H Preferred Stock taken together, as provided in this paragraph 5, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series G Preferred Stock, Series H Preferred Stock and any Parity Securities shall not be entitled to share therein.

            6.       Redemption. (a) The Series G Preferred Stock shall not be redeemable by the Corporation prior to the later of (i) the fifth anniversary of the Issue Date and (ii) the date on which the Corporation has redeemed indefeasibly or defeased in full its obligations in respect of its 12-1/2% Senior Notes due April 15, 2006 or defeased the covenants applicable thereto in accordance with their terms (the “Redemption Trigger Date”). On and after the Redemption Trigger Date, to the extent the Corporation shall have funds legally available for such payment, and subject to the rights of the holders pursuant to Section 8 hereof, the Corporation may redeem at its option shares of Series G Preferred Stock, at any time in whole or from time to time in part, at a redemption price per share equal to the Liquidation Preference as of the date fixed for redemption, without interest; provided that the Corporation shall only be entitled to redeem shares of the Series G Preferred Stock if shares of the Series H Preferred Stock are also redeemed on a proportional basis based on the percentage of each series of shares outstanding at such time.

            (b)      To the extent the Corporation shall have funds legally available therefor, during the 180-day period commencing on the tenth anniversary of the Issue Date, the holders of the Series G Preferred Stock shall have the right to cause the Corporation to redeem at any time in whole or from time to time in part outstanding shares of Series G Preferred Stock, if any, at a redemption price per share in cash equal to the Liquidation Preference, without interest; provided that upon any such election the Corporation shall be required to redeem a proportional amount of the Series H Preferred Stock.

            (c)      Shares of Series G Preferred Stock which have been issued and reacquired by the Corporation in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be retired and have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series G Preferred Stock shall be reissued or sold as Series G Preferred Stock.

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            (d)      If the Corporation is unable or shall fail to discharge its obligation to redeem outstanding shares of Series G Preferred Stock pursuant to paragraph 6(b) (the “Mandatory Redemption Obligation”), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Series G Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities or (ii) declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Securities.

            7.       Procedure for Redemption. (a) In the event that fewer than all the outstanding shares of Series G Preferred Stock are to be redeemed, in the case of Section 6(a), the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole shares). Notwithstanding anything in Section 6 to the contrary, the Corporation shall only redeem shares of Series G Preferred Stock pursuant to Section 6(a) or 6(b) on a proportional basis based on the percentage of each series of shares outstanding at such time.

            (b)      In the event the Corporation shall redeem shares of Series G Preferred Stock pursuant to Section 6(a), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder’s address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series G Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series G Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

            (c)      Notice having been mailed as aforesaid, if applicable, from and after the redemption date, dividends on the shares of Series G Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and except the right to convert shares so called for redemption prior to the close of business on the date immediately preceding the date fixed for such redemption) shall cease. Upon surrender in accordance with said notice, if applicable, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

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            8.      Conversion. (a) (i) Subject to the provisions of this Section 8, the holders of shares of Series G Preferred Stock shall have the right, at any time in whole and from time to time in part, at such holders’ option, to convert any or all outstanding shares (and fractional shares) of Series G Preferred Stock held by such holders into fully paid and non-assessable shares of Class A Common Stock; provided that upon the exercise by any holder of Series G Preferred Stock of this conversion option, a proportional amount, based on the percentage of each series of shares outstanding, of the Series H Preferred Stock shall automatically convert in accordance with the terms of the Series H Designation. At any time and from time to time the outstanding shares of Series G Preferred Stock and Series H Preferred Stock taken together shall be convertible into a number of shares of Class A Common Stock (the “Aggregate Conversion Shares”) equal to the aggregate Liquidation Preferences of the shares of the Series G Preferred Stock and the Series H Preferred Stock as set forth herein and in the Series H Designation as of the date of conversion divided by $17.00, subject to adjustment from time to time pursuant to paragraph 8(g) hereof (the “Conversion Price”). The Series G Preferred Stock outstanding as at any date shall be convertible into a number of shares of Class A Common Stock (the “Aggregate Series G Conversion Shares”) equal to the sum of (A) the aggregate Preference Amounts with respect to all outstanding shares of Series G Preferred Stock divided by the Net Realizable FMV of a share of Class A Common Stock at the time of conversion plus (B) .375 times the excess, if any, of the Aggregate Conversion Shares over the number determined pursuant to clause (A). Each share of Series G Preferred Stock being converted shall convert into a number of shares of Class A Common Stock equal to the Aggregate Series G Conversion Shares divided by the number of shares of Series G Preferred Stock then outstanding. Notwithstanding any call for redemption pursuant to Section 6(a), the right to convert shares so called for redemption shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption.

                       (ii)      In the case of any partial conversion of Series G Preferred Stock by the holders thereof, selection of the Series H Preferred Stock for automatic conversion will be made by the Corporation in compliance with the requirements of the principal national securities exchange, if any, on which the Series H Preferred Stock is listed, or if the Series H Preferred Stock is not listed on a national securities exchange, on a pro rata basis, by lot or such other method as the Corporation, in its sole discretion, shall deem fair and appropriate; provided, however, that the Corporation may redeem all the shares held by holders of fewer than 5 shares of Series H Preferred Stock (or all of the shares held by the holders who would hold less than 5 shares of Series H Preferred Stock as a result of such redemption) as may be determined by the Corporation.

            (b)      (i)      In order to exercise the conversion privilege, the holder of the shares of Series G Preferred Stock to be converted shall surrender the certificate representing such shares at the principal executive offices of the Corporation, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series G Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder’s duly authorized attorney, and an amount sufficient to pay any transfer or similar tax.

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                       (ii)      As promptly as practicable after the surrender by the holder of the certificates for shares of Series G Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder’s written order to the holder’s transferee, (x) a certificate or certificates for the whole number of shares of Class A Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 8, (y) any cash adjustment required pursuant to Section 8(f), and (z) in the event of a conversion in part, a certificate or certificates for the whole number of shares of Series G Preferred Stock not being so converted.

                       (iii)      Each conversion of shares of Series G Preferred Stock pursuant to paragraph 8(a) shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series G Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Class A Common Stock represented thereby at such time on such date and such conversion shall be into a number of whole shares of Class A Common Stock in respect of the shares of Series G Preferred Stock being converted as determined in accordance with this Section 8 at such time on such date. All shares of Class A Common Stock delivered upon conversion of the Series G Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing the shares of Series G Preferred Stock to be converted, the shares to be so converted shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Class A Common Stock and other amounts payable pursuant to this paragraph 8 and a certificate or certificates representing the shares of Series G Preferred Stock not converted.

            (c)      (i)      Upon delivery to the Corporation by a holder of shares of Series G Preferred Stock of a notice of election to convert, the right of the Corporation to redeem such shares of Series G Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed as aforesaid.

                       (ii)      If a holder of Series G Preferred Stock delivers to the Corporation a certificate therefor and a notice of election to convert, the Series G Preferred Stock to be converted shall cease to accrue dividends pursuant to paragraph 4 but shall continue to be entitled to receive pro rata dividends for the period from the last Dividend Payment Date to the date of delivery of the notice of election to convert in preference to and in priority over any dividends on any Junior Securities.

                       (iii)      Except as provided above and in paragraph 8(g), the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Series G Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends theretofore paid on the shares of Class A Common Stock.

            (d)      (i)      The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of

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Class A Common Stock as shall be required for the purpose of effecting conversions of the Series G Preferred Stock.

                       (ii)      Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series G Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

            (e)      The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of the Series G Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the holder of the Series G Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

            (f)      In connection with the conversion of any shares of Series G Preferred Stock, no fractions of shares of Class A Common Stock shall be required to be issued to the holder of such shares of Series G Preferred Stock, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Class A Common Stock on the business day next preceding the business day on which such shares of Series G Preferred Stock are deemed to have been converted.

            (g)      (i)      In case the Corporation shall at any time after the Issue Date (A) declare a dividend or make a distribution on Common Stock payable in Common Stock (other than dividends or distributions payable to holders of the Series G Preferred Stock including dividends paid as contemplated by Section 4(f)), (B) subdivide or split the outstanding Common Stock, (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, (D) issue any shares of its Capital Stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (E) consolidate with, or merge with or into, any other person, the Conversion Price in effect at the time of the record date for such dividend or distribution or on the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be adjusted so that the conversion of the Series G Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or other securities into which such shares of Common Stock have been converted, exchanged, combined, consolidated, merged or reclassified pursuant to clause 8(g)(i)(C), 8(g)(i)(D) or 8(g)(i)(E) above) which, if the Series G Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification. Such adjustment shall be made successively whenever an event listed above shall occur.

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                  (ii)       In case the Corporation shall issue or sell any Common Stock (or rights, options, warrants or other securities convertible into or exercisable or exchangeable for shares of Common Stock), other than shares of Common Stock issued pursuant to the Merger Agreement, without consideration or for a consideration per share (or having a conversion, exchange or exercise price per share) less than the Current Market Price on the date of such issuance (or, in the case of convertible or exchangeable or exercisable securities, less than the Current Market Price as of the date of issuance of the rights, options, warrants or other securities in respect of which shares of Common Stock were issued) then, and in each such case, the Conversion Price shall be reduced to an amount determined by multiplying (A) the Conversion Price in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such sale or issuance multiplied by the then applicable Current Market Price (such Current Market Price, the “Adjustment Price”) and (2) the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into or for which the rights, options, warrants or other securities are convertible, exercisable or exchangeable), and the denominator of which shall be the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such sale or issue and (y) the number of additional shares of Common Stock issued (or into or for which the rights, options, warrants or other securities may be converted, exercised or exchanged), multiplied by the Adjustment Price. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined in good faith by the Board of Directors. Notwithstanding anything herein to the contrary, no adjustment in the Conversion Price shall be made under this clause 8(g)(ii): (a) to the extent the holders of Series G Preferred Stock participate in any such distribution in accordance with Section 4(f) hereof and (b) to the extent the holders of Series G Preferred Stock participate in any such distribution by way of an adjustment to the Conversion Price pursuant to Section 8(g)(i) hereof.

                       (iii)      In case the Corporation shall fix a record date for the issuance on a pro rata basis of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into or exercisable or exchangeable for shares of Common Stock) at a price per share of Common Stock (or having a conversion, exercise or exchange price per share of Common Stock, in the case of a security convertible into, or exerciseable or exchangeable for, shares of Common Stock) less than the Current Market Price on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Conversion Price shall be adjusted pursuant to paragraph 8(g)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or other securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph 8(g)(ii) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire in whole or in part unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein

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comparable to those contained in this paragraph 8(g)), the Conversion Price shall again be adjusted as follows: (A) in the event that all of such rights, options or warrants expire unexercised, the Conversion Price shall be the Conversion Price that would then be in effect if such record date had not been fixed; (B) in the event that less than all of such rights, options or warrants expire unexercised, the Conversion Price shall be adjusted pursuant to paragraph 8(g)(ii) to reflect the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants that remain outstanding (without taking into effect shares of Common Stock issuable upon exercise of rights, options or warrants that have lapsed or expired); and (C) in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled, the Conversion Price shall be adjusted to reflect the Conversion Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock. Notwithstanding anything herein to the contrary, no further adjustment to the Conversion Price shall be made upon the issuance or sale of Common Stock upon the exercise of any rights, options or warrants to subscribe for or purchase Common Stock, if any adjustment in the Conversion Price was made or required to be made upon the record date for the issuance or sale of such rights, options or warrants under this clause 8(g)(iii). Notwithstanding anything herein to the contrary, no adjustment in the Conversion Price shall be made under this clause 8(g)(iii) to the extent the holders of Series G Preferred Stock participate in any such distribution in accordance with Section 4(f) hereof.

                       (iv)      (X) In case the Corporation shall fix a record date for the making of a distribution (other than distributions paid exclusively in cash under subparagraph (iv)(Y) below) to all holders of any class of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property, the Conversion Price to be in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Conversion Price immediately prior to such distributions less the fair market value (determined as set forth in paragraph 8(g)(ii) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock and (B) the denominator of which shall be the Conversion Price immediately prior to such distributions. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

            (Y) An adjustment to the Conversion Price also shall be made in respect of dividends and distributions paid exclusively in cash to all holders of any class of Common Stock (excluding any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(g)(i) is made) where the sum of (1) all such cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value (determined as set forth in paragraph 8(g)(ii) hereof) of other consideration paid in respect of any repurchases of Common Stock by the Corporation or any of its subsidiaries within the preceding 12 months in respect of which no adjustment has been made, exceeds 2% of the Corporation’s market capitalization (being the product of the then Current Market Price of the Common Stock times the aggregate number of shares of Common Stock then outstanding on the record date for such distribution). The Conversion Price to be in effect after

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such adjustment shall be determined by subtracting from the Conversion Price in effect prior to such adjustment an amount equal to the quotient of (A) the sum of clause (1) and clause (2) above and (B) the number of shares of Common Stock outstanding on the date such adjustment is to be determined.

            (Z) Notwithstanding anything herein to the contrary, no adjustment in the Conversion Price shall be made under this clause 8(g)(iv): (a) to the extent the holders of Series G Preferred Stock participate in any such distribution in accordance with Section 4(f) hereof and (b) to the extent the holders of Series G Preferred Stock participate in any such distribution by way of an adjustment to the Conversion Price pursuant to Section 8(g)(i) hereof.

                       (v)      No adjustment to the Conversion Price pursuant to (a) paragraphs 8(g)(ii), 8(g)(iii) or 8(g)(iv) above shall be required unless such adjustment would require an increase or decrease of at least $.25 in the Conversion Price or (b) paragraph 8(g)(ii) above shall be required with respect to rights, options, warrants or other securities outstanding on the Issue Date or issued pursuant to the Company’s employee benefit plans in effect on the Issue Date or reserved for issuance thereunder as of the Issue Date or stock options granted after the Issue Date pursuant to any stock option plans adopted by the Board of Directors so long as such options have an exercise price not less than the Market Price on the day preceding such grant; provided, however, that any adjustments which by reason of paragraph 8(g)(v)(a) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 8(g) shall be made to the nearest four decimal points.

                       (vi)      In the event that, at any time as a result of the provisions of this paragraph 8(g), a holder of Series G Preferred Stock upon subsequent conversion shall become entitled to receive any shares of Capital Stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of Series G Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                       (vii)      If, as a result of the operation of paragraphs 8(g)(ii), 8(g)(iii) or 8(g)(iv) above and corresponding provisions in the Series H Designation, the cumulative number of shares of Class A Common Stock issued or issuable upon conversion of the Series G Preferred Stock and Series H Preferred Stock, after giving effect to (x) the adjustments described in such paragraphs and corresponding provisions in the Series H Designation and (y) all prior conversions of the Series G Preferred Stock and Series H Preferred Stock, would equal or exceed a number (the “Threshold Number”) equal to 20% of the outstanding shares of Class A Common Stock as of the Issue Date and if the Company receives a written opinion of its outside counsel that the issuance of such shares in excess of the Threshold Number would violate the rules of the Nasdaq National Market or any other exchange on which the Class A Common Stock is then quoted or traded, then until and unless the Corporation obtains the approval of its common stockholders for the issuance of any such shares of Class A Common Stock in excess of the Threshold Number, the holders shall only be entitled to exercise their conversion rights with respect to a maximum number of Series G and Series H Preferred Stock that would not result in an amount of shares of Class A Common Stock being issued in excess of the Threshold Number, but in any case, the Conversion Price shall be adjusted as provided in such paragraphs. If, as a result of the operation of the preceding sentence, the conversion rights of the holders of Series G

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Preferred Stock are limited by operation thereof because appropriate stockholder approval has not been obtained, the Corporation agrees for the benefit of the holders of Series G Preferred Stock and Series H Preferred Stock to use its reasonable best efforts to seek, as promptly as reasonably practicable, the requisite approval of its common stockholders (and shall seek such approval as often as necessary to obtain such approval), and will recommend to its stockholders that they vote in favor of a resolution providing for such approval, for the amount of shares of Class A Common Stock that would be issued or issuable upon conversion in full of all outstanding Series G and Series H Preferred Stock. Notwithstanding anything to the contrary set forth above, the holders of Series G Preferred Stock and Series H Preferred Stock shall be entitled to exercise such holders’ conversion rights in full (after giving effect to any and all anti-dilution adjustments resulting from operation of paragraphs 8(g)(ii), 8(g)(iii) or 8(g)(iv)) in connection with any merger, consolidation or other transaction in which such Series G Preferred Stock, Series H Preferred Stock or Class A Common Stock is being converted into or exchanged for cash, securities or other property in connection with such merger, consolidation or other transaction. In the event that the Corporation elects to redeem the shares of Series G Preferred Stock and Series H Preferred Stock at a time when the holders’ right to convert such shares into Class A Common Stock is limited as provided in this paragraph (g), and such holders seek to exercise such conversion rights prior to the date fixed for redemption in accordance with this Section 8 (the “Redemption Date”), then if the total number of shares of Class A Common Stock issued or issuable upon conversion of such shares, after giving effect to any adjustments provided under the first sentence of this section (the “Cumulative Number”), would exceed the Threshold Number, the holders shall be entitled to convert such number of shares of Series G Preferred Stock and Series H Preferred Stock into a number of shares of Class A Common Stock up to the T hreshold Number, and with respect to the balance of such shares, the Corporation shall cancel such shares and shall pay the holders in lieu thereof an amount in cash equal to (a)(i) the Cumulative Number minus (ii) the Threshold Number multiplied by (b) the Market Price per share of Class A Common Stock on the business day next preceding the business day which is deemed the Redemption Date.

            (h)      All adjustments pursuant to this paragraph 8 shall be notified to the holders of the Series G Preferred Stock and such notice shall be accompanied by a schedule of computations of the adjustments.

            9.       Voting Rights. (a) The holders of record of shares of Series G Preferred Stock shall be entitled to vote on an as-converted basis (calculated in accordance with Section 8(a) as of the close of trading on the last trading day of the most recently ended fiscal quarter of the Corporation) with the Class A Common Stock as a single class on all matters presented to the holders of the Class A Common Stock for vote, except as hereinafter provided in this Section 9 or as otherwise provided by law. So long as the provisions of (I) Section 9(b)(i) hereof entitle the holders of Series G Preferred Stock to designate the Series G Designee (as defined below) or (II) Section 9(b)(i) of the Series C Designation entitle the holders of Series C Preferred Stock to designate the Series C Designee (as defined in the Series C Designation), the holders of Series G Preferred Stock shall not be entitled to vote as to the election of other directors of the Corporation.

            (b)      (i)      So long as the holders of the outstanding shares of Series C Preferred Stock are entitled, under Section 9(b)(i) of the Series C Designation, to designate the

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Series C Designee to the Board of Directors, the holders of the outstanding shares of Series G Preferred Stock shall not be entitled to designate any directors for election to the Board of Directors. Subject to the provisions of this Section 9, from and after the date the holders of the outstanding shares of Series C Preferred Stock are no longer entitled to designate the Series C Designee, the holders of the outstanding shares of Series G Preferred Stock shall be entitled to designate one director (the “Series G Designee”) for election to the Board of Directors and such holders shall have the exclusive right to vote for the election of such designee to the Board of Directors. The foregoing right to designate and elect the Series G Designee shall cease immediately upon less than 40% of the aggregate number of shares of Series C Preferred Stock issued on the original date of issuance of the Series C Preferred Stock, Series D Preferred Stock issued on the original date of issuance of the Series D Preferred Stock, Series G Preferred Stock issued on the Issue Date and Series H Preferred Stock issued on the original date of issuance of the Series H Preferred Stock (such aggregate number of shares of Series C Preferred Stock, Series D Preferred Stock, Series G Preferred Stock and Series H Preferred Stock being referred to herein as the “Total Preferred Shares”) being outstanding, whereupon the total number of directors then constituting the whole Board of Directors shall automatically be decreased by one, and the term of office of the Series G Designee shall terminate. For so long as, and only for so long as, (i) less than 40% of the Total Preferred Shares are outstanding, (ii) no shares of Series C Preferred Stock issued on the original date of issuance of the Series C Preferred Stock are outstanding, and (iii) any shares of Series G Preferred Stock issued on the Issue Date are outstanding, the holders of the outstanding shares of the Series G Preferred Stock shall be entitled to designate one board observer (the “Series G Board Observer”). The foregoing right to designate the Series G Observer shall cease, and the observation rights of the Series G Board Observer shall automatically terminate, immediately upon there being no outstanding shares of Series G Preferred Stock. The Series G Designee may be removed with or without cause by the holders of the shares of Series G Preferred Stock, and such holders shall have the right to designate and elect a successor to any such removed Series G Designee. The “Series G Board Observer” means a person who shall not be a member of the Board of Directors and who shall have the rights as agreed to with the Corporation, provided that such rights shall satisfy the requirement of contractual management rights for purposes of the Department of Labor’s “plan assets” regulation.

                       (ii)      If and whenever six quarterly dividends payable on the Series G Preferred Stock have not been paid in full or if the Corporation shall have failed to discharge its Mandatory Redemption Obligation hereunder or the Corporation shall have failed to comply with Section 9(d) hereof, the total number of directors then constituting the whole Board of Directors automatically shall be increased by one and the holders of outstanding shares of Series G Preferred Stock shall be entitled to elect one additional director to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series G Preferred Stock called as hereinafter provided. Whenever all arrears in dividends and Special Amounts on the Series G Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, or the Company shall have fulfilled its Mandatory Redemption Obligation hereunder, then the right of the holders of outstanding shares of Series G Preferred Stock to elect such additional director shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearage in six quarterly dividends or failure to fulfill any Mandatory Redemption

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Obligation hereunder), and the term of office of any person elected as director by the holders of outstanding shares of Series G Preferred Stock pursuant to this subparagraph (b)(ii) shall forthwith terminate and the total number of directors then constituting the whole Board of Directors automatically shall be reduced by one. At any time after voting power to elect one additional director shall have become vested and be continuing in the holders of outstanding shares of Series G Preferred Stock pursuant to this subparagraph (b)(ii), or if a vacancy shall exist in the office of a director elected by the holders of outstanding shares of Series G Preferred Stock pursuant to this subparagraph (b)(ii), a proper officer of the Corporation may, and upon the written request of the holders of record of at least twenty-five percent (25%) of the shares of Series G Preferred Stock then outstanding addressed to the Secretary of the Corporation shall, call a special meeting of the holders of Series G Preferred Stock, for the purpose of electing the one additional director which such holders are entitled to elect pursuant to this subparagraph (b)(ii). If such meeting shall not be called by a proper officer of the Corporation within twenty (20) days after personal service of said written request upon the Secretary of the Corporation, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the holders of record of at least twenty-five percent (25%) of the outstanding shares of Series G Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series G Preferred Stock so designated shall have, and the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof. Notwithstanding the foregoing, so long as the holders of the Series C Preferred Stock are entitled, collectively, to elect a director pursuant to Section 9(b)(ii) of the Series C Designation, the holders of the Series G Preferred Stock shall not be entitled to elect any directors under this Section 9(b)(ii).

            (c)      Without the written consent of holders of a majority of the outstanding shares of Series G Preferred Stock or the affirmative vote of holders of a majority of the outstanding shares of Series G Preferred Stock at a meeting of the holders of Series G Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Restated Certificate of Incorporation or this Certificate of Designation so as to adversely affect the preferences, rights or powers of the Series G Preferred Stock or to authorize the issuance of, or to issue any, additional shares of Series G Preferred Stock; provided that any such amendment that changes any dividend or other amount payable on or the liquidation preference of the Series G Preferred Stock shall require the written consent of holders of two-thirds of the outstanding shares of Series G Preferred Stock or the affirmative vote of holders of two-thirds of the outstanding shares of Series G Preferred Stock at a meeting of the holders of Series G Preferred Stock called for such purpose.

            (d)      Without the written consent of holders of a majority of the outstanding shares of Series G Preferred Stock or the affirmative vote of holders of a majority of the outstanding shares of Series G Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not create, authorize or issue any (i) Parity Securities or (ii) Senior Securities except Senior Securities issued in accordance with paragraph (f)(ii) of the Certificate of Designation for the Senior Exchangeable Redeemable Preferred Shares as in effect on December 3, 1999.

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            (e)      Subject to the provisions of Sections 8 and 10 hereof, the Corporation may, without the consent of any holder of Series G Preferred Stock, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets as an entirety to, any Person, provided that: (1) the successor, transferee or lessee (if not the Corporation) is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and the Series G Preferred Stock shall be converted into or exchanged for and shall become shares of, or interests in, such successor, transferee or lessee, having in respect of such successor, transferee, or lessee substantially the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, that the Series G Preferred Stock has immediately prior to such transaction; and (2) the Corporation delivers to the transfer agent an officers’ certificate and an opinion of counsel stating that such consolidation, merger, conveyance, transfer or lease complies with this Certificate of Designation. In the event of any consolidation or merger or conveyance, transfer or lease of all or substantially all of the assets of the Corporation that is permitted pursuant to this paragraph (e), the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Corporation with respect to the Series G Preferred Stock (or the shares or interests into, or for which, the Series G Preferred Stock is converted or exchanged), and thereafter, except in the case of a lease, the predecessor (if still in existence) shall be released from its obligations and covenants with respect to the Series G Preferred Stock.

            (f)      In exercising the voting rights set forth in this paragraph 9, each share of Series G Preferred Stock shall have one vote for each share of Class A Common Stock into which such share is convertible, calculated in accordance with Section 8(a) hereof. Except as otherwise required by applicable law or as set forth herein, the shares of Series G Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

            10.      Change of Control. (a) Within thirty days of a Change of Control (the date of such occurrence being the “Change of Control Date”), the Corporation shall notify the holders of the Series G Preferred Stock of such occurrence and shall be required to make an offer (the “Offer to Purchase”) to each holder of shares of Series G Preferred Stock (subject to the rights of the holders pursuant to Section 8 hereof) to repurchase such holder’s shares of Series G Preferred Stock, or such portion thereof as may be determined by such holder, at a price per share in cash equal to 101% of the Liquidation Preference plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the last Dividend Payment Date through such date); provided that if any holders of Series G Preferred Stock tender their shares pursuant to the Offer to Purchase, the Corporation shall be required to purchase a proportional amount of the Series H Preferred Stock.

            (b)      The Offer to Purchase must take place on a Business Day (the “Change of Control Payment Date”) not later than 30 days following the Change of Control Date. On the Change of Control Payment Date, the Corporation shall (A) accept for payment the Series G Preferred Stock validly tendered pursuant to the Offer to Purchase, (B) pay to the holders of shares so accepted the purchase price therefor in cash and (C) cancel and retire each surrendered

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certificate. Unless the Corporation defaults in the payment for the Series G Preferred Stock tendered pursuant to the Offer to Purchase, dividends will cease to accrue with respect to the Series G Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor.

            (c)       The Corporation will comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of the Series G Preferred Stock in connection with an Offer to Purchase.

            (d)       Notwithstanding anything to the contrary contained in this Section 10, the Company will not repurchase or redeem any such stock pursuant to this Section 10 until it has repurchased or repaid all outstanding debt obligations pursuant to rights triggered pursuant to the terms thereof resulting from the Change of Control in question.

            11.       Reports. So long as any of the Series G Preferred Stock is outstanding, in the event the Corporation is not required to file quarterly and annual financial reports with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, the Corporation will furnish the holders of the Series G Preferred Stock with reports containing the same information as would be required in such reports.

            12.       General Provisions. (a) The term “person” as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

            (b)       The term “outstanding”, when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

            (c)       The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

            IN WITNESS WHEREOF, said XO Communications, Inc. has caused this Amended and Restated Certificate of Designation to be signed by Gary D. Begeman, its Senior Vice President, General Counsel and Secretary this __ day of _____, 2001.

XO COMMUNICATIONS, INC.

By:____________________ Name: Gary D. Begeman Title: Senior Vice President, General Counsel and Secretary

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Exhibit 2.2D

XO COMMUNICATIONS, INC.

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES AND
RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF SERIES H
CONVERTIBLE PARTICIPATING PREFERRED STOCK AND QUALIFICATIONS, LIMITATIONS AND
RESTRICTIONS THEREOF

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

            1.      Number and Designation. 131,250 shares of the Preferred Stock of the Corporation shall constitute a series designated as “Series H Convertible Participating Preferred Stock” (the “Series H Preferred Stock”).

            2.      Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

            “Board of Directors” means the Board of Directors of the Corporation.

            “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York City, New York generally are authorized or required by law or other governmental actions to close.

            “Capital Stock” means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such person’s capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

            “Change of Control” will be deemed to have occurred at such time as any of the following occur: (i) any person or any persons acting together that would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto (other than Eagle River, Craig O. McCaw, Wendy P. McCaw and their respective affiliates or an underwriter engaged in a firm commitment underwriting on behalf of the Corporation), shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) more than 50% of the aggregate voting power of all classes of Voting Stock of the Corporation, (ii) neither Mr. Craig O. McCaw nor any person designated by him to the Corporation as acting on his behalf shall be a director of the Corporation or (iii) from and after the date on which the Corporation has redeemed indefeasibly or defeased in full its obligations in respect of its 12-1/2% Senior Notes due April 15, 2006 or defeased the covenants applicable thereto in accordance with their terms, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the shareholders of the Corporation was proposed by a vote of a majority of the directors of the

Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

(a)	“Class A Common Stock” means the Corporation’s Class A Common Stock, par value $.02 per share, now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Corporation which may be exchanged for or converted into Class A Common Stock, any and all securities of any kind whatsoever of the Corporation which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Class A Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Corporation or otherwise.

            “Common Stock” means the Corporation’s Class A Common Stock, the Corporation’s Class B Common Stock, par value $.02 per share, and any other common stock of the Corporation.

            “Current Market Price” means the average of the daily Market Prices of the Common Stock for ten consecutive trading days immediately preceding the date for which such value is to be computed.

            “Eagle River” means Eagle River Investments, L.L.C., a limited liability company formed under the laws of the State of Washington.

            “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

            “Issue Date” means the original date of issuance of shares of Series H Preferred Stock.

            “Liquidation Preference” with respect to a share of Series H Preferred Stock means, as at any date, $1,000.00 plus an amount equal to any accrued and unpaid dividends with respect to such share through such date.

            “Market Price” means, with respect to the Common Stock, on any given day, (i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so traded, but not so quoted, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Corporation.

            “Merger Agreement” means the Amended and Restated Agreement and Plan of Merger and Share Exchange Agreement, dated as of May 10, 2000, by and among Concentric Network Corporation, the Corporation, Eagle River, Craig O. McCaw and NM Acquisition Corp.

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            “Net Realizable FMV” means, with respect to a share of Common Stock, if calculable, the amount of gross proceeds net of underwriters’ discounts, commissions or other selling expenses received by or to be received by the holder in connection with the sale of such share of Common Stock on a when issued basis or immediately after the conversion or, in all other cases, an amount equal to 97% of the Current Market Price of the Common Stock.

            “Series C Designation” means the Certificate of Designation for the Series C Preferred Stock, as amended.

            “Series C Preferred Stock” means the Series C Cumulative Convertible Participating Preferred Stock, par value $.01 per share, of the Corporation.

            “Series D Designation” means the Certificate of Designation for the Series D Preferred Stock, as amended.

            “Series D Preferred Stock” means the Series D Convertible Participating Preferred Stock, par value $.01 per share, of the Corporation.

            “Series G Designation” means the Certificate of Designation for the Series G Preferred Stock.

            “Series G Preferred Stock” means the Series G Cumulative Convertible Participating Preferred Stock, par value $.01 per share, of the Corporation.

            “Voting Stock” means, with respect to any person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such person.

            3.      Rank. (a) The Series G Preferred Stock and Series H Preferred Stock each will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to the Corporation’s Series B Cumulative Convertible Preferred Stock, par value $.01 per share, the Corporation’s Series F Convertible Redeemable Preferred Stock, par value $.01 per share, all classes of Common Stock and to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board of Directors of the Corporation the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series G Preferred Stock and Series H Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to, together with all classes of Common Stock of the Corporation, as “Junior Securities”); (ii) on a parity with the Series C Preferred Stock, the Series D Preferred Stock and each class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board of Directors of the Corporation, the terms of which expressly provide that such class or series will rank on a parity with the Series G Preferred Stock and Series H Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as “Parity Securities”); and (iii) junior to the Corporation’s Series A Senior Exchangeable Redeemable Preferred Shares, par value $.01 per share (the “Senior Exchangeable Redeemable Preferred Shares”), the Corporation’s Series E Redeemable Exchangeable Preferred Shares, par value $.01 per share, and to each class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established

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hereafter by the Board of Directors of the Corporation in accordance with Section 9(d) hereof, the terms of which expressly provide that such class or series will rank senior to the Series G Preferred Stock and Series H Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Senior Securities”); provided that the relative powers, rights and preferences of the Series G Preferred Stock and Series H Preferred Stock vis-a-vis the other shall be as set forth herein and in the Series G Designation.

            (b)      The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any warrants, rights, options or other securities exercisable or exchangeable for or convertible into any of the Junior Securities, Parity Securities and Senior Securities, as the case may be.

            (c)      The Series H Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities and, to the extent permitted by Section 9(d), Senior Securities.

            4.      Dividends. So long as any shares of Series H Preferred Stock are outstanding, if the Corporation pays a dividend in cash, securities or other property on the Common Stock (other than as described in the last sentence of Section 4(e) of the Series G Designation) then at the same time the Corporation shall declare and pay a dividend on each share of Series H Preferred Stock in an amount equal to the Series H Per Share Participation Amount. The “Series H Per Share Participation Amount” means, as at any date, 62.5% of the amount of dividends that would be paid with respect to the Series G Preferred Stock and Series H Preferred Stock taken together if converted into Common Stock on the date established as the record date with respect to such dividend on the Common Stock divided by the number of shares of Series H Preferred Stock then outstanding.

            5.      Liquidation Preference. (a) In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Senior Securities, and before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series G Preferred Stock and Series H Preferred Stock taken together shall be entitled to receive an amount in cash equal to the greater of (x) the aggregate Liquidation Preferences (as set forth herein and in the Series G Designation) of the shares of Series G Preferred Stock and Series H Preferred Stock as of the date of liquidation, or (y) the aggregate amount that would have been received with respect to the shares of Series G Preferred Stock and Series H Preferred Stock if such stock had been converted to Common Stock immediately prior to such liquidation, dissolution or winding-up. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, shall be insufficient to pay in full the aforesaid amounts under clause (x) of the preceding sentence and liquidating payments on all Parity Securities, then such assets, or proceeds thereof, shall (i) be distributed among the shares of Series G Preferred Stock and the Series H Preferred Stock taken together and all such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Preferred Stock and any such other Parity Securities if all amounts payable thereon were paid in full and (ii) the amount distributable under clause (i) to the Series G Preferred Stock and Series H Preferred Stock taken together, shall first

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be distributed to the Series G Preferred Stock until it has received an amount equal to the aggregate Preference Amounts (as defined in the Series G Designation) of all Series G Preferred Stock outstanding as of the date of liquidation and thereafter 37.5% to the Series G Preferred Stock and 62.5% to the Series H Preferred Stock. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable to the Series G Preferred Stock and Series H Preferred Stock taken together shall be sufficient to pay in full the aforesaid amounts under clause (x) of the first sentence of this subsection 5(a) then such amount shall first be distributed to the Series G Preferred Stock until it has received an amount equal to the aggregate Preference Amounts (as defined in the Series G Designation) of all Series G Preferred Stock outstanding as of the date of liquidation and thereafter 37.5% to the Series G Preferred Stock and 62.5% to the Series H Preferred Stock. Any amounts distributed with respect to the Series H Preferred Stock pursuant to this paragraph 5(a) shall be allocated pro rata among the shares of Series H Preferred Stock. For the purposes of this paragraph 5, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

            (b)      Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series G Preferred Stock and the Series H Preferred Stock taken together, as provided in this paragraph 5, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series H Preferred Stock, Series G Preferred Stock and any Parity Securities shall not be entitled to share therein.

            6.      Redemption. (a) The Series H Preferred Stock shall not be redeemable by the Corporation prior to the later of (i) the fifth anniversary of the Issue Date and (ii) the date on which the Corporation has redeemed indefeasibly or defeased in full its obligations in respect of its 12-1/2% Senior Notes due April 15, 2006 or defeased the covenants applicable thereto in accordance with their terms (the “Redemption Trigger Date”). On and after the Redemption Trigger Date, to the extent the Corporation shall have funds legally available for such payment, and subject to the rights of the holders pursuant to Section 8 hereof, the Corporation may redeem at its option shares of Series H Preferred Stock, at any time in whole or from time to time in part, at a redemption price per share equal to the Liquidation Preference as of the date fixed for redemption, without interest; provided that the Corporation shall only be entitled to redeem shares of the Series H Preferred Stock if shares of the Series G Preferred Stock are also redeemed on a proportional basis based on the percentage of each series of shares outstanding at such time.

            (b)      Pursuant to the Series G Designation, to the extent the Corporation shall have funds legally available therefor, during the 180-day period commencing on the tenth anniversary of the Issue Date, the holders of the Series G Preferred Stock shall have the right to cause the Corporation to redeem at any time in whole or from time to time in part outstanding shares of Series G Preferred Stock, if any, at a redemption price per share in cash equal to the Liquidation Preference (as set forth in the Series G Designation), without interest; provided that

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upon any such election the Corporation shall be required to redeem a proportional amount of the Series H Preferred Stock.

            (c)      Shares of Series H Preferred Stock which have been issued and reacquired by the Corporation in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be retired and have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series H Preferred Stock shall be reissued or sold as Series H Preferred Stock.

            (d)      If the Corporation is unable or shall fail to discharge its obligation to redeem outstanding shares of Series G Preferred Stock and Series H Preferred Stock pursuant to paragraph 6(b) (the “Mandatory Redemption Obligation”), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Series G Preferred Stock and Series H Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities or (ii) declare or make any Junior Securities Distribution (as defined in the Series G Designation), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Securities.

            7.      Procedure for Redemption. (a) In the event that fewer than all the outstanding shares of Series H Preferred Stock are to be redeemed, in the case of Section 6(a), the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole shares). Notwithstanding anything in Section 6 to the contrary, the Corporation shall only redeem shares of Series H Preferred Stock pursuant to Section 6(a) or 6(b) on a proportional basis based on the percentage of each series of shares outstanding at such time.

            (b)      In the event the Corporation shall redeem shares of Series H Preferred Stock pursuant to Section 6(a), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder’s address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series H Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series H Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

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            (c)      Notice having been mailed as aforesaid, if applicable, from and after the redemption date, dividends on the shares of Series H Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and except the right to convert shares so called for redemption prior to the close of business on the date immediately preceding the date fixed for such redemption) shall cease. Upon surrender in accordance with said notice, if applicable, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

            8.      Conversion. (a) (i) Pursuant to the provisions of the Series G Designation, the holders of shares of Series G Preferred Stock have the right, at any time in whole and from time to time in part, at such holders’ option, to convert any or all outstanding shares (and fractional shares) of Series G Preferred Stock held by such holders into fully paid and non-assessable shares of Class A Common Stock. Upon the exercise by any holder of Series G Preferred Stock of its conversion option, a proportional amount, based on the percentage of each series of shares outstanding, of the Series H Preferred Stock shall automatically convert into fully paid and non-assessable shares of Class A Common Stock, subject to the provisions of this Section 8. At any time and from time to time the outstanding shares of Series G Preferred Stock and Series H Preferred Stock taken together shall be convertible into a number of shares of Class A Common Stock (the “Aggregate Conversion Shares”) equal to the aggregate Liquidation Preferences of the shares of the Series G Preferred Stock and the Series H Preferred Stock as set forth herein and in the Series G Designation as of the date of conversion divided by $17.00, subject to adjustment from time to time pursuant to paragraph 8(g) hereof (the “Conversion Price”). The Series H Preferred Stock outstanding as at any date shall be convertible into a number of shares of Class A Common Stock (the “Aggregate Series H Conversion Shares”) equal to .625 times the excess, if any, of (A) the Aggregate Conversion Shares over (B) the aggregate Preference Amounts (as defined in the Series G Designation) with respect to all outstanding shares of Series G Preferred Stock divided by the Net Realizable FMV of a share of Class A Common Stock at the time of conversion. Each share of Series H Preferred Stock being converted shall convert into a number of shares of Class A Common Stock equal to the Aggregate Series H Conversion Shares divided by the number of shares of Series H Preferred Stock then outstanding. Notwithstanding any call for redemption pursuant to Section 6(a), the holders’ right to convert shares so called for redemption shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption.

                        (ii)      In the case of any partial conversion of Series G Preferred Stock by the holders thereof, selection of the Series H Preferred Stock for automatic conversion will be made by the Corporation in compliance with the requirements of the principal national securities exchange, if any, on which the Series H Preferred Stock is listed, or if the Series H Preferred Stock is not listed on a national securities exchange, on a pro rata basis, by lot or such other method as the Corporation, in its sole discretion, shall deem fair and appropriate; provided, however, that the Corporation may redeem all the shares held by holders of fewer than 5 shares of Series H Preferred Stock (or all of the shares held by the holders who would hold less than

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5 shares of Series H Preferred Stock as a result of such redemption) as may be determined by the Corporation. The Corporation shall provide prompt written notice (including the number of shares so converted) of the automatic conversion of shares of Series H Preferred Stock pursuant to this paragraph 8 to the holders of record of the shares so converted.

                  (b)      (i)      Promptly upon receipt of notice of automatic conversion of shares of Series H Preferred Stock pursuant to paragraph 8(a) (including the number of shares to be so converted), the holder of the shares of Series H Preferred Stock so converted shall surrender the certificate representing such shares at the principal executive offices of the Corporation. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series H Preferred Stock are registered, each certificate so surrendered shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder’s duly authorized attorney, and an amount sufficient to pay any transfer or similar tax.

                              (ii)      As promptly as practicable after the surrender by the holder of the certificates for shares of Series H Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder’s written order to the holder’s transferee, (x) a certificate or certificates for the whole number of shares of Class A Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 8, (y) any cash adjustment required pursuant to Section 8(f), and (z) in the event of a conversion in part, a certificate or certificates for the whole number of shares of Series H Preferred Stock not being so converted.

                              (iii)      Each conversion of shares of Series H Preferred Stock pursuant to paragraph 8(a) shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series G Preferred Stock shall have been surrendered and the notice of election to convert received by the Corporation in accordance with the procedures set forth in Section 8 of the Series G Designation, and the person in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Class A Common Stock represented thereby at such time on such date and such conversion shall be into a number of whole shares of Class A Common Stock in respect of the shares of Series H Preferred Stock being converted as determined in accordance with this Section 8 at such time on such date. All shares of Class A Common Stock delivered upon conversion of the Series H Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon automatic conversion of shares of Series H Preferred Stock, the shares so converted shall no longer be deemed to be outstanding and all rights of a holder with respect to such converted shares shall immediately terminate except the right to receive the Class A Common Stock and other amounts payable pursuant to this paragraph 8 and a certificate or certificates representing the shares of Series H Preferred Stock not converted.

                  (c)      (i)      Upon delivery to the Corporation by a holder of shares of Series G Preferred Stock of a notice of election to convert, the right of the Corporation to redeem the applicable shares of Series H Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed as aforesaid.

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                            (ii)      If a holder of Series G Preferred Stock delivers to the Corporation a certificate therefor and a notice of election to convert, the Series H Preferred Stock to be converted shall cease to accrue dividends pursuant to paragraph 4.

                            (iii)      Except as provided above and in paragraph 8(g), the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Series H Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends theretofore paid on the shares of Class A Common Stock.

                  (d)      (i)      The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Class A Common Stock as shall be required for the purpose of effecting conversions of the Series H Preferred Stock.

                            (ii)      Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series H Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

                  (e)      The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of the Series H Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the holder of the Series H Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (f)      In connection with the conversion of any shares of Series H Preferred Stock, no fractions of shares of Class A Common Stock shall be required to be issued to the holder of such shares of Series H Preferred Stock, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Class A Common Stock on the business day next preceding the business day on which such shares of Series H Preferred Stock are deemed to have been converted.

                  (g)      (i)      In case the Corporation shall at any time after the Issue Date (A) declare a dividend or make a distribution on Common Stock payable in Common Stock (other than dividends or distributions payable to holders of the Series H Preferred Stock including dividends paid as contemplated by Section 4), (B) subdivide or split the outstanding Common Stock, (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, (D) issue any shares of its Capital Stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (E) consolidate with, or merge with or into, any other person, the Conversion Price in effect at the time of the record date for such dividend or distribution or on the effective date of such subdivision, split, combination, consolidation,

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merger or reclassification shall be adjusted so that the conversion of the Series H Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or other securities into which such shares of Common Stock have been converted, exchanged, combined, consolidated, merged or reclassified pursuant to clause 8(g)(i)(C), 8(g)(i)(D) or 8(g)(i)(E) above) which, if the Series H Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification. Such adjustment shall be made successively whenever an event listed above shall occur.

                              (ii)      In case the Corporation shall issue or sell any Common Stock (or rights, options, warrants or other securities convertible into or exercisable or exchangeable for shares of Common Stock), other than shares of Common Stock issued pursuant to the Merger Agreement, without consideration or for a consideration per share (or having a conversion, exchange or exercise price per share) less than the Current Market Price on the date of such issuance (or, in the case of convertible or exchangeable or exercisable securities, less than the Current Market Price as of the date of issuance of the rights, options, warrants or other securities in respect of which shares of Common Stock were issued) then, and in each such case, the Conversion Price shall be reduced to an amount determined by multiplying (A) the Conversion Price in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such sale or issuance multiplied by the then applicable Current Market Price (such Current Market Price, the “Adjustment Price”) and (2) the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into or for which the rights, options, warrants or other securities are convertible, exercisable or exchangeable), and the denominator of which shall be the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such sale or issue and (y) the number of additional shares of Common Stock issued (or into or for which the rights, options, warrants or other securities may be converted, exercised or exchanged), multiplied by the Adjustment Price. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined in good faith by the Board of Directors. Notwithstanding anything herein to the contrary, no adjustment in the Conversion Price shall be made under this clause 8(g)(ii): (a) to the extent the holders of Series H Preferred Stock participate in any such distribution in accordance with Section 4 hereof and (b) to the extent the holders of Series H Preferred Stock participate in any such distribution by way of an adjustment to the Conversion Price pursuant to Section 8(g)(i) hereof.

                              (iii)      In case the Corporation shall fix a record date for the issuance on a pro rata basis of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into or exercisable or exchangeable for shares of Common Stock) at a price per share of Common Stock (or having a conversion, exercise or exchange price per share of Common Stock, in the case of a security convertible into, or exerciseable or exchangeable for, shares of Common Stock) less than the Current Market Price on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and

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outstanding as of such record date outstanding as of such record date and the Conversion Price shall be adjusted pursuant to paragraph 8(g)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or other securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph 8(g)(ii) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire in whole or in part unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph 8(g)), the Conversion Price shall again be adjusted as follows: (A) in the event that all of such rights, options or warrants expire unexercised, the Conversion Price shall be the Conversion Price that would then be in effect if such record date had not been fixed; (B) in the event that less than all of such rights, options or warrants expire unexercised, the Conversion Price shall be adjusted pursuant to paragraph 8(g)(ii) to reflect the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants that remain outstanding (without taking into effect shares of Common Stock issuable upon exercise of rights, options or warrants that have lapsed or expired); and (C) in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled, the Conversion Price shall be adjusted to reflect the Conversion Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock. Notwithstanding anything herein to the contrary, no further adjustment to the Conversion Price shall be made upon the issuance or sale of Common Stock upon the exercise of any rights, options or warrants to subscribe for or purchase Common Stock, if any adjustment in the Conversion Price was made or required to be made upon the record date for the issuance or sale of such rights, options or warrants under this clause 8(g)(iii). Notwithstanding anything herein to the contrary, no adjustment in the Conversion Price shall be made under this clause 8(g)(iii) to the extent the holders of Series H Preferred Stock participate in any such distribution in accordance with Section 4 hereof.

                              (iv)      (X) In case the Corporation shall fix a record date for the making of a distribution (other than distributions paid exclusively in cash under subparagraph (iv)(Y) below) to all holders of any class of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property, the Conversion Price to be in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Conversion Price immediately prior to such distribution less the fair market value (determined as set forth in paragraph 8(g)(ii) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock, and (B) the denominator of which shall be the Conversion Price immediately prior to such distribution. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

                        (Y) An adjustment to the Conversion Price also shall be made in respect of dividends and distributions paid exclusively in cash to all holders of Common Stock (excluding any dividend or distribution in connection with the liquidation, dissolution or winding-up of the

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Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(g)(i) is made) where the sum of (1) all such cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value (determined as set forth in paragraph 8(g)(ii) hereof) of other consideration paid in respect of any repurchases of Common Stock by the Corporation or any of its subsidiaries within the preceding 12 months in respect of which no adjustment has been made, exceeds 2% of the Corporation’s market capitalization (being the product of the then Current Market Price of the Common Stock times the aggregate number of shares of Common Stock then outstanding on the record date for such distribution). The Conversion Price to be in effect after such adjustment shall be determined by subtracting from the Conversion Price in effect prior to such adjustment an amount equal to the quotient of (A) the sum of clause (1) and clause (2) above and (B) the number of shares of Common Stock outstanding on the date such adjustment is to be determined.

                        (Z) Notwithstanding anything herein to the contrary, no adjustment in the Conversion Price shall be made under this clause 8(g)(iv): (a) to the extent the holders of Series H Preferred Stock participate in any such distribution in accordance with Section 4 hereof and (b) to the extent the holders of Series H Preferred Stock participate in any such distribution by way of an adjustment to the Conversion Price pursuant to Section 8(g)(i) hereof.

                              (v)      No adjustment to the Conversion Price pursuant to (a) paragraphs 8(g)(ii), 8(g)(iii) or 8(g)(iv) above shall be required unless such adjustment would require an increase or decrease of at least $.25 in the Conversion Price or (b) paragraph 8(g)(ii) above shall be required with respect to rights, options, warrants or other securities outstanding on the Issue Date or issued pursuant to the Company’s employee benefit plans in effect on the Issue Date or reserved for issuance thereunder as of the Issue Date or stock options granted after the Issue Date pursuant to any stock option plans adopted by the Board of Directors so long as such options have an exercise price not less than the Market Price on the day preceding such grant; provided, however, that any adjustments which by reason of this paragraph 8(g)(v)(a) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 8(g) shall be made to the nearest four decimal points.

                              (vi)      In the event that, at any time as a result of the provisions of this paragraph 8(g), a holder of Series H Preferred Stock upon subsequent conversion shall become entitled to receive any shares of Capital Stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of Series H Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                              (vii)      If, as a result of the operation of paragraphs 8(g)(ii), 8(g)(iii) or 8(g)(iv) above and corresponding provisions in the Series G Designation, the cumulative number of shares of Class A Common Stock issued or issuable upon conversion of the Series G Preferred Stock and Series H Preferred Stock, after giving effect to (x) the adjustments described in such paragraphs and corresponding provisions in the Series G Designation and (y) all prior conversions of Series G Preferred Stock and Series H Preferred Stock, would equal or exceed a number (the “Threshold Number”) equal to 20% of the outstanding shares of Class A Common Stock as of the Issue Date and if the Company receives a written opinion of its outside counsel

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that the issuance of such shares in excess of the Threshold Number would violate the rules of the Nasdaq National Market or any other exchange on which the Class A Common Stock is then quoted or traded, then until and unless the Corporation obtains the approval of its common stockholders for the issuance of any such shares of Class A Common Stock in excess of the Threshold Number, the holders shall only be entitled to exercise their conversion rights with respect to a maximum number of Series G and Series H Preferred Stock that would not result in an amount of shares of Class A Common Stock being issued in excess of the Threshold Number, but in any case, the Conversion Price shall be adjusted as provided in such paragraphs. If, as a result of the operation of the preceding sentence, the conversion rights of the holders of Series H Preferred Stock are limited by operation thereof because appropriate stockholder approval has not been obtained, the Corporation agrees for the benefit of the holders of Series G Preferred Stock and Series H Preferred Stock to use its reasonable best efforts to seek, as promptly as reasonably practicable, the requisite approval of its common stockholders (and shall seek such approval as often as necessary to obtain such approval), and will recommend to its stockholders that they vote in favor of a resolution providing for such approval, for the amount of shares of Class A Common Stock that would be issued or issuable upon conversion in full of all outstanding Series G and Series H Preferred Stock. Notwithstanding anything to the contrary set forth above, the holders of Series G Preferred Stock and Series H Preferred Stock shall be entitled to exercise such holders’ conversion rights in full (after giving effect to any and all anti-dilution adjustments resulting from operation of paragraphs 8(g)(ii), 8(g)(iii) or 8(g)(iv)) in connection with any merger, consolidation or other transaction in which such Series G Preferred Stock, Series H Preferred Stock or Class A Common Stock is being converted into or exchanged for cash, securities or other property in connection with such merger, consolidation or other transaction. In the event that the Corporation elects to redeem the shares of Series G Preferred Stock and Series H Preferred Stock at a time when the holders’ right to convert such shares into Class A Common Stock is limited as provided in this paragraph (g), and such holders seek to exercise such conversion rights prior to the date fixed for redemption in accordance with this Section 8 (the “Redemption Date”), then if the total number of shares of Class A Common Stock issued or issuable upon conversion of such shares, after giving effect to any adjustments provided under the first sentence of this section (the “Cumulative Number”), would exceed the Threshold Number, the holders shall be entitled to convert such number of shares of Series G Preferred Stock and Series H Preferred Stock into a number of shares of Class A Common Stock up to the Threshold Number, and with respect to the balance of such shares, the Corporation shall cancel such shares and shall pay the holders in lieu thereof an amount in cash equal to (a)(i) the Cumulative Number minus (ii) the Threshold Number multiplied by (b) the Market Price per share of Class A Common Stock on the business day next preceding the business day which is deemed the Redemption Date.

                  (h)      All adjustments pursuant to this paragraph 8 shall be notified to the holders of the Series H Preferred Stock and such notice shall be accompanied by a schedule of computations of the adjustments.

                  9.      Voting Rights. (a) The holders of record of shares of Series H Preferred shall be entitled to vote on an as-converted basis (calculated in accordance with Section 8(a) as of the close of trading on the last trading day of the most recently ended fiscal quarter of the Corporation) with the Class A Common Stock as a single class on all matters presented to the holders of the Class A Common Stock for vote, except as hereinafter provided in this Section 9

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or as otherwise provided by law. So long as the provisions of (I) Section 9(b)(i) hereof entitle the holders of Series H Preferred Stock to designate the Series H Designee (as defined below) or (II) Section 9(b)(i) of the Series D Designation entitle the holders of Series D Preferred Stock to designate the Series D Designee (as defined in the Series D Designation), the holders of Series H Preferred Stock shall not be entitled to vote as to the election of other directors of the Corporation.

                  (b)      (i)      So long as the holders of the outstanding shares of Series D Preferred Stock are entitled, under Section 9(b)(i) of the Series D Designation, to designate the Series D Designee to the Board of Directors, the holders of the outstanding shares of Series H Preferred Stock shall not be entitled to designate any directors for election to the Board of Directors. Subject to the provisions of this Section 9, from and after the date the holders of the outstanding shares of Series D Preferred Stock are no longer entitled to designate the Series D Designee, the holders of the outstanding shares of Series H Preferred Stock shall be entitled to designate one director (the “Series H Designee”) for election to the Board of Directors and such holders shall have the exclusive right to vote for the election of such designee to the Board of Directors. The foregoing right to designate and elect the Series H Designee shall cease immediately upon less than 20% of the aggregate number of shares of Series C Preferred Stock issued on the original date of issuance of the Series C Preferred Stock, Series D Preferred Stock issued on the original date of issuance of the Series D Preferred Stock, Series G Preferred Stock issued on the original date of issuance of the Series G Preferred Stock and Series H Preferred Stock issued on the Issue Date (such aggregate number of shares of Series C Preferred Stock, Series D Preferred Stock, Series G Preferred Stock and Series H Preferred Stock being referred to herein as the “Total Preferred Shares”) being outstanding, whereupon the total number of directors then constituting the whole Board of Directors shall automatically be decreased by one, and the term of office of the Series H Designee shall terminate. For so long as, and only for so long as, (i) less than 20% of the Total Preferred Shares are outstanding, (ii) no shares of Series D Preferred Stock issued on the original date of issuance of the Series D Preferred Stock are outstanding, and (iii) any shares of Series H Preferred Stock issued on the Issue Date are outstanding, the holders of the outstanding shares of the Series H Preferred Stock shall be entitled to designate one board observer (the “Series H Board Observer”). The foregoing right to designate the Series H Board Observer shall cease, and the observation rights of the Series H Board Observer shall automatically terminate, immediately upon there being no outstanding shares of Series H Preferred Stock. The Series H Designee may be removed with or without cause by the holders of the shares of Series H Preferred Stock and such holders shall have the right to designate and elect a successor to any such removed Series H Designee. The “Series H Board Observer” means a person who shall not be a member of the Board of Directors and who shall have the rights as agreed to with the Corporation, provided that such rights shall satisfy the requirement of contractual management rights for purposes of the Department of Labor’s “plan assets” regulation.

                            (ii)      If and whenever the Corporation shall have failed to discharge its Mandatory Redemption Obligation hereunder or the Corporation shall have failed to comply with Section 9(d) hereof, the total number of directors then constituting the whole Board of Directors automatically shall be increased by one and the holders of outstanding shares of Series H Preferred Stock shall be entitled to elect one additional director to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a

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special meeting of the holders of the Series H Preferred Stock called as hereinafter provided. Whenever the Corporation shall have fulfilled its Mandatory Redemption Obligation hereunder, then the right of the holders of the outstanding shares of the Series H Preferred Stock to elect such additional director shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any future failure to fulfill any Mandatory Redemption Obligation hereunder), and the term of office of any person elected as director by the holders of outstanding shares of Series H Preferred Stock pursuant to this subparagraph (b)(ii) shall forthwith terminate and the total number of directors then constituting the whole Board of Directors automatically shall be reduced by one. At any time after voting power to elect one additional director shall have become vested and be continuing in the holders of outstanding shares of Series H Preferred Stock pursuant to this subparagraph (b)(ii), or if a vacancy shall exist in the office of a director elected by the holders of outstanding shares of Series H Preferred Stock pursuant to this subparagraph (b)(ii), a proper officer of the Corporation may, and upon the written request of the holders of record of at least twenty-five percent (25%) of the shares of Series H Preferred Stock then outstanding addressed to the Secretary of the Corporation shall, call a special meeting of the holders of Series H Preferred Stock, for the purpose of electing the one additional director which such holders are entitled to elect pursuant to this subparagraph (b)(ii). If such meeting shall not be called by a proper officer of the Corporation within twenty (20) days after personal service of said written request upon the Secretary of the Corporation, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the holders of record of at least twenty-five percent (25%) of the outstanding shares of Series H Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series H Preferred Stock so designated shall have, and the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof. Notwithstanding the foregoing, so long as the holders of the Series D Preferred Stock are entitled, collectively, to elect a director pursuant to Section 9(b)(ii) of the Series D Designation, the holders of the Series H Preferred Stock shall not be entitled to elect any directors under this Section 9(b)(ii).

                  (c)      Without the written consent of holders of a majority of the outstanding shares of Series H Preferred Stock or the affirmative vote of holders of a majority of the outstanding shares of Series H Preferred Stock at a meeting of the holders of Series H Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Restated Certificate of Incorporation or this Certificate of Designation so as to adversely affect the preferences, rights or powers of the Series H Preferred Stock or to authorize the issuance of, or to issue any, additional shares of Series H Preferred Stock; provided that any such amendment that changes any dividend or other amount payable on or the liquidation preference of the Series H Preferred Stock shall require the written consent of holders of two-thirds of the outstanding shares of Series H Preferred Stock or the affirmative vote of holders of two-thirds of the outstanding shares of Series H Preferred Stock at a meeting of the holders of Series H Preferred Stock called for such purpose.

                  (d)      Without the written consent of holders of a majority of the outstanding shares of Series H Preferred Stock or the affirmative vote of holders of a majority of the

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outstanding shares of Series H Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not create, authorize or issue any (i) Parity Securities or (ii) Senior Securities except Senior Securities issued in accordance with paragraph (f)(ii) of the Certificate of Designation for the Senior Exchangeable Redeemable Preferred Shares as in effect on December 3, 1999.

                  (e)      Subject to the provisions of Sections 8 and 10 hereof, the Corporation may, without the consent of any holder of Series H Preferred Stock, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets as an entirety to, any Person, provided that: (1) the successor, transferee or lessee (if not the Corporation) is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and the Series H Preferred Stock shall be converted into or exchanged for and shall become shares of, or interests in, such successor, transferee or lessee, having in respect of such successor, transferee, or lessee substantially the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, that the Series H Preferred Stock has immediately prior to such transaction; and (2) the Corporation delivers to the transfer agent an officers’ certificate and an opinion of counsel stating that such consolidation, merger, conveyance, transfer or lease complies with this Certificate of Designation. In the event of any consolidation or merger or conveyance, transfer or lease of all or substantially all of the assets of the Corporation that is permitted pursuant to this paragraph (e), the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Corporation with respect to the Series H Preferred Stock (or shares or interests into, or for which, the Series H Preferred Stock is converted or exchanged), and thereafter, except in the case of a lease, the predecessor (if still in existence) shall be released from its obligations and covenants with respect to the Series H Preferred Stock.

                  (f)      In exercising the voting rights set forth in this paragraph 9, each share of Series H Preferred Stock shall have one vote for each share of Class A Common Stock into which such share is convertible, calculated in accordance with Section 8(a) hereof. Except as otherwise required by applicable law or as set forth herein, the shares of Series H Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

                  10.      Change of Control. (a) Pursuant to the Series G Designation, within thirty days of a Change of Control (the date of such occurrence being the “Change of Control Date”), the Corporation shall notify the holders of the Series G Preferred Stock of such occurrence and shall be required to make an offer (the “Offer to Purchase”) to each holder of shares of Series G Preferred Stock (subject to the rights of the holders pursuant to Section 8 hereof) to repurchase such holder’s shares of Series G Preferred Stock, or such portion thereof as may be determined by such holder, at a price per share in cash equal to 101% of the Liquidation Preference plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the last Dividend Payment Date through such date); provided that if any holders of Series G Preferred Stock tender their shares pursuant to the Offer to Purchase, the Corporation shall be required to purchase a proportional amount of the Series H Preferred Stock.

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                  (b)      The Offer to Purchase must take place on a Business Day (the “Change of Control Payment Date”) not later than 30 days following the Change of Control Date. On the Change of Control Payment Date, the Corporation shall (A) accept for payment any Series H Preferred Stock required to be purchased, (B) pay to the holders of shares so accepted the purchase price therefor in cash and (C) cancel and retire each surrendered certificate. Unless the Corporation defaults in the payment for the Series H Preferred Stock required to be purchased pursuant to Section 10(a) hereof, dividends will cease to accrue with respect to the Series H Preferred Stock purchased and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor.

                  (c)      The Corporation will comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of the Series H Preferred Stock in connection with an Offer to Purchase.

                  (d)      Notwithstanding anything to the contrary contained in this Section 10, the Company will not repurchase or rede Company will not repurchase or redeem any such stock pursuant to this Section 10 until it has repurchased or repaid all outstanding debt obligations pursuant to rights triggered pursuant to the terms thereof resulting from the Change of Control in question.

                  11.      Reports. So long as any of the Series H Preferred Stock is outstanding, in the event the Corporation is not required to file quarterly and annual financial reports with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, the Corporation will furnish the holders of the Series H Preferred Stock with reports containing the same information as would be required in such reports.

                  12.      General Provisions. (a) The term “person” as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

                  (b)      The term “outstanding”, when used with reference to shares of stock, shall mean issued shares, excluding shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

                  (c)      The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                  IN WITNESS WHEREOF, said XO Communications, Inc. has caused this Amended and Restated Certificate of Designation to be signed by Gary D. Begeman, its Senior Vice President, General Counsel and Secretary this __ day of _____, 2001.

XO COMMUNICATIONS, INC.

By:____________________________ Name: Gary D. Begeman Title: Senior Vice President, General Counsel and Secretary

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Exhibit 5.2(c)

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

Dated as of _____, 2001

between

XO Communications, Inc.

and

The Purchasers Listed on the Signature Pages Hereto

            SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of ____, 2001 between XO Communications, Inc., a Delaware corporation (the “Company”), and the entities listed on the signature pages hereto under the caption “Purchasers” (each a “Purchaser” and, collectively, the “Purchasers”).

            Pursuant to the Stock Purchase Agreement, dated December 7, 1999 (the “1999 Stock Purchase Agreement”), by and between the Company and certain of the Purchasers, on January 20, 2000, the Purchasers acquired (i) an aggregate of 584,375 shares of the Company’s Series C Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), and (ii) an aggregate of 265,625 shares of the Company’s Series D Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”).

            Pursuant to the Stock Purchase Agreement, dated as of June 14, 2000 (the “2000 Stock Purchase Agreement”), by and between the Company and the Purchasers, the Purchasers acquired (i) an aggregate of 268,750 shares of the Company’s Series G Preferred Stock, par value $0.01 per share (the “Series G Preferred Stock”), and (ii) an aggregate of 131,250 shares of the Company’s Series H Preferred Stock, par value $0.01 per share (the “Series H Preferred Stock” and, collectively with the Series C Preferred Stock, Series D Preferred Stock and the Series G Preferred Stock, the “Preferred Shares”).

            In connection with the consummation of the transactions contemplated by the 2000 Stock Purchase Agreement, the Company and the Purchasers entered into an Amended and Restated Registration Rights Agreement, dated as of July 6, 2000 (the “Existing Registration Rights Agreement”), pursuant to which the Company granted the Purchasers certain rights with respect to the registration of the shares of Common Stock (as hereinafter defined) issuable upon conversion of the Preferred Shares.

            Pursuant to the Amendment and Stock Purchase Agreement, dated as of April 25, 2001 (the “Amendment and Stock Purchase Agreement”), by and between the Company and the Purchasers (i) the Company is amending (the “Amendments”) the Certificates of Designation (as defined in the Amendment and Stock Purchase Agreement) with respect to the Preferred Shares and (ii) the Purchasers are purchasing an aggregate of 50 million shares of the Company’s Class A Common Stock, par value $.02 per share (the “Class A Common Stock”).

            The Company and the Purchasers desire to further amend and restate the Existing Registration Rights Agreement in its entirety to provide for the rights of the Purchasers with respect to the registration of the shares of Common Stock held by the Purchasers and the shares of Common Stock issuable upon conversion of the Preferred Shares.

            Accordingly, as part of, and as consideration for, the acquisition of the Preferred Shares by the Purchasers from the Company pursuant to the 1999 Stock

Purchase Agreement and the 2000 Stock Purchase Agreement and the purchase of the Class A Common Stock and the Amendments pursuant to the Amendment and Stock Purchase Agreement, the Company hereby grants to the Purchasers certain registration and other rights with respect to its shares of Class A Common Stock as more fully set forth herein.

                   Accordingly, the parties hereto agree to amend and restate the Existing Registration Rights Agreement in its entirety as follows:

(a)	1. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

(b)	“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as it may be amended or restated hereafter from time to time.

(c)	“Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

(d)	“Common Stock” means any shares of Class A Common Stock of the Company, now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Company which may be exchanged for or converted into Common Stock, any and all securities of any kind whatsoever of the Company which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

(e)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

(f)	“Person” means a corporation, an association, a partnership, an organization, a business, a trust, an individual, or any other entity or organization, including a government or political subdivision or an instrumentality or agency thereof.

(g)	“Registrable Securities” means (i) any shares of Common Stock issued or issuable upon the conversion of any Preferred Shares held by the Purchasers, (ii) any shares of Common Stock issued to any of the Purchasers pursuant to the Amendment and Stock Purchase Agreement and (iii) any shares of Common Stock issued with respect to the Preferred Shares or the Common Stock referred to in clauses (i) and (ii) by way of a stock dividend, stock split

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or reverse stock split or in connection with a combination of shares, recapitalization, merger, consolidation or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (a) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, (c) when such securities are eligible for sale under Rule 144(k) or any successor provision, or (d) when such securities shall have been sold as permitted by, and in compliance with, the Securities Act.

(h)	“Registration Expenses” means all expenses incident to the registration and disposition of the Registrable Securities pursuant to Section 2 hereof, including, without limitation, all registration, filing and applicable national securities exchange fees, all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel to the underwriters or the Purchasers in connection with “blue sky” qualification of the Registrable Securities and determination of their eligibility for investment under the laws of the various jurisdictions), all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of “cold comfort” letters or any special audits required by, or incident to, such registration, all fees and disbursements of underwriters (other than underwriting discounts and commissions), all transfer taxes, and all fees and expenses of counsel to the Purchasers; provided, however, that Registration Expenses shall exclude, and the Purchasers shall pay, underwriting discounts and commissions in respect of the Registrable Securities being registered.

(i)	“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

                        2.      Registration Under Securities Act, etc.

                                  2.1       Registration on Request.

                                           (a)      Request. The Purchasers shall have the right to require the Company to effect the registration under the Securities Act of all or part of the

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Registrable Securities, by delivering a written request therefor to the Company specifying the number of shares of Registrable Securities and the intended method of distribution. The Company shall (i) use its reasonable best efforts to effect the registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested in such request and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register by the Purchasers, for distribution in accordance with the intended method of distribution set forth in the written request delivered by the Purchasers, such registration to be effected as expeditiously as possible (but in any event within 90 days of receipt of a written request), and (ii) if requested by the Purchasers, use its reasonable best efforts to obtain acceleration of the effective date of the registration statement relating to such registration.

                                           (b)      Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 2.1 in connection with an underwritten offering by the Purchasers of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration if inclusion of such other securities would result in a request by the managing underwriters for a reduction in the number of Registrable Securities requested to be so registered, except as required by the terms of (i) registration rights agreements in effect on January 20, 2000, (ii) the registration rights agreement, dated as of June 16, 2000, between NM Acquisition Corp. and Craig O. McCaw, (iii) the Warrant Registration Rights Agreement, dated as of December 18, 1997, by and among the Company (as successor to Concentric Network Corporation) and certain other parties thereto, (iv) the Registration Rights Agreement, dated as of April 11, 2000, among the Company, Stanley Marsh 3 and the other persons party thereto and (v) the registration rights agreement, dated as of January 12, 2001, by and among the Company, Salomon Smith Barney Inc. and Goldman, Sachs & Co. (all such registration rights agreements, collectively, the “Existing Registration Rights Agreements”). If such Registrable Securities requested to be included in a registration pursuant to this Section 2.1, together with other securities requested to be included in such registration, would result in a request by the managing underwriters for a reduction in the number of such Registrable Securities and other securities requested to be so registered, then the Company will be required to include in such registration only the amount of Registrable Securities and other securities which it is so advised can be included in such registration. In such event, securities shall be registered, subject to the terms of the Existing Registration Rights Agreements, in the following priority: (A) the Registrable Securities requested by the Purchasers to be included in such registration statement pursuant to this Section 2.1, (B) the securities proposed to be included by the Company, and then (C) any other securities of the Company requested to be included in such registration by any other holder having the right to include securities on a pro rata basis in accordance with the number of securities proposed to be included by the other stockholders with such rights.

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                                    (c)       Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission as, subject to clause (a)(i) above, shall be selected by the Company and as shall be reasonably acceptable to the Purchasers. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the Purchasers and counsel to the Company, is necessary or desirable to be included therein.

                                    (d)       Expenses. The Company shall pay all Registration Expenses in connection with any registration requesnection with any registration requested pursuant to this Section 2.1.

                                    (e)       Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (including for purposes of paragraph (h) of this Section 2.1) (i) unless a registration statement with respect thereto has become effective and has been kept continuously effective for a period of at least 365 days (or such shorter period which shall terminate when all the Registrable Securities covered by such registration statement have been sold pursuant thereto), (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Purchasers and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived.

                                    (f)       Selection of Underwriters. The underwriters of each underwritten offering of the Registrable Securities so to be registered shall be selected by the Purchasers, subject to the Company’s approval, which approval shall not be unreasonably withheld.

                                    (g)       Right to Withdraw. If the managing underwriter of any underwritten offering shall advise the Purchasers that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Purchasers, then the Purchasers shall have the right to notify the Company in writing that they have determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement. In the event of such abandonment or withdrawal, such request shall not be counted for purposes of the requests for registration to which the Purchasers are entitled pursuant to this Section 2.1, and the Purchasers shall pay, or reimburse the Company for, all Registration Expenses related thereto.

                                    (h)       Limitations on Registration on Request. The Purchasers shall be entitled to require the Company to effect, and the Company shall be required to effect, six registrations in the aggregate pursuant to this Section 2.1.

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                                    (i)       Postponement. The Company shall be entitled once in any six-month period to postpone for a reasonable period of time (but not exceeding 60 days) (the “Postponement Period”) the filing of any registration statement required to be prepared and filed by it pursuant to this Section 2.1 if the Company determines, in its reasonable judgment, that such registration and offering would materially interfere with any material financing, corporate reorganization or other material transaction involving the Company or any subsidiary, or would require premature disclosure thereof, and promptly gives the Purchasers written notice of such determination, containing a general statement of the reasons for such postponement (which the Purchasers shall maintain in strict confidence in accordance with the Confidentiality Agreement (as defined in the Amendment and Stock Purchase Agreement)) and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, (i) the Company shall use its reasonable best efforts to limit the delay to as short a period as is practicable and (ii) the Purchasers shall have the right to withdraw the request for registration by giving written notice to the Company at any time and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which the Purchasers are entitled pursuant to this Section 2.1.

                                    (j)       Shelf Registration. If the Purchasers request that the Company effect a registration of Registrable Securities by means of shelf registration pursuant to Rule 415 under the Securities Act (a “Shelf Registration Statement”), in addition to the other requirements contained herein, the Company shall, at its cost, use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by the Purchasers until such time as all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding (the “Effectiveness Period”); provided, however, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements under the Securities Act and as otherwise provided herein.

                            2.2      Incidental Registration.

                                    (a)       Right to Include Registrable Securities. If the Company at any time proposes to register any of its securities for the account of any other stockholder under the Securities Act by registration on Form S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on any such Form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation or incidental to an issuance of securities under Rule 144A under the Securities Act), it will each such time give prompt written notice to the Purchasers of its intention to do so and of the Purchasers’ rights under this Section 2.2. Upon the written request of the Purchasers (which request shall specify the maximum number of Registrable Securities intended to be disposed of by the

6

Purchasers), made as promptly as practicable and in any event within 30 days after the receipt of any such notice (10 days if the Company states in such written notice or gives telephonic notice to the Purchasers, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Purchasers; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company shall give written notice of such determination and its reasons therefor (which the Purchasers will hold in strict confidence in accordance with the Confidentiality Agreement) to the Purchasers and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Purchasers to request that such registration be effected as a registration under Section 2.1 and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1. The Company will pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 2.2.

                                    (b)       Right to Withdraw. The Purchasers shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of its request to withdraw.

                                    (c)       Priority in Incidental Registrations. If the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number of Registrable Securities requested to be included in such registration, when added to the number of other securities to be offered in such registration, would materially adversely affect such offering, then the Company shall include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering without so materially adversely affecting such offering (the “Section 2.2 Sale Amount”) and to the fullest extent permitted by the terms of the Existing Registration Rights Agreements, in the following priority: (I) securities proposed to be included by the Company, (II) on a pro rata basis in accordance with the number of securities proposed to be included by the stockholders, if any, triggering such incidental registration, the securities proposed by such stockholders

7

triggering such incidental registration, and then (III) the Registrable Securities requested by the Purchasers to be included in such registration pursuant to Section 2.2(a) and any other securities of the Company requested to be included in such registration by any other holder having the right to include securities on a pro rata basis (in an amount in the aggregate equal to the Section 2.2 Sale Amount), based on the pro rata amount of shares of Common Stock held, or obtainable by exercise or conversion of other securities of the Company, by the Purchasers or such holder.

                                    (d)       Plan of Distribution. Any participation by holders of Registrable Securities in a registration by the Company shall be in accordance with the Company’s plan of distribution, provided that the Purchasers shall in consultation with the Company have the right to select a co-managing underwriter.

                              2.3      Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2 hereof, the Company shall as expeditiously as possible:

(a) prepare and file with the Commission as soon as practicable the requisite registration statement to effect such registration (and shall include all financial statements required by the Commission to be filed therewith) and thereafter use its reasonable best efforts to cause such registration statement to become effective; provided, however, that before filing such registration statement (including all exhibits) or any amendment or supplement thereto or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall as promptly as practicable furnish such documents to the Purchasers and each underwriter, if any, participating in the offering of the Registrable Securities and their respective counsel, which documents will be subject to the review and comments of the Purchasers, each underwriter and their respective counsel; and provided, further, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

(b) notify the Purchasers of the Commission’s requests for amending or supplementing the registration statement and the prospectus, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities in accordance with the intended method of distribution thereof; provided, that except with respect to any such registration statement filed pursuant to Rule 415 under the Securities Act, such period need not exceed 365 days;

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(c) furnish, without charge, to the Purchasers and each underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Purchasers and such underwriters may reasonably request;

(d) use its reasonable best efforts (i) to register or qualify all Registrable Securities and other securities covered by such registration statement under such securities or blue sky laws of such States of the United States of America where an exemption is not available and as the Purchasers or any managing underwriter shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable the Purchasers to consummate the disposition in such jurisdictions of the securities to be sold by the Purchasers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(e) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Purchasers to consummate the disposition of such Registrable Securities;

(f) furnish to the Purchasers and each underwriter, if any, participating in the offering of the securities covered by such registration statement, a signed counterpart of (i) an opinion of counsel for the Company, and (ii) a “comfort” letter signed by the independent public accountants who have certified the Company’s or any other entity’s financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants’ comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the legal opinion, such other legal matters;

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(g) promptly notify the Purchasers and each managing underwriter, if any, participating in the offering of the securities covered by such registration statement (i) when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission for amendments or supplements to such registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (v), at the request of the Purchasers promptly prepare and furnish to the Purchasers and each managing underwriter, if any, participating in the offering of the Registrable Securities, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and (vi) at any time when the representations and warranties of the Company contemplated by Section 2.4(a) or (b) hereof cease to be true and correct;

(h) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to the Purchasers a copy of any amendment or supplement to such registration statement or prospectus;

(i) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities

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covered by such registration statement from and after a date not later than the effective date of such registration;

(j) (i) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be listed on the NASDAQ “national market system” or the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, use its reasonable best efforts to (x) cause all such Registrable Securities to be listed on a national securities exchange or (y) failing that, secure designation of all such Registrable Securities as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Commission or (z) failing that, to secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with the National Association of Securities Dealers, Inc.;

(k) deliver promptly to counsel to the Purchasers and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to such registration statement;

(l) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

(m) provide a CUSIP number for all Registrable Securities, no later than the effective date of the registration statement; and

(n) in connection with any underwritten public offering, make available its senior executive officers, directors and chairman and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s business) in their marketing of Registrable Securities.

The Company may require the Purchasers to furnish the Company such information regarding the Purchasers and the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing.

                  The Purchasers agree that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (g)(iii) or (v) of this Section 2.3, the Purchasers will, to the extent appropriate, discontinue their disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until, in the case of paragraph (g)(v) of this Section 2.3, their receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (g)(v) of

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this Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in their possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. If the disposition by the Purchasers of their securities is discontinued pursuant to the foregoing sentence, the Company shall extend the period of effectiveness of the registration statement by the number of days during the period from and including the date of the giving of notice to and including the date when the Purchasers shall have received copies of the supplemented or amended prospectus contemplated by paragraph (g)(v) of this Section 2.3; and, if the Company shall not so extend such period, the Purchasers’ request pursuant to which such registration statement was filed shall not be counted for purposes of the requests for registration to which the Purchasers are entitled pursuant to Section 2.1 hereof.

                              2.4      Underwritten Offerings.

                                    (a)       Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by the Purchasers pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement (in the form of underwriting agreement used at such time by the managing underwriter(s)) with a managing underwriter or underwriters selected by the Purchasers. Such underwriting agreement shall be satisfactory in form and substance to the Purchasers and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of the managing underwriter(s), including, without limitation, their customary provisions relating to indemnification and contribution. The Purchasers shall be party to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Purchasers and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Purchasers.

                                    (b)       Incidental Underwritten Offerings. In the case of a registration pursuant to Section 2.2 hereof, if the Company shall have determined to enter into any underwriting agreements in connection therewith, all of the Registrable Securities to be included in such registration shall be subject to such underwriting agreements. The Purchasers shall be party to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Purchasers and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Purchasers.

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                              2.5      Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Purchasers, their underwriters, if any, and their respective counsel, accountants and other representatives and agents the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and employees and the independent public accountants who have certified its financial statements, and supply all other information reasonably requested by each of them, as shall be necessary or appropriate, in the opinion of the Purchasers and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                              2.6      Indemnification.

                                           (a) Indemnification by the Company. The Company agrees that in the event of any registration of any securities of the Company under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless the Purchasers, their respective directors, officers, members, partners, agents and affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls the Purchasers or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which the Purchasers or any such director, officer, member, partner, agent or affiliate or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof), arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company shall reimburse the Purchasers and each such director, officer, member, partner, agent or affiliate, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the Purchasers or any such director, officer, member, partner, agent, affiliate, or controlling person to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission

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made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasers, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force regardless of any investigation made by or on behalf of the Purchasers or any such director, officer, member, partner, agent, affiliate, underwriter or controlling Person and shall survive the transfer of such securities by the Purchasers.

                                           (b)      Indemnification by the Purchasers. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking reasonably satisfactory to it from the Purchasers so including any Registrable Securities to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.6) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasers specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 2.6(b) shall be limited to the amount of proceeds (net of expenses and underwriting discounts and commissions) received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by the Purchasers.

                                           (c)      Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 2.6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 2.6. In case any such action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, unless in the opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying

14

parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and if in the opinion of outside counsel to the indemnified party there may be legal defenses available to such indemnified party and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action or proceeding on behalf of such indemnified party or parties, provided, however, that the indemnifying party shall be obligated to pay for only one counsel and one local counsel for all indemnified parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation (unless the first proviso in the preceding sentence shall be applicable). No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                                           (d)      Contribution. If the indemnification provided for in this Section 2.6 shall for any reason be held by a court to be unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subsection (a) or (b) hereof, the indemnified party and the indemnifying party under subsection (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the allocation provided in this clause (ii) provides a greater amount to the indemnified party than clause (i) above, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.6(d) were to be determined by pro rata allocation or by any other method of allocation which does

15

not take into account the equitable considerations referred to in the preceding sentence of this Section 2.6(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person’s consent, which consent shall not be unreasonably withheld. Notwithstanding anything in this subsection (d) to the contrary, no indemnifying party (other than the Company) shall be required to contribute any amount in excess of the proceeds (net of expenses and underwriting discounts and commissions) received by such party from the sale of the Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

                                           (e)      Other Indemnification. Indemnification and contribution similar to that specified in the preceding subsections of this Section 2.6 (with appropriate modifications) shall be given by the Company and the Purchasers with respect to any required registration or other qualification of securities under any federal, state or blue sky law or regulation of any governmental authority other than the Securities Act. The indemnification agreements contained in this Section 2.6 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of any of the Registrable Securities by the Purchasers.

                                           (f)      Indemnification Payments. The indemnification and contribution required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                              2.7      Unlegended Certificates. In connection with the offering of any Registrable Securities registered pursuant to this Section 2, the Company shall (i) facilitate the timely preparation and delivery to the Purchasers and the underwriters, if any, participating in such offering, of unlegended certificates representing ownership of such Registrable Securities being sold in such denominations and registered in such names as requested by the Purchasers or such underwriters and (ii) instruct any transfer agent and registrar of such Registrable Securities to release any stop transfer orders with respect to any such Registrable Securities.

                              2.8      Manner of Sale. So long as the Purchasers own in excess of 2.5% of the fully diluted Common Stock (after giving effect to the exercise of all outstanding options, warrants and other rights to purchase Common Stock whether or not such options, warrants or other rights are then exercisable (the “Threshold Amount”)), the Purchasers agree that, except as provided below or except with the written consent of the Company (which consent shall not be unreasonably withheld), the Purchasers shall sell or

16

otherwise effectuate a distribution of Registrable Securities included in a registration effected pursuant to Section 2.1 or in a registration effected by the Company for its own account in which the Purchasers elect, pursuant to Section 2.2, to include Registrable Securities, only (i) pursuant to one or more firm commitment underwritten public offerings or (ii) in one or more block trades. Notwithstanding anything to the contrary set forth above, at any time while the Purchasers own an amount of Common Stock in excess of the Threshold Amount, the Purchasers shall have the right to effectuate a distribution of Registrable Securities included in a registration effected pursuant to Section 2.1 or in a registration effected by the Company for its own account in which the Purchasers elect, pursuant to Section 2.2, to include Registrable Securities, in any other manner, including pursuant to a Shelf Registration Statement, if in the opinion of a nationally recognized investment banker selected by the Company and the Purchasers, distributions of Registrable Securities made in the manner proposed by the Purchasers would not adversely affect the market for the Common Stock. Nothing contained herein shall be deemed to restrict the Purchasers from transferring any of the Common Stock at any time. In the event the Purchasers elect, pursuant to Section 2.2, to include Registrable Securities in any registration effected by the Company for the account of any other stockholder triggering such registration, the Purchasers shall sell or otherwise effectuate a distribution of Registrable Securities pursuant to such registration subject to the same manner of sale limitations as are applicable to such other stockholder in such registration.

                              2.9      No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of the Purchasers to sell any Registrable Securities pursuant to any effective registration statement.

                  3.      Rule 144. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, or (ii) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of the Purchasers, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                  4.      Amendments and Waivers. This Agreement may be amended, modified or supplemented only by written agreement of the party against whom enforcement of such amendment, modification or supplement is sought.

                  5.      [INTENTIONALLY OMITTED].

                  6.      Notice. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

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(a)	If to the Purchasers, to:

c/o Forstmann Little & Co.

767 Fifth Avenue

New York, NY 10153

Attention: Sandra J. Horbach

With a copy to:

Fried, Frank, Harris, Shriver & Jacobson

One New York Plaza

New York, NY 10004

Attention: Robert C. Schwenkel, Esq.

(b)	If to the Company, to it at:

XO Communications, Inc.

11111 Sunset Hills Road

Reston, VA 20190

Attn: Gary D. Begeman, Esq.

with a copy to:

Willkie Farr & Gallagher

787 Seventh Avenue

New York, NY 10019

Attn: Bruce R. Kraus, Esq.

                  7.      Assignment; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of and ben and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Company, without the prior written consent of the Purchasers. The Purchasers may, at their election, at any time or from time to time, assign their rights under this Agreement, in whole or in part, to any Affiliate (as defined in the Amendment and Stock Purchase Agreement) or any purchaser or other transferee of shares of Common Stock held by them; provided, however, that any rights to withdraw shares from inclusion in a registration statement pursuant to Section 2 shall be made only by the Purchasers for themselves and all such purchasers and transferees; and provided further, that no such assignment will increase the total number of registrations pursuant to Section 2.1 or underwritten offerings the Company is required to effect hereunder.

                  8.       Remedies. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies

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available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required. In any action or proceeding brought to enforce any provision of this Agreement (including the indemnification provisions thereof), the successful party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and any other available remedy.

                  9.       No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Purchasers in this Agreement or otherwise conflicts with the provisions hereof. The Company further represents and warrants that the rights granted to the Purchasers hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound.

                  10.       Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not control or otherwise affect the meaning hereof.

                  11.       Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America located in the County of New York for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 6 hereof shall be effective service of process for any action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  12.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

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                  13.       Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any restriction or provision of this Agreement is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible under law.

                  14.       Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  15.       Entire Agreement; Effectiveness. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings (including, without limitation, the Existing Registration Rights Agreement), oral and written, between the parties hereto with respect to the subject matter hereof.

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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

XO COMMUNICATIONS, INC.

By: ____________________ Name: Daniel F. Akerson

Title: Chairman and Chief Executive Officer

PURCHASERS:

FORSTMANN LITTLE & CO. SUBORDINATED DEBT AND EQUITY MANAGEMENT BUYOUT PARTNERSHIP-VII, L.P.

By: FLC XXXIII Partnership its general partner By: ____________________

Winston W. Hutchins, a general partner

FORSTMANN LITTLE & CO. EQUITY PARTNERSHIP-VI, L.P.

By: FLC XXXII Partnership, L.P. its general partner By: ____________________

Winston W. Hutchins, a general partner

FL FUND, L.P.

By: FLC XXXI Partnership, L.P. its general partner

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By: FLC XXIX Partnership, L.P. a general partner

By: ____________________ Winston W. Hutchins, a general partner

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